Exhibit T3E-1

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION




In re:                                        )        Chapter 11
                                              )
Conseco, Inc., et al.,                        )
                                              )        Case No. 02-49672
              Debtors.(1)                     )        (Jointly Administered)
                                              )        Honorable Carol A. Doyle





       SECOND AMENDED DISCLOSURE STATEMENT FOR REORGANIZING DEBTORS' JOINT
                PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF
                        THE UNITED STATES BANKRUPTCY CODE


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                                 IMPORTANT DATES
                                 ---------------

     o    Date by which Ballots must be received: May 14, 2003
     o Date by which objections to Confirmation of the Plan must be filed and served: May 14, 2003
     o    Hearing on Confirmation of the Plan: May 28, 2003 at 11:00 a.m.


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                           James H.M. Sprayregen, P.C.
                                  Anne M. Huber
                                   Anup Sathy
                                KIRKLAND & ELLIS
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                            Counsel for the Debtors.

Dated:  March 18, 2003


--------------------------
1 The Reorganizing Debtors are the following entities: Conseco, Inc., CIHC, Incorporated, CTIHC, Inc. and Partners Health Group, Inc. The Plan is not a chapter 11 plan for the Finance Company Debtors (as defined herein).

          THE SECURITIES DESCRIBED HEREIN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SIMILAR FEDERAL, STATE OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.

          THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

          THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED HERETO OR INCORPORATED BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED HEREIN BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.

          AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED OR POTENTIAL LITIGATION OR ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF FACT, LIABILITY, STIPULATION OR WAIVER BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

          THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND EQUITY INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN UNLESS SO SPECIFIED. EACH HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST SHOULD CAREFULLY REVIEW THE PLAN, THIS DISCLOSURE STATEMENT AND THE EXHIBITS TO BOTH DOCUMENTS IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. ANY PERSONS DESIRING ANY SUCH ADVICE OR OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

          NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY DEBTORS OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT OR, SUBSEQUENT TO A FILING BY DEBTORS UNDER THE BANKRUPTCY CODE, BY THE BANKRUPTCY COURT. ANY INFORMATION, REPRESENTATIONS OR INDUCEMENTS MADE TO OBTAIN YOUR ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN OR INCONSISTENT WITH THE INFORMATION CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR EQUITY INTEREST.

          ALTHOUGH DEBTORS HAVE USED THEIR BEST EFFORTS TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT, THE FINANCIAL INFORMATION CONTAINED IN, OR INCORPORATED BY REFERENCE INTO, THIS DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT FOR THE FINANCIAL STATEMENTS INCLUDED IN CONSECO'S ANNUAL REPORT ON FORM 10-K.

          THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED BY CONSECO'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND

ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND CONSECO'S CONTROL. CONSECO CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO CONSECO'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

          SEE ARTICLE VIII OF THIS DISCLOSURE STATEMENT, "RISK FACTORS," FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH A DECISION BY A HOLDER OF AN IMPAIRED CLAIM OR IMPAIRED EQUITY INTEREST TO ACCEPT THE PLAN.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
I. SUMMARY........................................................................................................1
         A.       Events Leading to the Chapter 11 Cases and Related Post-Petition Events.........................1
         B.       The Purpose of the Plan.........................................................................2
         C.       Treatment of Claims and Equity Interests........................................................3
         D.       Voting and Confirmation.........................................................................9
         E.       Consummation of the Plan........................................................................9
         F.       Risk Factors....................................................................................9
         G.       The Position of THE TOPrS Committee with respect to
                  Certain Matters in this Disclosure Statement...................................................10
II. GENERAL INFORMATION..........................................................................................13
         A.       DESCRIPTION OF CONSECO'S BUSINESS..............................................................13
                  1.       Corporate Structure...................................................................13
                  2.       The Company's Business................................................................13
         B.       EXISTING CAPITAL STRUCTURE OF CNC AND CIHC.....................................................18
                  1.       CNC...................................................................................18
                  2.       CIHC..................................................................................22
         C.       EVENTS LEADING TO THE CHAPTER 11 CASES AND RELATED POST-PETITION EVENTS........................23
                  1.       Background to the Restructuring.......................................................23
                  2.       Announcement of Restructuring Plan; Events of Default.................................24
                  3.       Delisting of Common Stock and Other Listed Securities.................................24
                  4.       Ratings Downgrades of CNC Securities..................................................25
                  5.       Insurance Ratings and Regulatory Issues...............................................25
                  6.       Status of CFC; Strategic Alternatives Considered......................................26
                  7.       Recent Financial Results..............................................................28
                  8.       The Prepetition Committees............................................................28
         D.       PLANNED SALE OF CFC............................................................................29
         E.       PURPOSE OF THE PLAN............................................................................31
         F.       THE BUSINESS OF NEW CNC........................................................................31
         G.       TERMS OF NEW SECURITIES AND NEW BANK DEBT TO BE ISSUED PURSUANT TO THE PLAN....................32
                  1.       New CNC Common Stock..................................................................33
                  2.       New CNC Preferred Stock...............................................................34
                  3.       New CNC Warrants......................................................................35
                  4.       New Senior Notes......................................................................36
                  5.       New Credit Facility...................................................................36
         H.       BOARD OF DIRECTORS OF NEW CNC..................................................................39
         I.       LIQUIDATION ANALYSIS...........................................................................40
         J.       FINANCIAL PROJECTIONS AND VALUATION ANALYSIS...................................................41
                  1.       Financial Projections.................................................................41
                  2.       Valuation Methodologies...............................................................43
                  3.       Reorganization Value..................................................................43
                  4.       The Company's Prior Valuation Analyses of its Insurance Businesses....................45
III.INTERCOMPANY RELATIONSHIPS AND PROPOSED TREATMENT OF INTERCOMPANY CLAIMS UNDER THE PLAN......................45

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                                      -i-
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


         A.       SERVICE AGREEMENTS AND ARRANGEMENTS............................................................45
         B.       Intercompany Obligations.......................................................................46
         C.       CLAIMS BETWEEN FINANCE COMPANY DEBTORS AND REORGANIZING DEBTORS................................46
IV. SUMMARY OF OTHER DEBTORS AND REASONS FOR FILING..............................................................48
V.  THE CHAPTER 11 CASES.........................................................................................48
         A.       SUMMARY OF SIGNIFICANT MOTIONS.................................................................48
                  1.       Applications for Retention of Reorganizing Debtors' and Finance
                           Company Debtors' Professionals........................................................48
                  2.       Motion to Continue Using Existing Bank Accounts and Business Forms....................48
                  3.       Motion to Pay Employee Wages and Associated Benefits..................................49
                  4.       Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee............49
                  5.       Motion to Enter into Commitment Letter and Approving Interim
                           Commitment Fee and Expense Reimbursement to Replacement DIP
                           Lenders...............................................................................49
                  6.       Motions for Authority to Continue the Key Employee Retention Program..................50
                  7.       Motion for Authority to Prohibit Trading of Equity Securities.........................50
                  8.       Bar Date Order........................................................................50
                  9.       Schedules and Statements..............................................................50
                  10.      Motion for Preliminary Injunction Extending the Automatic Stay to
                           Certain Directors and Officers........................................................51
                  11.      Estimation Procedures.................................................................51
                  12.      Motion to Enforce the Automatic Stay, Demand the Turnover of
                           Property, Settle  Valid Lien Claims and Foreclose On, Sell, or
                           Otherwise Transfer Property Free and Clear of All Liens...............................51
                  13.      Motion to Pay Certain Prepetition Claims and to Direct Financial
                           Institutions to Honor and Process Checks and Transfers Relating to
                           Such Claims...........................................................................51
                  14.      Official Committee of Unsecured Creditors of CFC's Application to
                           Retain Huron Consulting Group LLC as Financial Advisors...............................52
                  15.      Motion to Enter Into Replacement Financing............................................52
                  16.      Debtors' Objections To Claims.........................................................52
         B.       APPOINTMENT OF THE OFFICIAL COMMITTEES.........................................................52
VI. SUMMARY OF THE PLAN OF REORGANIZATION........................................................................53
         A.       OVERVIEW OF CHAPTER 11.........................................................................53
         B.       OVERALL STRUCTURE OF THE PLAN..................................................................54
         C.       SUBSTANTIVE CONSOLIDATION......................................................................55
         D.       SEVERABILITY OF PLAN PROVISIONS................................................................55
         E.       CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS....................................55
                  1.       Summary of Claims against all Debtors.................................................55
                  2.       Summary of the Claims and Equity Interests against the Reorganizing Debtors...........56
         F.       IMPLEMENTATION OF THE REORGANIZING SUBPLANS....................................................67
                  1.       Corporate Existence and Vesting of Assets in the Reorganizing Debtors and Old CNC.....67
                  2.       Cancellation of Old CNC Securities and Bank Debt......................................68
                  3.       Issuance of New Securities; Execution of Related Documents............................68
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                                      -ii-
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

                  4.       Creation of Residual Trust............................................................68
                  5.       Implementation of Senior Management KERP..............................................68
                  6.       Assumption of the Senior Management Employment Agreements.............................69
                  7.       Creation of Professional Escrow Account...............................................69
                  8.       Creation of Senior Management Escrow Account..........................................69
                  9.       Corporate Governance, Directors and Officers, and Corporate Action....................69
                  10.      Sources of Cash for Plan Distribution.................................................70
                  11.      Retiree Benefits......................................................................70
                  12.      GM Building Sale......................................................................70
         G.       TREATMENT OF LITIGATION AND OTHER LEGAL PROCEEDINGS; RESOLUTION OF D&O STOCK PURCHASE PROGRAM..71
                  1.       Securities Litigation.................................................................71
                  2.       Derivative Litigation.................................................................71
                  3.       Other Litigation......................................................................72
                  4.       Other Proceedings.....................................................................73
                  5.       Resolution of Directors & Officers Stock Purchase Program.............................73
                  6.       Debtors' Causes of Action.............................................................76
         H.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................................76
                  1.       Reorganizing Debtors:  Executory Contracts and Unexpired Leases.......................76
                  2.       Claims Based on Rejection of Executory Contracts or Unexpired Leases..................76
                  3.       Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.................77
                  4.       Indemnification of Directors, Officers and Employees..................................77
                  5.       Compensation and Benefit Programs.....................................................77
                  6.       Assumption of D&O Insurance...........................................................78
         I.       PROVISIONS GOVERNING DISTRIBUTIONS.............................................................79
                  1.       Distributions for Claims and Equity Interests Allowed as of the Effective Date........79
                  2.       Distributions by the Distribution Agent(s)............................................79
                  3.       Delivery and Distributions and Undeliverable or Unclaimed Distributions...............80
                  4.       Timing and Calculation of Amounts to be Distributed...................................80
                  5.       Minimum Distribution..................................................................81
                  6.       Setoffs...............................................................................81
                  7.       Surrender of Canceled Instruments or Securities.......................................82
                  8.       Failure to Surrender Canceled Instruments.............................................82
                  9.       Lost, Stolen, Mutilated or Destroyed Securities.......................................82
         J.       PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS..82
                  1.       Resolution of Disputed Claims.........................................................82
                  2.       Allowance of Claims and Equity Interests..............................................83
                  3.       Controversy Concerning Impairment.....................................................83
                  4.       Reserve of New CNC Common Stock.......................................................83
         K.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................84
                  1.       Conditions to Confirmation............................................................84
                  2.       Conditions Precedent to Consummation..................................................84
                  3.       Waiver of Conditions..................................................................85
                  4.       Effect of Non-Occurrence of Conditions to Consummation................................85
         L.       RELEASE, INJUNCTIVE AND RELATED PROVISIONS.....................................................85
                  1.       Compromise and Settlement.............................................................85
                  2.       Releases by the Debtors...............................................................86
                  3.       Releases by Holders of Claims.........................................................86

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                                     -iii-
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

                  4.       Exculpation...........................................................................87
                  5.       Preservation of Rights of Action......................................................87
                  6.       Discharge of Claims and Termination of Equity Interests...............................89
                  7.       Injunction............................................................................89
         M.       RETENTION OF JURISDICTION......................................................................90
         N.       MISCELLANEOUS PROVISIONS.......................................................................91
                  1.       Modification of the Plan Supplement...................................................91
                  2.       Effectuating Documents, Further Transactions and Corporation Action...................91
                  3.       Dissolution of the Official Committees................................................91
                  4.       Payment of Statutory Fees.............................................................91
                  5.       Modification of Plan..................................................................91
                  6.       Revocation of Plan....................................................................92
                  7.       Successors and Assigns................................................................92
                  8.       Reservation of Rights.................................................................92
                  9.       Section 1145 Exemption................................................................92
                  10.      Section 1146 Exemption................................................................93
                  11.      Further Assurances....................................................................93
                  12.      Service of Documents..................................................................93
                  13.      Transactions on Business Days.........................................................94
                  14.      Filing of Additional Documents........................................................94
                  15.      Term of Injunctions or Stays..........................................................94
                  16.      Entire Agreement......................................................................94
VII. VOTING AND CONFIRMATION PROCEDURE...........................................................................94
         A.       VOTING INSTRUCTIONS............................................................................94
         B.       VOTING TABULATION..............................................................................96
         C.       VOTING PROCEDURES..............................................................................98
                  1.       Beneficial Holders....................................................................98
                  2.       Nominees..............................................................................98
                  3.       Solicitation of Trust Related Claims..................................................99
         D.       THE CONFIRMATION HEARING......................................................................100
         E.       STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN...........................................101
                  1.       Best Interests of Creditors Test/Liquidation Analysis................................102
                  2.       Financial Feasibility................................................................102
                  3.       Acceptance by Impaired Classes.......................................................103
                  4.       Confirmation Without Acceptance by All Impaired Classes..............................103
VIII. RISK FACTORS..............................................................................................104
         A.       CERTAIN BANKRUPTCY CONSIDERATIONS.............................................................104
         B.       FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE PLAN.....................106
         C.       RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION.........................................109
IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................................................115
         A.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS....116
                  1.       Consequences to Holders of Lender Claims.............................................116
                  2.       Consequences to Holders of New Notes, 93/94 Notes and Trust Preferred Securities.....117
                  3.       Consequences to Holders of Old CNC Preferred Stock and Old CNC Common Stock..........121
                  4.       Consequences to Holders of Reorganizing Debtor General Unsecured Claims..............122

                                      -iv-
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

                  5.       Treatment of Subsequent Distributions on New CNC Preferred Stock
                           and New CNC Common Stock.............................................................122
         B.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO CNC...........................................123
                  1.       G Reorganization.....................................................................123
                  2.       Cancellation of Indebtedness and Reduction of Tax Attributes.........................124
         C.       CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NEW CNC.......................................124
                  1.       Transfer of Assets from CNC to New CNC...............................................124
                  2.       Limitation of Net Operating Loss Carryovers and Other Tax Attributes.................125
                  3.       Application of Code Section 269 to the G Reorganization..............................126
                  4.       Information Reporting and Backup Withholding.........................................127
X. RECOMMENDATION...............................................................................................128

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                                    EXHIBITS

Exhibit A   -     Joint Plan of Reorganization
Exhibit B   -     Liquidation Analysis
Exhibit C   -     Projections
Exhibit D   -     Petition Date Organizational Chart
Exhibit E   -     Post-Confirmation Organizational Chart
Exhibit F   -     List of Discharged Intercompany Claims
Exhibit G   -     List of Reinstated Intercompany Claims
Exhibit H   -     Form of Adjustment Agreement
Exhibit I   -     List of Prepetition Derivative Lawsuits
Exhibit J   -     List of Prepetition Lawsuits Filed Against the Releasees

                                       I.
                                     SUMMARY

          The following summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement. Capitalized terms used herein but not otherwise defined herein have the meanings given to such terms in the Plan.

          Conseco, Inc. ("CNC") is the top tier holding company for our two operating businesses: insurance and finance. Our insurance business is operated through subsidiaries owned directly and indirectly by CIHC, Incorporated ("CIHC"), an intermediate holding company that is controlled by CNC. Our finance business is operated through Conseco Finance Corp. ("CFC"), a wholly-owned subsidiary of CIHC, and its subsidiaries. We sometimes collectively refer to CNC, together with its consolidated subsidiaries, as "we," "Conseco" or the "Company."

          Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance and other insurance products. Our finance business has historically provided a variety of finance products including manufactured housing and floor plan loans, home equity mortgages, home improvement and consumer product loans and private label credit cards.

          On December 17, 2002 (the "Petition Date"), CNC, CIHC, CTIHC, Inc. and Partners Health Group, Inc. filed petitions under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois. The foregoing entities are sometimes referred to collectively as the "Debtors" or the "Reorganizing Debtors" and individually as a "Debtor" or a "Reorganizing Debtor" and, on or after the Effective Date, together with New CNC, as the "Reorganized Debtors" and individually as a "Reorganized Debtor."

          CFC and Conseco Finance Servicing Corp. also filed petitions under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois on the Petition Date. In addition, on February 3, 2003, the following subsidiaries of CFC filed petitions under the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois: Conseco Finance Corp. - Alabama, Conseco Finance Credit Corp., Conseco Finance Consumer Discount Company, Conseco Finance Canada Holding Company, Conseco Finance Canada Company, Conseco Finance Loan Company, Rice Park Properties Corporation, Landmark Manufactured Housing, Inc., Conseco Finance Net Interest Margin Finance Corp. I, Conseco Finance Net Interests Margin Finance Corp. II, Green Tree Finance Corp. - Two, Green Tree Floorplan Funding Corp., Conseco Agency of Nevada, Inc., Conseco Agency of New York, Inc., Conseco Agency, Inc., Conseco Agency of Alabama, Inc., Conseco Agency of Kentucky, Inc., Crum-Reed General Agency, Inc. The foregoing entities are sometimes referred to collectively as the "Finance Company Debtors" and individually as a "Finance Company Debtor." The Finance Company Debtors are not proponents of the Plan. The Finance Company Debtors may file a separate plan and disclosure statement in connection with their chapter 11 cases.

          This Disclosure Statement is being furnished by the Debtors as proponents of the Joint Plan of Reorganization (the "Plan," a copy of which is attached hereto as Exhibit A), pursuant to section 1125 of the Bankruptcy Code and in connection with the solicitation of votes (the "Solicitation") for the acceptance or rejection of the Plan, as it may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

          This Disclosure Statement describes certain aspects of the Plan, including the treatment of Holders of Claims against and Equity Interests in the Debtors, and also describes certain aspects of the Company's operations, the Company's projections and other related matters.

A.        Events Leading to the Chapter 11 Cases and Related Post-Petition
          Events

          Since commencing operations in 1982, CNC pursued a strategy of growth through acquisitions. Primarily as a result of these acquisitions and the funding requirements necessary to operate and expand the acquired businesses, CNC amassed outstanding indebtedness of approximately $6.0 billion as of June 30, 2002. During the past two years, we undertook a series of steps designed to reduce and extend the maturities of our parent company debt. Notwithstanding these efforts, the Company's financial position continued to deteriorate, principally due to our leveraged condition, losses experienced by our finance business and losses in the value of our investment portfolio.

          As a result of these developments, on August 9, 2002, we announced that we would seek to fundamentally restructure the Company's capital, and announced that we had retained legal and financial advisors to assist us in these efforts.

          Shortly after our August 9 announcement, the New York Stock Exchange ("NYSE") halted trading in CNC's common stock and other listed securities, and we experienced a number of ratings downgrades with respect to our outstanding securities. In addition, we experienced a further downgrade with respect to the financial strength ratings of our insurance subsidiaries and have been operating under increased scrutiny from insurance regulators in each of the states in which our insurance subsidiaries are domiciled.

          In October 2002, we announced that we had engaged financial advisors to pursue various alternatives with respect to our finance business and that CNC's board of directors had approved a plan to sell or seek new investors for our finance business. On December 19, 2002, CFC entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with CFN Investment Holdings LLC ("CFN"), an affiliate of Fortress Investment Group LLC, J.C. Flowers & Co. LLC and Cerberus Capital Management, L.P., pursuant to which CFC would, subject to the satisfaction of certain conditions, sell all or substantially all of its assets (the "CFC Assets") in a sale pursuant to Section 363 of the Bankruptcy Code as part of CFC's chapter 11 proceedings, subject to the right of CFN to exclude certain assets from its purchase. In accordance with section 363 of the Bankruptcy Code and the terms of the Asset Purchase Agreement, CFC continued to seek alternative transactions that would provide greater value to CFC and its creditors than the transactions contemplated by the Asset Purchase Agreement.

          As part of CFC's efforts to seek alternative transactions that would provide greater value to CFC, and in accordance with the bidding procedures order approved by the Bankruptcy Court, CFC conducted an auction for the sale of its businesses and assets. Potential bidders that submitted bids for the purchase of the CFC Assets that, by their own terms or aggregated with other bids, were for more than the purchase price payable under the Asset Purchase Agreement, plus the amount of the break-up fee, plus $5 million, plus the profit sharing rights relating to the manufactured housing business, were allowed to participate in the auction. The auction, which commenced on February 28, 2003, promptly adjourned, and was continued to March 4, 2003, ultimately concluding the morning of March 5, 2003.

          Prior to and at the auction, CFC, with the assistance of its advisors, analyzed each of the bids presented at the auction and determined that CFN's bid of $970 million in cash, plus the assumption of certain liabilities, represented the highest and best bid. The terms of the sale included an option for CFC to sell the assets of Mill Creek Bank to General Electric Capital Corporation ("GE") for approximately $310 million in cash, plus certain assumed liabilities, which option, if exercised, would provide CFN with a credit of $270 million to its $970 million bid.

          On March 6, 2003, CFC received an offer from Berkadia Equity Holdings, L.L.C. ("Berkadia") that purported to be a bid in the recently concluded auction. Concurrently therewith, Berkadia filed an objection to the sale that the Bankruptcy Court heard, and summarily dismissed, on March 7, 2003. After further negotiations during the March 7-14, 2003 period, CFN and GE significantly increased the amount of cash to be paid for the CFC Assets. Ultimately, each of the major constituencies, including the CFC Committee, the Ad Hoc Securitization Holders' Committee, U.S. Bank as securitization trustee for the B-2 certificate holders, and Federal National Mortgage Association, as a major B-2 certificate holder, agreed to support the sale of CFC Assets to CFN and GE. The total value to be received as part of the transactions with CFN and GE upon closing is expected to be approximately $1.3 billion, representing approximately $1.11 billion in cash and approximately $200 million in assumed liabilities, subject to certain purchase price adjustments. On March 14, 2003, the Bankruptcy Court entered orders approving the terms of the sale of the CFC Assets free and clear of all liens to each of CFN and GE. The closing of the sale of the CFC Assets is subject to various closing conditions, but is currently expected to occur in May 2003.

B.        The Purpose of the Plan

          The purpose of the Plan is to provide the Company with a capital structure that can be supported by cash flows from operations. To this end, the Plan will reduce CNC's debt and Trust Preferred Securities obligations by more than $5.0 billion and its future annual interest expense and distributions on Trust Preferred Securities by approximately $380 million. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors as a whole. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that the Company's unsecured creditors (including the holders of public debt) would realize a less favorable distribution of value, or, in certain cases, none at all, for their Claims. See Section II.I hereof and the Liquidation Analysis set forth in Exhibit B attached hereto.

C.        Treatment of Claims and Equity Interests

          The Plan is comprised of four Subplans. The tables set forth below summarize the Classes of Claims and Equity Interests under each Subplan, projected aggregate amounts of such Classes, the treatment of such Classes, and the projected recoveries of such Classes under the Plan. The amounts in the column entitled "Projected Claims/Equity Interests" represent amounts outstanding on the Petition Date.(2) The projected recoveries (if the Plan is approved) are based upon certain assumptions contained in the Valuation Analysis developed by Lazard Freres & Co. LLC set forth in Section II.J hereof.

          Pursuant to the terms of the Plan, the Lenders will receive (x) New Tranche A Bank Debt and New Tranche B Bank Debt (together, the "New Bank Debt"),
(y) New CNC Preferred Stock and (z) New CNC Warrants in respect of their claims for principal and interest through the Effective Date ("Total Bank Debt Balance"). In the context of a consensual plan, the Lenders' distribution are intended to reflect their structural seniority to creditors of CNC by virtue of their claims against CIHC, as well as contractual subordination provisions requiring the Lenders be paid in full in cash prior to any distributions in respect of any Exchange Note Claims and other contractually subordinated Claims. In addition, certain of the Lender Claims are secured by various collateral, including a pledge of the stock of CIHC and certain intercompany notes, on a pari passu basis with the 93/94 Note Claims. In the context of a consensual Plan, the Holders of Claims subordinated to the Lender Claims would receive the recoveries set forth in the Plan even in the absence of the payment in full in cash of the Lender Claims on the Effective Date.

          As set forth in Section II.J below, "General Information -- Financial Projections and Liquidation Analysis," New CNC's enterprise value is estimated to be approximately $3.8 billion. Accordingly, the estimated value of the New CNC Common Stock is equal to New CNC's estimated enterprise value less the Total Bank Debt Balance (the "Equity Value").

          Pursuant to the terms of the Plan, New CNC Common Stock will be distributed to holders of (i) Class 6B Reorganizing Debtor General Unsecured Claims against CIHC, (ii) Class 6A Exchange Note Claims (on account of such Claims and their related Class 5B Exchange Note Claims), (iii) Class 7A Original Note Claims, (iv) Class 8A Reorganizing Debtor General Unsecured Claims against CNC, (v) Class 10A Trust Related Claims and (vi) Class 11A-1 Old CNC Preferred Stock Interests. In addition, the Holders of Class 4A 93/94 Note Claims may receive New CNC Common Stock. As discussed below, Holders of Class 6B Claims and Class 5B Claims have Claims against CIHC which are structurally senior to all Claims against CNC. Holders of 93/94 Note Claims have Claims against CNC which are secured by various collateral, including a pledge of the stock of CIHC. As a result of such pledge, the 93/94 Note Claims are senior to all other Claims solely against CNC to the extent of the value of this pledge.

          As discussed below, under the compromise embodied by the Plan, the Holders of Claims at the CNC level are receiving not only more than they would receive in a liquidation of the Debtors, they are also receiving more than they would have received pursuant to a chapter 11 plan that strictly applied contractual and structural subordination principles (the "Absolute Priority Alternative").

          Under the Plan, Holders of Class 6B Claims (Reorganizing Debtor General Unsecured Claims against CIHC) will receive shares of New CNC Common Stock representing their Pro Rata share of the Equity Value. The Holders of 93/94 Note Claims will receive either New Senior Notes or New CNC Common Stock having an Equity Value equal to the Allowed amount of such 93/94 Note Claims as described in the Class 4A Notice, which will be mailed 30 days before the Voting Deadline.

          Holders of Exchange Note Claims, by virtue of their Class 5B Exchange Note Claims, under an Absolute Priority Alternative, would be entitled to receive distributions equal in value to the full amount of their Allowed Claims before any value would be distributed to CNC (or any Holders of Claims against CNC) as a result of CNC's equity ownership of CIHC. However, under the Plan, Holders of Class 6A Exchange Note Claims and the related Class 5B Exchange Note Claims will allow value to be distributed to Holders of Claims against CNC in an amount that is significantly greater than the value such claimants would be entitled to receive in an Absolute Priority Alternative. Such value is being provided to the Holders of Claims against CNC to ensure that the Debtors' reorganization efforts are completed consensually and as expeditiously as possible. In addition, such recovery is also being provided to the Holders of Claims against CNC in full

--------------------
2 The amounts in the tables below assume an Effective Date of June 1, 2003 and do not give effect to (i) dilution from exercise of the New CNC Warrants, equity that may be issued pursuant to the equity incentive plan or equity that may be issued to certain professionals involved with the Debtors' restructuring efforts pursuant to their engagement letters, and
     (ii) any postpetition interest claim that Holders of Exchange Note Claims may be entitled to under the Bankruptcy Code.

and complete settlement of any claims or Causes of Actions that may exist with respect to the Claims against CIHC (including, without limitation, any claims or causes of action related to the Class 5B Exchange Note Claims).

          Specifically, under the Plan, instead of the Exchange Note Claims being paid in full prior to any distribution to the Holders of Claims against CNC, the Exchange Note Claims will share the recovery they would be entitled to on a pro rata basis at the CIHC level, together with any remaining Equity Value, with the Original Note Claims, and the Reorganizing Debtor General Unsecured Claims against CNC on a pro rata basis; provided that for purposes of such pro rata allocation, (i) the amount of the Exchange Note Claims will be increased by a multiple of 1.7 to partially reflect their structural seniority, (ii) the amount of Reorganizing Debtor General Unsecured Claims against CNC is assumed to be $140 million and (iii) the amount of Reorganizing Debtor General Unsecured Claims against CIHC is assumed to be at least $60 million. In addition, the distributions to the Holders of the Exchange Note Claims and the Original Note Claims reflects the benefit of the contractual subordination to which such Claims are entitled with respect to the Trust Related Claims. Specifically, under the Plan, the recoveries that the Trust Related Claims may have been entitled to, but for the contractual subordination provisions to which they are subject, are distributed in the manner set forth in the Plan to the Holders of Exchange Note Claims and Original Note Claims. The Holders of Class 8A Reorganizing Debtor General Unsecured Claims are not subject to such contractual subordination.

          The distribution to the Holders of Lender Claims reflects the benefits of contractual subordination set forth in the Senior Credit Facility and the D&O Credit Facilities. Specifically, under the Plan, the Total Bank Debt Balance upon which Holders of Lender Claims receive their distributions includes postpetition interest. The subordination language with respect to the Exchange Notes provides that Holders of the Lender Claims will receive postpetition interest. The amount of postpetition interest paid to the Lenders proportionally reduces the recovery to the Holders of Exchange Note Claims and Holders of Claims against CNC (who would not receive the recovery provided for under the Plan if not for the consent of the Holders of the Exchange Notes). The recoveries by Holders of Class 6B (Reorganizing Debtor General Unsecured Claims against CIHC) and 93/94 Notes will not be affected by the payment of postpetition interest to the Lenders.

          The formulation above results in a significantly higher recovery to Holders of certain Claims against CNC than such Holders would receive in an Absolute Priority Alternative. In an Absolute Priority Alternative, Holders of
(w) the Exchange Note Claims would receive a recovery of approximately 100%, (x) Original Note Claims would receive a recovery of approximately 11.5%, (y) Reorganizing Debtor General Unsecured Claims against CNC would receive a recovery of no more than approximately 4.4%, (z) Trust Related Claims would not receive a recovery due to contractual subordination provisions in the relevant prepetition documents governing the Trust Preferred Securities, which require the Holders of Trust Related Claims to contribute their recovery to the Holders of Original Note Claims and Exchange Note Claims. The distributions under the Plan are set forth in the tables below. These recoveries are based on Reorganizing Debtor General Unsecured Claims against CIHC being no less than $60 million and Reorganizing Debtor General Unsecured Claims against CNC being $140 million. To the extent that the Allowed amount of Reorganizing Debtor General Unsecured Claims against CIHC exceeds $60 million, all recoveries to the Holders of the Exchange Notes, Original Notes, and the Reorganizing Debtor General Unsecured Claims against CNC would be reduced. To the extent that the Allowed amount of Reorganizing Debtor General Unsecured Claims against CNC (i) exceeds $140 million, the recoveries to the Holders of such Reorganizing Debtor General Unsecured Claims would be reduced proportionately (the recoveries to the Holders of Exchange Note Claims and Original Note Claims would not be reduced) or (ii) are less than $140 million, the recoveries to Holders of such Reorganizing Debtor General Unsecured Claims would be increased proportionately (the recoveries to the Holders of Exchange Note Claims and Original Note Claims would not be increased).

         Claims against all of the Debtors
         ---------------------------------

----------------------------- ---------------------- ------------------------- -----------------------
                                    Projected
   Class/Type of Claim or         Claims/Equity                                  Projected Recovery
      Equity Interest               Interests        Plan Treatment of Class       under the Plan
----------------------------- ---------------------- ------------------------- -----------------------
----------------------------- ---------------------- ------------------------- -----------------------
Administrative Claims         De minimis             Paid in full              100%
----------------------------- ---------------------- ------------------------- -----------------------
----------------------------- ---------------------- ------------------------- -----------------------
Priority Tax Claims           De minimis             Paid in full              100%
----------------------------- ---------------------- ------------------------- -----------------------

         CNC Subplan
         -----------


------------------------------- --------------------- ------------------------- ------------------------

Class/Type of Claim or Equity        Projected        Plan Treatment of Class     Projected Recovery
           Interest                Claims/Equity                                    under the Plan
                                     Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 1A - Other Priority       De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 2A - Other Secured        De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 3A - Reinstated           $8.9 million plus     Reinstated                100%
Intercompany Claims             the Stated Cure
                                Amount
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 4A - 93/94 Note Claims    $93. 7 million plus   Each Holder will          100%
                                postpetition          receive a Pro Rata
                                interest, fees and    share of the 93/94
                                expenses to the       Notes Distribution
                                extent permitted
                                under the
                                Bankruptcy Code
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 5A                        $2.035 billion plus   Each Holder will          100%
Subclass 5A-1                   postpetition          receive its Pro Rata
Subclass 5A-2                   interest, Waiver      share of (i) New
                                Consideration and     Tranche A Bank Debt;
                                fees andexpenses,     (ii) New Tranche B Bank
                                as set forth in the   Debt; (iii) New CNC
                                Plan                  Preferred Stock
                                                      and(iv) New CNC Warrants.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 6A - Exchange Note        $1.37 billion plus    Each Holder will          70.3% (assuming CIHC
Claims against CNC              postpetition          receive its Pro Rata      General Unsecured
                                interest to the       share of the Exchange     Claims are less than
                                extent permitted      Note Distribution.        $60 million)
                                under the
                                Bankruptcy Code
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 7A - Original Note        $1.24 billion         Each Holder will          41.3% (assuming CIHC
Claims                                                receive its Pro Rata      General Unsecured
                                                      share of the Original     Claims are less than
                                                      Note Distribution.        $60 million)
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 8A - Reorganizing         $140 million          Each Holder will          26.8% (assuming CNC
Debtor General Unsecured                              receive its Pro Rata      and CIHC General
Claims                                                share of the CNC          Unsecured Claims are
                                                      Unsecured Distribution.   less than $200 million)
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 9A - Convenience Class    De minimis            Each Holder will          100%
Claims                                                receive cash equal to
                                                      the lesser of (i) $500
                                                      or (ii) the amount of
                                                      the Allowed Class 9A
                                                      Claim
------------------------------- --------------------- ------------------------- ------------------------

------------------------------- --------------------- ------------------------- ------------------------

Class/Type of Claim or Equity        Projected        Plan Treatment of Class     Projected Recovery
           Interest                Claims/Equity                                    under the Plan
                                     Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 10A - Trust Related       $2.019 billion        If Class 10A accepts      Approximately 1% of
Claims                                                the Plan, each Holder     Allowed amount of
                                                      will receive a portion    Class 10-A Claims
                                                      of the Junior Recovery
                                                      to be allocated by the
                                                      Debtors.  If Class 10A
                                                      does not accept the
                                                      Plan, then Class 10A
                                                      will not receive a
                                                      distribution under the
                                                      Plan.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 11A - Old CNC             11A-1 -- $550         If Class 10A and Class    11A-1 --
Preferred Interests             million               11A-1 accept the Plan,    Approximately 1% of
Subclass 11A-1                                        each Holder will          Allowed amount of
Subclass 11A-2                  11A-2 -- $900         receive a portion of      Class 11A-1 Claims
                                million               the Junior Recovery to
                                                      be allocated by the       11A-2 -- 0%
                                                      Debtors.  If either
                                                      Class 10A or Class
                                                      11A-1 do not accept the
                                                      Plan, then Class 11A-1
                                                      will not receive a
                                                      distribution under the
                                                      Plan.  Class 11A-2 is
                                                      not entitled to receive
                                                      any distribution or
                                                      retain any property
                                                      under the Plan.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 12A - Old CNC Common      348.4 million shares  Not entitled to receive   0%
Stock Interests                                       any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 13A - Discharged          $901.4 million        Not entitled to receive   0%
Intercompany Claims                                   any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 14A - Securities Claims   Unknown               Not entitled to receive   0%
                                                      any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------


CIHC Subplan
------------

------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity        Projected        Plan Treatment of Class     Projected Recovery
           Interest                Claims/Equity                                    under the Plan
                                     Interests
------------------------------- --------------------- ------------------------- ------------------------
Class 1B - Other Priority       De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------



------------------------------- --------------------- ------------------------- ------------------------

Class/Type of Claim or Equity        Projected        Plan Treatment of Class     Projected Recovery
           Interest                Claims/Equity                                    under the Plan
                                     Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------

Class 2B - Other Secured        De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 3B - Reinstated           $927 million          Reinstated                100%
Intercompany Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 4B - Lender Claims        $2.035 billion plus   Each Holder will          100%
Subclass 4B-1                   postpetition          receive its Pro Rata
Subclass 4B-2                   interest, Waiver      share of (i) New
                                Consideration, fees   Tranche A Bank Debt
                                and expenses, as      of New CNC; (ii) New
                                set forth in the Plan Tranche B Bank Debt
                                                      of New CNC; (iii) New
                                                      CNC Preferred Stock and
                                                      (iv) New CNC Warrants
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 5B - Exchange Notes       $1.371 billion plus   Each Holder will          68.8%(3) (assuming CIHC
Claims                          postpetition          receive its Pro Rata      General Unsecured
                                interest to the       share of the Exchange     Claims are less than
                                extent permitted      Note Distribution.        $60 million)
                                under the
                                Bankruptcy Code
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 6B - Reorganizing         $60 million           Each Holder will          100%(4) (assuming CIHC
Debtor General Unsecured                              receive its Pro Rata      General Unsecured
Claims                                                share of the CIHC         Claims are less than
                                                      Unsecured Distribution.   $60 million)
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 7B - Convenience Class    De minimis            Each Holder will          100%
Claims                                                receive cash equal to
                                                      the lesser of (i) $500
                                                      or (ii) the Allowed
                                                      Class 6B Claim
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 8B - Reinstated CIHC      All stock             Reinstated                100%
Preferred Stock Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 9B - Old CIHC Common      All stock             Reinstated                100%
Stock Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 10B - Discharged          $573 million          Not entitled to receive   0%
Intercompany Claims                                   any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 11B - Securities Claims   Unknown               Not entitled to receive   0%
                                                      any distribution or
                                                      retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------


-----------------------
3 A contractual subordination provision in the indentures governing the Exchange Notes requires that the Lender Claims be paid in full before the Exchange Notes receive any recovery from the Debtors. Pursuant to this provision, the Total Bank Debt Balance includes postpetition interest, notwithstanding that Lender Claims are partially unsecured. In addition, under the Plan, the Holders of Exchange Note Claims will allow value to be distributed to the Holders of certain junior Claims against CNC. Accordingly, the Exchange Note Distribution will yield less than full recovery to Class 5B.

4 Because Class 6B Claims are not contractually subordinated to the Lender Claims, the CIHC Unsecured Distribution is not reduced by virtue of postpetition interest being included in the Total Bank Debt Balance.

CTIHC Subplan
-------------

------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity        Projected           Plan Treatment of         Projected Recovery
           Interest                Claims/Equity               Class                 under the Plan
                                     Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 1C - Other Priority       De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 2C - Other Secured        De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 3C - Reorganizing         Unknown               If there are any          Unknown (will receive
Debtor General Unsecured                              Allowed Class 3C          stock if claims
Claims                                                Claims, Holders thereof   allowed)
                                                      will receive a Pro Rata
                                                      share of the Old CTIHC
                                                      Common Stock.
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 4C - Old CTIHC Common     All stock             Class 4C Interests will   Unknown (will maintain
Stock Interests                                       be allocated to the       stock if no allowed
                                                      Holders of Class 3C       claims)
                                                      Claims, if any,
                                                      and if none, shall be held
                                                      by New CNC.
------------------------------- --------------------- ------------------------- ------------------------



PHG Subplan
-----------


------------------------------- --------------------- ------------------------- ------------------------
Class/Type of Claim or Equity        Projected        Plan Treatment of Class     Projected Recovery
          Interest                 Claims/Equity                                    under the Plan
                                     Interests
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 1D - Other Priority       De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 2D - Other Secured        De minimis            Paid in full              100%
Claims
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 3D - Reorganizing         $105,955              Not entitled to receive   0%
Debtor General Unsecured                              any distribution or
Claims                                                retain any property
                                                      under the Plan
------------------------------- --------------------- ------------------------- ------------------------
------------------------------- --------------------- ------------------------- ------------------------
Class 4D - Old PHG Common       All stock             The Old PHG Common        0%
Stock Interests                                       Stock will be
                                                      transferred to the
                                                      Residual Trust.
------------------------------- --------------------- ------------------------- ------------------------

D.        Voting and Confirmation

          Each Holder of a Claim or Equity Interest in Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 11A-1, 4B-1, 4B-2, 5B, 6B and 3C is entitled to vote either to accept or reject the Plan. Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 4B-1, 4B-2, 5B, 6B and 3C shall have accepted the Plan if (i) the Holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in each such Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in each such Class have voted to accept the Plan. Class 11A-1 shall be deemed to have accepted the Plan if the Holders of at least two-thirds of the shares of Allowed Equity Interests actually voting in such Class have voted to accept the Plan. Assuming the requisite acceptances are obtained, the Debtors intend to seek confirmation of the Plan at the Confirmation Hearing (as defined in Article VII.D herein) scheduled for May 28, 2003, before the Bankruptcy Court. Notwithstanding the foregoing, the Debtors will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to the Impaired Classes presumed to reject the Plan, and reserve the right to do so with respect to any other rejecting Class or to modify the Plan in accordance with Article XII.E of the Plan.

          Article VII of this Disclosure Statement specifies the deadlines, procedures and instructions for voting to accept or reject the Plan and the applicable standards for tabulating Ballots. The Bankruptcy Court has established March 19, 2003 (the "Voting Record Date") as the date for determining which Holders of Claims and Equity Interests are eligible to vote on the Plan. Ballots will be mailed to all registered Holders of Claims or Equity Interests as of the Voting Record Date that are entitled to vote to accept or reject the Plan. An appropriate return envelope will be included with your Ballot, if necessary. Beneficial Holders of Claims or Equity Interests who receive a return envelope addressed to their bank, brokerage firm or other nominee (or its agent) (each, a "Nominee") should allow sufficient time for their votes to be received by the Nominee and processed on a Master Ballot before the Voting Deadline, as defined below.

          The Debtors have engaged the Solicitation Agent to assist in the voting process. The Solicitation Agent will answer questions, provide additional copies of all materials and oversee the voting tabulation. The Solicitation Agent will also process and tabulate ballots for each Class entitled to vote to accept or reject the Plan. The Solicitation Agent is Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245, (888) 909-0100 (toll free).

          TO BE COUNTED, YOUR BALLOT (OR MASTER BALLOT OF YOUR NOMINEE HOLDER) INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE SOLICITATION AGENT NO LATER THAN 4:00 P.M., CENTRAL TIME, ON MAY 14, 2003 (THE "VOTING DEADLINE"), UNLESS THE BANKRUPTCY COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, IN WHICH CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED. ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS OR SUBCLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED IN THE DISCRETION OF THE DEBTORS.

          THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTEREST OF ALL OF THEIR CREDITORS AS A WHOLE. THE DEBTORS RECOMMEND THAT ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN.

E.        Consummation of the Plan

          Following Confirmation of the Plan, the Plan will be consummated on the date selected by the Debtors which is a business day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect, and (b) all conditions to consummation of the Plan have been (i) satisfied or (ii) waived (the "Effective Date"). Distributions to be made under the Plan will be made on or as soon after the Effective Date as practicable.

F.        Risk Factors

          Prior to deciding whether and how to vote on the Plan, each Holder of Impaired Claims and Impaired Equity Interests should consider carefully all of the information in this Disclosure Statement, especially the Risk Factors contained in Article VIII hereof.

          The following section of this Summary sets forth the views of the TOPrS Committee with respect to certain matters contained in this Disclosure Statement. This language has been written by the TOPrS Committee and is included herein at the request of the TOPrS Committee. Although the Debtors strongly disagree with many of the allegations contained in the TOPrS Committee's statement below, the Debtors have agreed to include it herein in order to respond to certain objections raised by the TOPrS Committee with respect to this Disclosure Statement and to facilitate an expeditious resolution of the Company's restructuring.

G. The Position of THE TOPrS Committee with respect to Certain Matters in this Disclosure Statement


   READERS SHOULD CAREFULLY CONSIDER THE TOPrS COMMITTEE'S POSITION, WHICH IN
               MATERIAL RESPECTS DIFFERS FROM THAT OF THE DEBTORS.


I.        INTRODUCTION AND BACKGROUND


          A.   The Conseco Arrangement To Issue TOPrS


          In 1996, Conseco, Inc. ("Conseco") confected a complicated financing arrangement in order to raise money from the public. Pursuant to that arrangement, Conseco issued an indenture (as supplemented from time to time, the "Base Indenture"), which provided for the issuance of debt securities in multiple series (the "Debentures"). Over a three-year period beginning in November 1996, Conseco issued six (6) series of Debentures with various interest rates and due dates, raising approximately $2 billion for Conseco. Conseco caused each series of Debentures to be sold to separate business trusts (the "Trusts"). In order to fund the purchase of the Debentures, Conseco effectuated the Trusts' issuance of both preferred and common trust securities (the "Trust Securities"). Conseco purchased the common Trust Securities and caused the preferred Trust Securities to be sold to the public (to the "TOPrS") in underwritten public offerings.


          State Street, as successor trustee to Fleet National Bank, serves as the Property and Indenture Trustee (the "Trustee") for the Trusts.


          B.   The TOPrS Committee


          On January 3, 2003, the Office of the United States Trustee appointed the TOPrS Committee. The TOPrS Committee represents the interests of the TOPrS whose claims in the aggregate amount to approximately $2.1 billion. The members of the TOPrS Committee are: United Capital Markets, Inc.; Oppenheimer Capital; and Paul Floto.


          C.   The Prepetition Negotiations Did Not Include the TOPrS


          In October 2002, prior to the filing of these bankruptcy cases, Conseco commenced discussions with certain holders of the TOPrS Debt, who were formally recognized as an Ad Hoc Committee (the "TOPrS Ad Hoc Committee"). The members of the TOPrS Ad Hoc Committee were United Capital Markets; Oppenheimer Capital; Marion Polk Real Estate (a real estate services business owned by Paul Floto); and Smith Hayes Financial Services. Saul Ewing LLP served as the legal advisor to the Ad Hoc Committee, while Raymond James served as the financial advisor to the Ad Hoc Committee.


          Prior to filing its bankruptcy cases, Conseco entered into negotiations with its Prepetition Bank Committee and Prepetition Noteholder Committee regarding the terms of a consensual restructuring of Conseco's debt obligations. The TOPrS Ad Hoc Committee was specifically excluded from such negotiations. Although the Debtors did meet once, with the TOPrS Ad Hoc Committee representatives, the Debtors did not enter into negotiations with such Committee.


II.       INFORMATION THE TOPrS COMMITTEE BELIEVES IS MATERIAL FOR CREDITORS TO
          CONSIDER


          A.   The Value of Conseco's Assets


          The TOPrS Committee believes the reorganized Conseco will have a value which is significantly greater than the $3.8 billion enterprise value suggested by the Debtors and their financial and investment banking advisor, Lazard.

          If the Court determines that the value of New CNC is substantially greater than $3.8 billion, the Plan may not be confirmable. Based on information previously reviewed by the TOPrS Committee, the TOPrS Committee believes that New CNC does have a value substantially above $3.8 billion. The TOPrS Committee's financial advisors and valuation experts are in the process of performing their own independent analyses of the value of New CNC. As of the date of this Disclosure Statement their work has not yet been concluded.

          In addition to the value of the Debtors' insurance business, property of the bankruptcy estates also includes the following assets, to which the Debtors ascribe no value.

               o Tax Refunds and Cash - Conseco holds interests in tax refunds and certain cash, but fails to disclose the amount or value of such interests.

               o Causes of Action - The Debtors hold certain claims or causes of actions against others, including claims against current and former officers and directors of Conseco or its affiliated companies. In particular, during the period 1997 to 2000 Conseco paid in excess of $700 million in cash and noncash compensation and other benefits to the top dozen officers of Conseco. Two of the officers, Stephen Hilbert and Rollin Dick, received over $360 million in cash and noncash compensation and other benefits during that four-year period. The excessive compensation and staggering benefits paid to Conseco's officers raises questions as to whether claims may be asserted against the insiders for self dealing, abuse of their positions, and/or breaches of fiduciary duties. The Debtors fail to disclose the value of the claims it is releasing, let alone whether it has investigated such claims. The TOPrS Committee believes that the claims to be released against insiders represent another significant source of recovery to the TOPrS's interests. Conseco does not ascribe any value to any such claims or causes of action. The TOPrS Committee believes these claims or causes of action could result in substantial recoveries for the benefit of creditors.

               o Claims under the D&O Loan Facilities - Beginning in 1996, certain officers and directors of Conseco personally borrowed money to purchase the common stock of Conseco under credit facilities provided by Bank of America, N.A., JP Morgan Chase Bank and various other lending institutions (the "D&O Facilities"). Conseco guaranteed the personal loans of its officers and directors under the D&O Facilities. The principal amount due and owing under the D&O Facilities currently exceeds $483 million. In addition to the principal amounts still owed to the lending banks, the directors and officers also owe Conseco and/or its affiliates certain amounts under the D&O Facilities for the amounts paid by Conseco and/or its affiliates to the lending banks under the D&O Facilities. The Plan proposes to pay the amounts due and owing under the D&O Facilities directly to the lending banks. The Plan also proposes to release certain of the directors and officers from any responsibility to repay the amounts borrowed under the D&O Facilities. Conseco fails to provide the total dollar amount of the claims Conseco is releasing against the directors and officers. Conseco also fails to disclose the total dollar amount Conseco expects to recover under the D&O Facilities from the directors and officers. The TOPrS Committee believes the D&O Facilities represent another significant source of recovery.

               o Releases Of Undisclosed Claims Against Insiders and Professionals - The Plan provides for Conseco to grant broad releases to various insiders and professionals employed by Conseco as of the date of the filing of the bankruptcy petition or thereafter. The professionals include lawyers, accountants, financial advisors, investment bankers and other advisors, all of whom may have contributed to Conseco's financial problems. In fact, the TOPrS Committee understands that the Securities and Exchange Commission is investigating possible accounting irregularities at Conseco. Conseco fails to disclose what investigation, if any, it has conducted in regard to the claims against any such professionals. The TOPrS Committee believes the claims to be released represent another significant source of recovery to the estate.

          B.   Benefits To Insiders


          The TOPrS Committee believes that it is important for creditors voting on the Plan to be informed about the enormous benefits to be enjoyed under the Plan by Conseco's insiders-- particularly their officers and directors. These benefits include the following:

               o The Improper Releases and Indemnities -- A key component of the Plan is the releases that will be given to Conseco's directors and officers, as well as the releases that will be provided to other third parties, if serving in such capacity as of the date of the filing of the bankruptcy petition or thereafter. If allowed, no relief could ever be sought against any of these persons, including claims for any misconduct such as breach of fiduciary duty or insider self-dealing.

               o Broad Indemnification of Current Officers and Directors -- Under the Plan, current officers and directors will be indemnified by New CNC for acts occurring before and after the filing of the bankruptcy. The amount of the potential liabilities proposed to be indemnified by New CNC could be significant. The Debtors have not identified the amount of potential liability under the proposed indemnification.

               o Assumption of Compensation and Benefit Plans -- The Debtors will assume under the Plan existing compensation and benefit plans, without disclosing the amount of liabilities being so assumed.

               o Settlement of Claims under the D&O Credit Facilities -- Many officers, directors and key employees, current and former, would be released from any obligations to pay Conseco for amounts borrowed by them under the D&O Credit Facilities.

               o Other Benefits -- As disclosed elsewhere under this Disclosure Statement, the Debtors propose under the Plan to assume and maintain all insurance policies for directors and officers' liability for a period of ten years. There can be no certainty as to what the cost of maintaining such insurance would be.

               o Management Stock Options -- The Plan provides that management of New CNC may receive up to 10% of new common stock of New CNC. This is ten times the amount of the stock that the TOPrS would receive under the Plan in the event that the TOPrS were to vote to accept the Plan. (If the TOPrS vote to reject the Plan, they receive nothing.)

                                      II.
                               GENERAL INFORMATION

A.        DESCRIPTION OF CONSECO'S BUSINESS

          1.   Corporate Structure

          CNC is the top tier holding company for our two operating businesses: insurance and finance. Our insurance business is operated through subsidiaries owned directly and indirectly by CIHC, an intermediate holding company that is controlled by CNC. Our finance business is operated through CFC, a wholly-owned subsidiary of CIHC, and its subsidiaries. An organizational chart of CNC and its subsidiaries as of the Petition Date is attached hereto as Exhibit D.

          2.   The Company's Business

Insurance Business
------------------

          Our insurance subsidiaries develop, market and administer supplemental health insurance, annuity, individual life insurance and other insurance products. We sell these products through three primary distribution channels: career agents, professional independent producers and direct marketing. We had over $5.4 billion of annual premium and asset accumulation product collections during 2001 and $3.7 billion of collections during the nine months ended September 30, 2002.

          Supplemental health products include Medicare supplement, long-term care and specified-disease insurance products. During 2001, we collected Medicare supplement premiums of $975.1 million, long-term care premiums of $888.3 million, specified-disease premiums of $371.8 million, and other supplemental health premiums of $109.3 million. During the nine months ended September 30, 2002, we collected Medicare supplement premiums of $759.0 million, long-term care premiums of $680.4 million, specified-disease premiums of $276.4 million, and other supplemental health premiums of $78.6 million. Supplemental health premiums represented 49% of our total premiums collected from continuing lines of business in 2001 and 54% of our total premiums collected from continuing lines of business during the first nine months of 2002.

          Annuity products include equity-indexed annuity, traditional fixed rate annuity and market value-adjusted annuity products. During 2001, we collected annuity premiums of $1,223.7 million, or 26% of our total premiums collected from continuing lines of business. During the nine months ended September 30, 2002, we collected annuity premiums of $804.1 million, or 24% of our total premiums collected from continuing lines of business.

          Life products include traditional life, universal life and other life insurance products. During 2001, we collected life product premiums of $839.6 million, or 18% of our total premiums collected from continuing lines of business. During the nine months ended September 30, 2002, we collected life product premiums of $483.9 million, or 15% of our total premiums collected from continuing lines of business.

          Conseco Capital Management, Inc. ("CCM"), a registered investment advisor and wholly owned subsidiary of CNC, manages the investment portfolios of our insurance subsidiaries. CCM had approximately $26.8 billion of assets (at fair value) under management at September 30, 2002, of which $22.0 billion were assets of Conseco's subsidiaries, $3.9 billion were assets held by registered and structured products and $0.9 billion were assets owned by other parties. Our investment philosophy is to maintain a largely investment-grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management. As of September 30, 2002, the average yield of our portfolio of fixed maturity securities, computed on the cost basis, was approximately 6.9%. We are subject to the risk that our investments will decline in value. This has occurred in the past and may occur again. During the first nine months of 2002, we recognized net realized investment losses of $524.9 million, compared to net realized investment losses of $302.7 million during the comparable period of 2001. The net realized investment losses during the first nine months of 2002 included:
(i) $489.8 million of writedowns of fixed maturity investments, equity securities and other invested assets as a result of conditions which caused us to conclude a decline in fair value of the investment was other than temporary and (ii) $35.1 million of net losses from the sales of investments (primarily fixed maturities) which generated proceeds of $15.6 billion.

          In the fourth quarter of 2002, we sold Conseco Variable Insurance Company, a company engaged in the variable annuity business. During 2001, we decided to discontinue a large block of major medical business by non-renewal of policies because such business was not profitable. Unless otherwise noted, the foregoing financial information and other financial information in this Disclosure Statement excludes amounts related to the business of Conseco Variable Insurance Company that was sold and the Company's major medical line of business that is no longer being sold and is not being renewed by the Company when the contractual terms of the existing insurance policies expire.

Finance Business
----------------

          Our finance business has historically provided a variety of finance products, including manufactured housing and floor plan loans, home equity mortgages, home improvement and consumer product loans and private label credit cards. At September 30, 2002, we had managed receivables of $38.2 billion.

          CFC has historically provided financing for consumer purchases of manufactured housing and floor plan loans to manufactured housing dealers. A manufactured home is a structure, transportable in one or more sections, designed to be a dwelling with or without a permanent foundation. During 2001, we originated $2.5 billion of consumer contracts for manufactured housing purchases, or 22% of our total finance company originations, and $2.1 billion of floor plan loans. At September 30, 2002, our managed receivables included $23.9 billion of contracts for manufactured housing purchases, or 63% of total managed receivables, and $0.2 billion of floor plan loans. On November 25, 2002, CFC discontinued the origination of manufactured housing loans as a result of CFC's recent funding constraints and the unprofitable nature of these loans under CFC's current financial condition and prevailing market conditions.

          Mortgage services products include home equity and home improvement loans. During 2001, we originated $3.0 billion of contracts for these products, or 27% of our total originations. At September 30, 2002, our managed receivables included $10.0 billion of contracts for home equity and home improvement loans, or 26% of total managed receivables. During 2001, we originated $3.6 billion of private label credit card receivables, primarily through our bank subsidiaries, or 32% of our total originations. At September 30, 2002, our managed receivables included $2.9 billion of contracts for credit card loans, or 7% of total managed receivables. Private label credit card programs are offered to select retailers with a core focus on the home improvement industry. At September 30, 2002, we offered consumer finance products through 90 home equity offices, approximately 1,280 home improvement dealers and approximately 3,700 private label retail outlets.

          As described in "Planned Sale of CFC," we have agreed to sell all or substantial portions of our finance business.

Government Regulation
---------------------

          Our insurance and finance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they operate. This regulation and supervision is primarily for the benefit and protection of our customers and policyholders, and not for the benefit of our investors or creditors.

          Insurance

          State laws generally establish supervisory agencies with broad regulatory authority, including the power to: (i) grant and revoke business licenses; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms;
(vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; (x) perform financial, market conduct and other examinations; (xi) define acceptable accounting principles; (xii) regulate the type and amount of permitted investments; and (xiii) limit the amount of dividends and surplus debenture payments that can be paid without obtaining regulatory approval.

          Since the August 9, 2002 announcement of our restructuring efforts, we have been working closely with insurance regulators in each of the states in which our insurance subsidiaries are domiciled (Arizona, Illinois, Indiana, New York, Pennsylvania and Texas) in connection with their monitoring of the operations and financial status of our insurance subsidiaries. The Commissioner of Insurance for the State of Texas has acted as the lead regulator among these states and has coordinated the oversight and monitoring efforts associated with our financial restructuring.

          On October 30, 2002, Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), our two insurance subsidiaries domiciled in Texas, each entered into consent orders with the Commissioner of Insurance for the State of Texas. See "Events Leading to the Chapter 11 Cases and Related Post-Petition Events -- Insurance Ratings and Regulatory Issues" for a more complete discussion of the heightened regulatory scrutiny we have experienced in connection with our restructuring.

          In addition to the limitations imposed by the laws described above and the Texas consent orders, most states have also enacted laws or regulations with respect to the activities of insurance holding company systems, including payment of ordinary and extraordinary dividends by insurance companies, the terms of transactions between insurance companies and their affiliates, and other related matters. Various notice and reporting requirements generally apply to transactions between insurance companies and their affiliates within an insurance holding company system, depending on the size and nature of the transactions. These requirements may include prior regulatory approval or prior notice for certain material transactions. Currently, the Company and its insurance subsidiaries have registered as holding company systems pursuant to such laws and regulations in the domiciliary states of the insurance subsidiaries, and they routinely report to other jurisdictions.

          Most states have also enacted legislation or adopted administrative regulations that affect the acquisition (or sale) of control of insurance companies. The nature and extent of such legislation and regulations vary from state to state. Generally, these regulations require an acquirer of control to file detailed information concerning such acquirer and the plan of acquisition, and to obtain administrative approval prior to the acquisition of control. "Control" is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is rebuttably presumed to exist if a person or group of affiliated persons directly or indirectly owns or controls 10% or more of the voting securities of another person.

          The affiliated party transaction and change of control laws and regulations described in the preceding two paragraphs may require notices to and/or prior approvals by certain of our insurance regulators before the Plan of Reorganization may be consummated. The specific required filings, notices and approvals have not yet been determined, but are expected to be made or obtained concurrently with the other voting and confirmation procedures required for the Plan of Reorganization. See "Voting and Confirmation Procedure."

          On the basis of statutory financial statements filed with state regulators annually, the National Association of Insurance Commissioners ("NAIC") calculates certain financial ratios to assist state regulators in monitoring the financial condition of insurance companies. A "usual range" of results for each ratio is used as a benchmark. In the past, variances in certain ratios of our insurance subsidiaries have resulted in inquiries from insurance departments, to which we have responded. Such inquiries did not lead to any restrictions affecting our operations.

          In addition, the NAIC issues model laws and regulations, many of which have been adopted by state insurance regulators, relating to: (i) investment reserve requirements; (ii) risk-based capital ("RBC") standards; (iii) codification of insurance accounting principles; (iv) additional investment restrictions; (v) restrictions on an insurance company's ability to pay dividends; and (vi) product illustrations. The RBC Model Act provides for different levels of regulatory attention based on the ratio of an insurance company's total adjusted capital (defined as the total of its statutory capital, surplus, asset valuation reserve and certain other adjustments) to its required RBC (such ratio is referred to herein as the "RBC ratio"). RBC standards are designed to help identify insurance companies which are undercapitalized and require specific regulatory actions in the event an insurer's RBC ratio falls below specified levels.

          Most states mandate minimum benefit standards and loss ratios for accident and health insurance policies. We are generally required to maintain, with respect to our individual long-term care policies, minimum anticipated loss ratios over the entire period of coverage of not less than 60 percent. With respect to our Medicare supplement policies, we are generally required to attain and maintain an actual loss ratio, after three years, of not less than 65 percent. We provide to the insurance departments of all states in which we conduct business annual calculations that demonstrate compliance with required minimum loss ratios for both long-term care and Medicare supplement insurance. These calculations are prepared utilizing statutory lapse and interest rate assumptions. In the event that we fail to maintain minimum mandated loss ratios, our insurance subsidiaries could be required to provide retrospective refunds and/or prospective rate reductions. We believe that our insurance subsidiaries currently comply with all applicable mandated minimum loss ratios.

          During recent years, the health insurance industry has experienced substantial changes, including those caused by healthcare legislation. Recent federal and state legislation and legislative proposals relating to healthcare reform contain features that could severely limit or eliminate our ability to vary our pricing terms or apply medical underwriting standards with respect to individuals which could have the effect of increasing our loss ratios and adversely affecting our financial results. In particular, Medicare reform and legislation concerning prescription drugs could affect our ability to price or sell our products.

          In addition, proposals currently pending in Congress and some state legislatures may also affect our financial results. These proposals include the implementation of minimum consumer protection standards for inclusion in all long-term care policies, including: guaranteed premium rates; protection against inflation; limitations on waiting periods for pre-existing conditions; setting standards for sales practices for long-term care insurance; and guaranteed consumer access to information about insurers, including lapse and replacement rates for policies and the percentage of claims denied. Enactment of any of these proposals could affect our financial results.

          The United States Department of Health and Human Services has issued regulations under the Health Insurance Portability and Accountability Act ("HIPAA") relating to standardized electronic transaction formats, code sets and the privacy of member health information. These regulations and any corresponding state legislation will affect the Company's administration of health insurance.

          A number of states have passed or are considering legislation that would limit the differentials in rates that insurers could charge for health care coverages between new business and renewal business for similar demographic groups. State legislation has also been adopted or is being considered that would make health insurance available to all small groups by requiring coverage of all employees and their dependents, by limiting the applicability of pre-existing conditions exclusions, by requiring insurers to offer a basic plan exempt from certain benefits as well as a standard plan, or by establishing a mechanism to spread the risk of high risk employees to all small group insurers. Congress and various state legislators have from time to time proposed changes to the health care system that could affect the relationship between health insurers and their customers, including external review. We cannot predict with certainty the effect that any proposals, if adopted, or legislative developments could have on our insurance business.

          The asset management activities of CCM are subject to federal and state securities, fiduciary (including ERISA) and other laws and regulations. The Securities and Exchange Commission, the National Association of Securities Dealers, state securities commissions and the Department of Labor are the principal regulators of our asset management operations.

          Finance

          Our finance operations are subject to regulation by certain federal and state regulatory authorities. A substantial portion of our consumer loans and assigned sales contracts are originated or purchased by finance subsidiaries licensed under applicable state law. The licensed entities are subject to examination by, and reporting requirements of, the state administrative agencies issuing these licenses. Our finance subsidiaries are subject to state laws and regulations, which in certain states: (i) limit the amount, duration and charges for such loans and contracts; (ii) require disclosure of certain loan terms and regulate the content of documentation;
(iii) place limitations on collection practices; and (iv) govern creditor remedies. The licenses granted are renewable and may be subject to revocation by the respective issuing authority for violation of such state's laws and regulations. Some states have adopted or are considering the adoption of consumer protection laws or regulations that impose requirements or restrictions on lenders who make certain types of loans secured by real estate.

          In addition to the finance companies licensed under state law, Mill Creek Bank, Inc. ("Mill Creek Bank", formerly known as Conseco Bank, Inc.) and Green Tree Retail Services Bank, Inc. ("Retail Bank"), both of which are wholly owned subsidiaries of CFC, are regulated and subject to examination by the Federal Deposit Insurance Corporation. Mill Creek Bank is also regulated and examined by the Utah Department of Financial Institutions. Retail Bank is also supervised and examined by the South Dakota Department of Banking. The ownership of these entities does not subject the Company to regulation by the Federal Reserve Board as a bank holding company. Mill Creek Bank has the authority to engage generally in the banking business and may accept all types of deposits, other than demand deposits. Retail Bank is limited by its charter to engage in the credit card business and may issue only certificates of deposit in denominations of $100,000 or greater. Mill Creek Bank and Retail Bank are subject to regulations relating to capital adequacy, leverage, loans, loss reserves, deposits, consumer protection, community reinvestment, payment of dividends and transactions with affiliates.

          A number of states have usury and other consumer protection laws which may place limitations on the amount of interest and other charges and fees charged on loans originated in such state. Generally, state law has been preempted by federal law under the Depositary Institutions Deregulation and Monetary Control Act of 1980 (the "DIDA") which deregulates the rate of interest, discount points and finance charges with respect to first lien residential loans, including manufactured home loans and real estate secured mortgage loans. As permitted under the DIDA, a number of states enacted legislation timely opting out of coverage of either or both of the interest rate and/or finance charge provisions of the DIDA. States may no longer opt out of the interest rate provisions of the DIDA, but could in the future opt out of the finance charge provisions. To be eligible for federal preemption for manufactured home loans, our licensed finance companies must comply with certain restrictions providing protection to consumers.

          Our finance operations are subject to regulation under other applicable federal laws and regulations, the more significant of which include: the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement and Procedures Act, the Home Mortgage Disclosure Act, the Home Owner Equity Protection Act, and certain rules and regulations of the Federal Trade Commission.

          Our commercial lending operations are not subject to material regulation in most states, although certain states do require licensing. In addition, certain provisions of the Equal Credit Opportunity Act apply to commercial loans to small businesses.

          We have internal controls designed to manage the risks associated with our finance activities. However, there is a risk that one or more employees may circumvent these controls, as has occurred at other financial institutions.

Competition
-----------

          Each of the markets in which we operate is highly competitive, and our highly leveraged position has had a material adverse impact on our ability to compete in these markets. The financial services industry consists of a large number of companies, some of which are larger and have greater capital, technological and marketing resources, access to capital and other sources of liquidity at a lower cost, broader and more diversified product lines and larger staffs than Conseco. An expanding number of banks, securities brokerage firms and other financial intermediaries also market insurance products or offer competing products, such as mutual fund products, traditional bank investments and other investment and retirement funding alternatives. We also compete with many of these companies and others in providing services for fees. In most areas, competition is based on a number of factors, including pricing, service provided to distributors and policyholders and ratings. Conseco's subsidiaries must also compete with their competitors to attract and retain the allegiance of dealers, vendors, contractors, manufacturers, retailers and agents.

          An important competitive factor for life insurance companies is the ratings they receive from nationally recognized rating organizations. Agents, insurance brokers and marketing companies who market our products and prospective purchasers of our products use the ratings of our insurance subsidiaries as one factor in determining which insurer's products to market or purchase. Ratings have the most impact on our annuity and interest-sensitive life insurance products. Insurance financial strength ratings are opinions regarding an insurance company's financial capacity to meet the obligations of its insurance policies in accordance with their terms. They are not directed toward the protection of investors, and such ratings are not recommendations to buy, sell or hold securities.

          In July 2002, A.M. Best Company, a nationally recognized insurance company ratings organization, lowered the financial strength ratings of our primary insurance subsidiaries from "A- (excellent)" to "B++ (very good)" and placed the ratings "under review with negative implications." In August 2002, A.M. Best further downgraded the financial strength ratings of our primary insurance subsidiaries to "B (fair)". These ratings downgrades caused sales of our insurance products to decline and policyholder redemptions and lapses to increase, which had a material adverse impact on our financial results. In some cases, the ratings downgrades also caused defections among our sales force of agents and/or increases in the commissions we had to pay to retain them. The effect of these ratings downgrades is further discussed in "Events Leading to the Chapter 11 Cases and Related Post-Petition Events - Insurance Ratings and Regulatory Issues."

          Conseco's leveraged condition and liquidity difficulties also have severely impacted the operations of our finance business. For a more complete discussion of the effect of our leveraged condition and liquidity difficulties on our finance business, see "Events Leading to the Chapter 11 Cases and Related Post-Petition Events - Status of CFC; Strategic Alternatives Considered."

Employees
---------

          At December 31, 2002, CNC and its subsidiaries had approximately 10,100 employees, including: (i) 4,300 employees supporting our insurance operations; (ii) 5,400 employees supporting our finance operations; and (iii) 400 employees supporting our holding company and shared services. None of our employees is covered by a collective bargaining agreement.

          For additional information about the Company's business operations, refer to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. Additional information regarding the Company will be included in its Annual Report on Form 10-K for the year ended December 31, 2002, scheduled to be filed on or about March 31, 2003, but not later than April 15, 2003. These filings are, or will be, available by visiting the Securities and Exchange Commission's website at www.sec.gov or the Company's website at www.conseco.com.

B.        EXISTING CAPITAL STRUCTURE OF CNC AND CIHC

          1.   CNC

               (a)  Bank Debt

          CNC has a $1.5 billion credit facility (the "Senior Credit Facility") with Bank of America, N.A., as administrative agent, and various other lending institutions. The Senior Credit Facility was scheduled to mature on December 31, 2003 and is currently fully drawn. Approximately $38 million of accrued and unpaid interest was added to the outstanding principal amount of the Senior Credit Facility pursuant to a waiver dated September 8, 2002. In addition, as of the Petition Date, there was an aggregate of approximately $6.1 million of unpaid interest on the Senior Credit Facility.

               (b)  Guarantee of D&O Credit Facilities

          Beginning in 1996, certain officers and directors of Conseco borrowed money to purchase common stock of CNC under credit facilities provided by Bank of America, N.A., JPMorgan Chase Bank and various other lending institutions (individually, a "D&O Credit Facility", and collectively, the "D&O Credit Facilities"). Until the fall of 2000, there were three D&O Credit Facilities: the $245 million D&O Credit Facility entered into in 1997 (which included the original purchasers in 1996 plus new purchasers in 1997); the $181 million D&O Credit Facility entered into in 1998; and the $144 million D&O Credit Facility entered into in 1999, which is partially secured. The aggregate amount of the D&O Credit Facilities guaranteed as of the Petition Date was approximately $481.3 million. In addition, as of the Petition Date, CNC owed approximately $4.0 million of waiver consideration and approximately $9.6 million in interest with respect to the D&O Credit Facilities.

          In May 2000, the 1999 D&O Credit Facility was refinanced to add additional collateral in the form of pledges of stock of CIHC, CFC and CCM and certain intercompany notes. In the fall of 2000, most of the borrowers refinanced the existing facilities to extend the maturity date of the obligations to December 31, 2003 (the scheduled maturity date of the Senior Credit Facility). Certain of the officers and directors who are borrowers under the 1998 D&O Credit Facility chose not to refinance (by not signing the agreement), thereby creating, in effect, an additional tranche: the 1998 non-refinanced facility.

          Individual obligors under the D&O Credit Facilities owe amounts to:
(i) the lenders party to the D&O Credit Facilities for the principal amounts borrowed (less any principal repayments); (ii) CNC for the payment of approximately $55.5 million made in September 2002 from cash collateral previously pledged by CNC to such lenders (such amounts correspondingly reduced certain individual obligors' amounts owed to lenders under (i) above); and (iii) Conseco Services, LLC, an affiliate of CNC ("Conseco Services"), for interest and other fee payments made to the lenders party to the D&O Credit Facilities on behalf of the individual obligors.

          On or about March 5, 2003, the TOPrS Committee filed an objection to the proofs of claim filed by Bank of America and JPMorgan Chase Bank (which are the Lender Claims), thereby commencing Adversary Proceeding No. 03 A 00659. In this adversary proceeding, the TOPrS Committee requests that the Bankruptcy Court (a) disallow the Lender Claims to the extent they assert claims under the D&O Credit Facilities, (b) setoff against the Lender Claims all amounts previously received by the Lenders under the D&O Credit Facilities, (c) grant declaratory relief that (i) the Debtors' guarantees of the D&O Credit Facilities are void and unenforceable under Regulation U and (ii) all payments made by the Debtors on account of the Lender Claims are voidable and recoverable for the benefit of the Debtors' bankruptcy estates, and (d) in the alternative, equitably subordinate the Lender Claims to the extent of all amounts purportedly owed, and all amounts previously received, under the D&O Credit Facilities. When the D&O Credit Facilities were established, the Debtors' counsel at the time issued opinions that the D&O Credit Facilities complied with Regulation U.

          As of the date of this Disclosure Statement, no party has responded to the TOPrS Committee's objection to the Lender Claims. The Debtors believe that the TOPrS Committee does not have standing to object to the Lender Claims. The TOPrS Committee maintains that it does have a right to object to the Lender Claims. The TOPrS Committee objection is set for a pretrial conference on April 9, 2003 at 10:30 a.m.

          Even if the TOPrS Committee is successful in its effort to void the D&O Credit Facilities,(5) the value of New CNC would be distributed consistent with prepetition contractual subordination provisions, which generally require that the Lender Claims are paid in full before the Exchange Note Claims receive any distribution, and that the Lender Claims, the 93/94 Note Claims, the Exchange Note Claims and the

---------------------
5 The TOPrS Committee also seeks to equitably subordinate the entire amount of the Lender Claims.

Original Note Claims are paid in full before the Holders of Trust Related Claims receive any distribution. Listed below are the outstanding prepetition amounts for the claims that are senior to the Trust Related Claims (assuming the D&O Credit Facilities are voided):

          o    $1.537 billion on account of the Senior Credit Facility;
          o    $93.7 million on account of the 93/94 Notes;
          o    $1.371 billion on account of the Exchange Notes; and
          o    $1.242 billion on account of the Original Notes,

          The sum of these amounts is approximately $4.244 billion. As described on page 3 of this Disclosure Statement, the Absolute Priority Alternative (which would apply if the Plan were not confirmed) would strictly give effect to prepetition subordination agreements. The relevant prepetition documents that govern the Trust Related Claims require the Holders of such Claims to contribute their recoveries to the senior creditors until the senior creditors are paid in full.(6) Thus, even if the TOPrS Committee is successful in its efforts to void the D&O Credit Facilities, there will be no distribution to the Holders of Trust Related Claims if the value of New CNC is less than approximately $4.244 billion.(7)

          The TOPrS Committee has also observed that if the D&O Credit Facilities are voided, it is possible that the Lender Claims might be further reduced by payments made in respect of the D&O Credit Facilities by the Debtors and not the individual borrowers. If this relief is granted, as requested by the TOPrS Committee, the Lender Claims could be further reduced by approximately $198 million, and a valuation of New CNC of approximately $4.05 billion would entitle the TOPrS to a recovery from the estate.(8)

          The foregoing matters will be addressed in detail at the Confirmation Hearing.

          It should be noted that if the TOPrS Committee is successful in its efforts to void the D&O Credit Facilities, the agreement between the Noteholder Subcommittee and the Lender Subcommittee that is the basis of the Plan may be irreparably upset, thereby delaying the restructuring process, and potentially reducing the value of New CNC.

               (c)  The 93/94 Notes

          In 1993, CNC issued $200,000,000 of 8.125% senior notes due February 15, 2003 (the "93 Notes"). In 1994, CCP Insurance, Inc. ("CCP") issued $200,000,000 of 10.5% senior notes due December 15, 2004 (the "94 Notes"). CNC acquired CCP by merger on August 31, 1995 and assumed CCP's obligations under the 94 Notes in connection with the merger.

          We sometimes refer to the 93 Notes and the 94 Notes collectively as the "93/94 Notes." The 93/94 Notes are secured by the stock of CIHC, CCM, CFC and certain of its subsidiaries and certain intercompany notes. It is anticipated that substantially all of CFC's assets will be sold in connection with the Company's reorganization. If certain of these assets have been pledged to the holders of the 93/94 Notes, and if proceeds of these pledged assets are used to pay the 93/94 Notes, then CFC may assert, by subrogation, the rights of such holders against the Reorganizing Debtors. As of the Petition Date, the aggregate outstanding principal amount of the 93/94 Notes was approximately $88 million and there was an aggregate of approximately $5.7 million of unpaid interest on the 93/94 Notes.

----------------------
6 Class 8A Reorganizing Debtor General Unsecured Creditors would not contribute their recoveries to the senior creditors because they do not have a subordination provision with the senior creditors.


7 This amount does not include post-petition interest, which the senior creditors are entitled to receive under the Plan.


8 The Holders of Trust Related Claims will recover in such a scenario only if some other source exists to pay Allowed Administrative Claims, Priority Claims and Secured Claims in full before unsecured Claims, such as the Trust Related Claims, receive any distribution.

          The collateral that secures the 93/94 Notes was pledged pursuant to an "equal and ratable" clause in the indentures governing the 93/94 Notes. The indentures of the 93/94 Notes provide that if another creditor obtains a security interest in certain property of CNC or any of its significant subsidiaries, then the 93/94 Notes will automatically obtain an "equal and ratable" security interest in such property. Certain parties, including the CFC Committee, have alleged that the legal mechanism by which the 93/94 Notes obtained a security interest somehow impairs that security interest. Such parties allege that because the holders of the 93/94 Notes did not provide consideration for the security interest that they received simply because another party received that security interest, the 93/94 Notes' security interest may be voided under a theory of unjust enrichment, fraudulent conveyance or lack of consideration. Wilmington Trust Company, the indenture trustee under the 93/94 Notes, maintains that any and all claims with respect to the avoidability of the 93/94 Notes, including the claims of the CFC Committee, are frivolous and wholly without merit.

               (d)  The Original Notes

          Between 1998 and 2001, CNC issued the following series of senior notes: (i) $450,000,000 of 8.5% senior notes due October 15, 2002 (the "8.5% Original Notes"); (ii) $250,000,000 of 6.4% senior notes due February 10, 2003 (the "6.4% Original Notes"); (iii) $800,000,000 of 8.75% senior notes due February 9, 2004 (the "8.75% Original Notes"); (iv) $250,000,000 of 6.8% senior notes due June 15, 2005 (the "6.8% Original Notes"); (v) $550,000,000 of 9.0%
senior notes due October 15, 2006 (the "9.0% Original Notes"); and (vi) $400,000,000 of 10.75% senior notes due June 15, 2008 (the "10.75% Original
Notes").

          We sometimes refer to the foregoing series of senior notes collectively as the "Original Notes." As of the Petition Date, the aggregate outstanding principal amount of the Original Notes was approximately $1.17 billion, and there was an aggregate of approximately $72.2 million of unpaid interest on the Original Notes.

               (e)  The Exchange Notes

          In connection with an exchange offer completed in April 2002, CNC issued: (i) $991,000 of 8.5% senior notes due October 15, 2003, in exchange for an equal amount of 8.5% Original Notes due October 15, 2002 (the "8.5% Exchange Notes"); (ii) $14,936,000 of 6.4% senior notes due February 10, 2004 in exchange for an equal amount of 6.4% Original Notes due February 10, 2003 (the "6.4% Exchange Notes"); (iii) $364,294,000 of 8.75% senior notes due August 9, 2006 in exchange for an equal amount of 8.75% Original Notes due February 9, 2004 (the "8.75% Exchange Notes"); (iv) $150,783,000 of 6.8% senior notes due June 15, 2007 in exchange for an equal amount of 6.8% Original Notes due June 15, 2005 (the "6.8% Exchange Notes"); (v) $399,200,000 of 9.0% senior notes due April 15, 2008 in exchange for an equal amount of 9.0% Original Notes due October 15, 2006 (the "9.0% Exchange Notes"); and (vi) $362,433,000 of 10.75% senior notes due June 15, 2009 in exchange for an equal amount of 10.75% Original Notes due June 15, 2008 (the "10.75% Exchange Notes").

          We sometimes refer to the foregoing series of senior notes collectively as the "Exchange Notes." The Exchange Notes are guaranteed by CIHC and are otherwise identical to the corresponding series of Original Notes in all material respects but for the fact that they bear a CIHC guarantee and their respective maturity dates. As of the Petition Date, the aggregate outstanding principal amount of the Exchange Notes was approximately $1.29 billion, and there was an aggregate of approximately $78.3 million of unpaid interest on the Exchange Notes.

               (f)  Trust Preferred Securities and Subordinated Debentures

          The following securities have been issued by subsidiary trusts of CNC:
9.16% Trust Originated Preferred Securities (the "9.16% TOPrS"); 8.70% Trust Pass-Through Securities (the "8.70% TRuPS"); 8.796% Capital Securities (the "8.796% Capital Securities"); 6.75% Trust Originated Preferred Securities (the "6.75% TOPrS"); 8.70% Trust Originated Preferred Securities (the "8.70% TOPrS"); 9% Trust Originated Preferred Securities (the "9% TOPrS"); and 9.44% Trust Originated Preferred Securities (the "9.44% TOPrS"). We sometimes refer to the 9.16% TOPrS, 8.70% TRuPS, 8.796% Capital Securities,

6.75% TOPrS, 8.70% TOPrS, 9.00% TOPrS and 9.44% TOPrS collectively as the "Trust Preferred Securities."

          Each trust used the proceeds from the issuance of the Trust Preferred Securities to purchase subordinated debentures from CNC (the "Subordinated Debentures"). The interest rate and other terms of each series of Trust Preferred Securities mirror the terms of the applicable underlying Subordinated Debentures issued by CNC. The holders of the Trust Preferred Securities are entitled to preferred dividend payments from the trust, payable from the interest payments received from CNC on the underlying Subordinated Debentures. CNC provides a guarantee to the holders of the Trust Preferred Securities of the amounts due on such Trust Preferred Securities, but only to the extent that the trust has received interest payments on the Subordinated Debentures. As of the Petition Date, the aggregate outstanding principal amount of the Subordinated Debentures was approximately $1.93 billion, and there was an aggregate of approximately $89.1 million of unpaid interest on the Subordinated Debentures.

               (g)  Preferred Stock and Common Stock

          CNC has two outstanding series of preferred stock, Series E Preferred Stock and Series F Common-Linked Convertible Preferred Stock, and has committed to authorize a third series of preferred stock, Series G Preferred Stock. As of December 31, 2002, there were: (i) 90,000 shares of Series E Preferred Stock, $10,000 stated value per share, issued and outstanding (the "Series E Preferred Stock"), all of which is held by Bankers National Life Insurance Company, an indirect subsidiary of CNC; (ii) 2,855,502 shares of Series F Common-Linked Convertible Preferred Stock, $192.50 stated value per share, issued and outstanding (the "Series F Preferred Stock"), substantially all of which is held by Thomas H. Lee Equity Fund IV, L.P. and its affiliated investors; and (iii) no shares of Series G Preferred Stock issued and outstanding (the "Series G Preferred Stock").

          As of December 31, 2002, CNC had 346.0 million shares of common stock, no par value, issued and outstanding. The common stock (and all other listed securities of CNC) was delisted from the NYSE effective September 25, 2002. See "Events Leading to the Chapter 11 Cases and Related Post-Petition Events - Delisting of Common Stock and Other Listed Securities."

          2.   CIHC

               (a)  Guarantees of CNC and CFC Debt

          Although CIHC has no outstanding indebtedness for borrowed money (other than for intercompany notes, which are identified on Exhibit F and Exhibit G attached hereto), it is the guarantor of CNC's Senior Credit Facility. The Senior Credit Facility is currently fully drawn, and approximately $38 million of accrued and unpaid interest has been added to the outstanding principal amount of the Senior Credit Facility pursuant to a waiver dated September 8, 2002. As of the Petition Date, there was an aggregate of approximately $6.1 million of unpaid interest on the Senior Credit Facility. CIHC is the guarantor of an aggregate principal amount of $125 million in respect of CFC's residual and warehouse facilities with Lehman Brothers, Inc. and certain of its affiliates ("Lehman"). CIHC is the guarantor of an aggregate principal amount of $125 million in respect of CFC's swingline debt and cash management facility with U.S. Bank National Association ("U.S. Bank"). U.S. Bank has objected to the Plan's treatment of its Claim under this guaranty on the grounds that it is treated less favorably than the 93/94 Note Claims. The Debtors reserve the right to amend the Plan to address this objection. CIHC is also a guarantor on an aggregate principal amount of approximately $481.3 million in respect of the D&O Credit Facilities. Finally, CIHC is the guarantor of an aggregate principal amount of $1.29 billion of Exchange Notes issued by CNC.

          CIHC's existing prepetition guarantee in respect of CFC's swingline debt and cash management facility with U.S. Bank was "rolled into" the Secured Super-Priority Debtor In Possession Credit Agreement dated December 19, 2002 (the "FPS DIP") between CFC, certain of its subsidiaries, CIHC, certain lenders parties thereto from time to time and FPS DIP LLC. Accordingly, CIHC has an outstanding prepetition guarantee for an amount of $60 million pursuant to the FPS DIP.

          As explained in further detail in Section II.C.6, "Status of CFC; Strategic Alternatives Considered," the swingline debt and cash management facility was paid-off with proceeds from the FPS DIP on December 19, 2002.

          The CFC Committee has alleged that the Finance Company Debtors may have avoidance actions against Lehman or other theories to invalidate Lehman's liens and/or claims against the Finance Company Debtors. The CFC Committee has until April 16, 2003 to assert any claims or actions against Lehman.

               (b)  Preferred Stock and Common Stock

          CIHC has authorized three series of preferred stock: (i) 1994 Series Preferred Stock, $1,000 stated value per share (the "1994 Series Preferred Stock"); (ii) $2.32 Redeemable Cumulative Preferred Stock, $0.01 stated value per share (the "$2.32 Preferred Stock"); and (iii) 1998 Series Redeemable Preferred Stock, $1,000 stated value per share (the "1998 Series Preferred Stock"). As of December 31, 2002, there were 151,531.319 shares of 1994 Series Preferred Stock, 1,200,000 shares of $2.32 Preferred Stock and 90,000 shares of 1998 Series Preferred Stock issued and outstanding.

          As of December 31, 2002, CIHC had 1,001.041 shares of common stock, par value $1.00 per share, issued and outstanding, 1,000 shares of which were held by CNC and 1.041 shares of which were held by Conseco Annuity Assurance Company, an indirect wholly owned subsidiary of CIHC.

C.        EVENTS LEADING TO THE CHAPTER 11 CASES AND RELATED POST-PETITION
          EVENTS

          1.   Background to the Restructuring

          Conseco commenced operations in 1982 and grew rapidly through acquisitions, including the acquisition of 19 separate insurance groups and related businesses and the acquisition of Green Tree Financial Corporation in 1998. The acquisition of Green Tree (renamed "Conseco Finance Corp.") served as the platform for Conseco's entry into the consumer finance business.

          In order to fund these acquisitions and grow its businesses, CNC, our parent holding company, incurred substantial indebtedness through borrowings under bank credit facilities and the issuance of securities in public capital markets. CIHC, our intermediate holding company, also incurred significant indebtedness in the form of guarantees. See "Existing Capital Structure of CNC and CIHC." Between 1998 and 2000, CNC incurred $3.6 billion in new debt and trust preferred obligations, primarily to fund the business of CFC following its acquisition. In addition to increased indebtedness levels, we also began to recognize impairment charges because the actual performance of CFC's securitized loan portfolios did not meet the assumptions that were used in establishing the value of the interests we have retained (generally interest-only securities and servicing rights) in securitization transactions accounted for as sales. Impairment charges represent reductions in the value of our retained interests recognized as a loss in the statement of operations. The value of the retained interests are determined by discounting the projected future cash flows we expect to receive over the life of the securitizations using our current best estimates of prepayment, default, loss and interest rate assumptions. The assumptions used to determine the estimated fair value are subject to significant judgment and are determined based on internal evaluations and consultations with outside advisors.

          During the past two years, we undertook efforts to reduce our parent company debt. These efforts primarily focused on the sale of non-strategic assets to meet principal and interest payment obligations. We also took a number of other actions designed to reduce parent company debt and increase the efficiency of our business operations. The actions with respect to our finance business included: (i) the sale, closing or runoff of several business units (including asset-based lending, vendor leasing, bankcards, transportation, park construction and floorplan lending); (ii) monetization of certain on-balance sheet financial assets through sales or as collateral for additional borrowings;
(iii) cost savings and restructuring of ongoing businesses such as streamlining of credit origination operations in the manufactured housing and home equity divisions; and (iv) substantial decreases in the origination of certain lines of products in certain business segments, particularly in the manufactured housing segment. The actions with respect to our insurance business included: (i) the sale of our variable annuity business; (ii) reinsurance transactions of various insurance blocks; and (iii) the division of our insurance segment into two, more efficient, operating groups.

          In addition to these measures, in April 2002, we extended the maturities of approximately $1.29 billion in principal amount of our senior notes by one year to two and one-half years through an exchange offer in an effort to improve our financial flexibility and enhance our ability to refinance our public debt.

          Notwithstanding these initiatives, the Company's financial position continued to deteriorate. For the six months ended June 30, 2002, CNC suffered a net loss applicable to common stock of $4,380.1 million, including the cumulative effect of an accounting charge for a goodwill impairment of $2,949.2 million and the establishment of a valuation allowance of $1,003.0 million for the entire balance of net deferred income tax assets at June 30, 2002, as we believe the realization of such assets in future periods is uncertain. This loss reduced CNC's shareholders' equity to $533.0 million. The reduction in shareholders' equity negatively impacted the financial strength ratings of our insurance subsidiaries and the capital market ratings of our outstanding parent company securities, and effectively precluded us from raising significant amounts of additional capital in the public markets. The net loss for the second quarter, including the establishment of a deferred tax valuation reserve, resulted in a breach of the debt to capitalization ratio covenant in the Senior Credit Facility, although we did obtain temporary waivers from the relevant lenders. These developments also made it significantly more difficult to obtain regulatory approvals of dividend payments from our insurance subsidiaries.

          2.   Announcement of Restructuring Plan; Events of Default

          As a result of these developments, on August 9, 2002, we announced that we had engaged legal and financial advisors to begin discussions with creditors in order to effectuate a fundamental restructuring of the Company's capital structure. We also announced that we did not make the August 2002 interest payments on the 6.4% Original Notes, 6.4% Exchange Notes, 8.75% Original Notes and 8.75% Exchange Notes. Since the August 9, 2002 announcement, we have not made any interest or principal payments on any of our direct corporate obligations, nor have we made any distributions on our Trust Preferred Securities. The failure to make the interest payments on these notes within the 30-day grace period constituted an event of default under the notes, which gave the holders of the notes the right to accelerate the maturity of all principal and past due interest. We did not pay the $224.9 million of principal (plus accrued interest) that was due on October 15, 2002 under the 8.5% Original Notes. Our default with respect to the payment of principal on these notes also resulted in defaults under approximately $4.0 billion principal amount of debt obligations, approximately $481.3 million of obligations under the D&O Credit Facilities and approximately $1.93 billion of Subordinated Indentures (and the corresponding Trust Preferred Securities) through cross-default provisions contained in the respective governing instruments. If the holders of such indebtedness or preferred securities had exercised their rights to accelerate the maturity of all principal and interest due, we would not have been able to satisfy these obligations.

          On September 9, 2002, Conseco received temporary waivers of the covenant violations with respect to the Senior Credit Facility and the D&O Credit Facilities from the relevant lenders. These waivers expired on October 17, 2002. On that date, Conseco obtained forbearance agreements from the relevant lenders pursuant to which the lenders agreed to temporarily refrain from exercising default-related remedies with respect to certain specified events of default under the Senior Credit Facility and the guarantees of the D&O Credit Facilities. These forbearance agreements were scheduled to expire on November 27, 2002, but were extended on that date to January 11, 2003, subject to various conditions. Upon filing of the Chapter 11 Cases, the forbearance agreements terminated and were superseded by the automatic stay provisions under section 362 of the Bankruptcy Code.

          3.   Delisting of Common Stock and Other Listed Securities

          After the issuance of our press release on August 9, 2002, the NYSE halted trading in CNC's common stock and other listed securities. On August 12, 2002, the NYSE issued a public announcement of the suspension of trading. The Securities and Exchange Commission subsequently granted the NYSE's application for removal from listing and registration with respect to the following CNC securities: (i) common stock, (ii) 93 Notes, (iii) 94 Notes, (iv) 9.16% TOPrS, (v) 8.70% TOPrS, (vi) 9% TOPrS and (vii) 9.44% TOPrS, effective on the opening of the trading session on September 25, 2002.

          4.   Ratings Downgrades of CNC Securities

          As a result of the events leading up to our August 9, 2002 announcement and subsequent events, we have experienced a number of ratings downgrades with respect to our outstanding securities. On September 9, 2002, our senior debt ratings were lowered from "C" to "D" by Fitch IBCA. Fitch employs a system of 12 national ratings, ranging from "AAA" to "D" with pluses and minuses used to indicate the relative position of a credit within a ratings category.

          On October 4, 2002, Standard & Poor's lowered our senior debt rating from "CC" to "D". Standard & Poor's maintains 10 ratings categories, ranging from "AAA (Extremely strong)" to "D (Defaulted)" with pluses and minuses used to indicate relative positions within each category.

          On October 25, 2002, the credit rating for our senior notes was downgraded to "Ca" by Moody's, which said its ratings outlook for us is developing. Moody's employs a system of nine national ratings, ranging from "Aaa" to "C" with modifiers 1, 2 and 3 to indicate the relative strength or weakness within each rating. "Ca" is the eighth best rating out of nine. In its October 25, 2002 release, Moody's stated that "the Ca senior unsecured rating reflects the heightened uncertainty surrounding Conseco's liquidity and financial flexibility, and the residual value of the company, a key determinant of the recovery value for debtholders."

          Immediately prior to the filing of the Chapter 11 Cases, our Trust Preferred Securities were rated "D" by Standard & Poor's, "D" by Fitch and "C" by Moody's. The ratings of our securities made it impossible for Conseco to issue additional securities in the public markets.

          5.   Insurance Ratings and Regulatory Issues

          An important competitive factor for our insurance subsidiaries is the ratings they receive from nationally recognized rating organizations. See "Description of Conseco's Business - The Company's Business - Competition." In July 2002, A.M. Best downgraded the financial strength ratings of our primary insurance subsidiaries to "B++ (Very Good)" and placed the ratings "under review with negative implications." On August 14, 2002, A.M. Best further lowered the financial strength ratings of our primary insurance subsidiaries from "B++ (very good)" to "B (fair)." A.M. Best ratings for the industry currently range from "A++ (Superior)" to "F (In Liquidation)" and some companies are not rated. An "A++" ranking indicates superior overall performance and a strong ability to meet obligations to policyholders over a long period of time. The "B" rating is assigned to companies which have, on balance, fair balance sheet strength, operating performance and business profile, when compared to the standards established by A.M. Best, and have an ability in A.M. Best's opinion to meet their current obligations to policyholders, but their financial strength is vulnerable to adverse changes in underwriting and economic conditions. The rating reflects A.M. Best's view of the uncertainty surrounding our restructuring initiatives and the potential adverse financial impact on the subsidiaries if negotiations are protracted and execution of the restructuring plan is delayed. Standard & Poor's has given our insurance subsidiaries a financial strength rating of "B+". Rating categories from "BB" to "CCC" are classified as "vulnerable," and pluses and minuses show the relative standing within a category. In Standard & Poor's view, an insurer rated "B" has the capacity to meet its financial commitments but adverse business conditions could lead to insufficient ability to meet financial commitments.

          These ratings downgrades caused sales of our insurance products to decline and policyholder redemptions and lapses to increase. In some cases, the downgrades also caused defections among our independent agent sales force and increases in the commissions we had to pay to retain them. These events have had a material adverse effect on our financial results. Further downgrades by A.M. Best or Standard & Poor's would likely have further material and adverse effects on our financial results and liquidity.

          Since the announcement of our restructuring efforts on August 9, 2002, we have been working closely with insurance regulators in each of the states in which our insurance subsidiaries are domiciled (Arizona, Illinois, Indiana, New York, Pennsylvania and Texas) in connection with their monitoring of the operations and financial status of our insurance subsidiaries. The Commissioner of Insurance for the State of Texas has acted as the lead regulator among these states and has principally coordinated the oversight and monitoring efforts associated with our financial restructuring.

          On October 30, 2002, Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), our two insurance subsidiaries domiciled in Texas, each entered into consent orders with the Commissioner of Insurance for the State of Texas whereby they agreed: (i) not to request any dividends or other distributions before January 1, 2003 and, thereafter, not to pay any dividends or other distributions to parent companies outside of the insurance system without the prior approval of the Texas Insurance Commissioner; (ii) to continue to maintain sufficient capitalization and reserves as required by the Texas Insurance Code;
(iii) to request approval from the Texas Insurance Commissioner before making any disbursements not in the ordinary course of business; (iv) to complete any pending transactions previously reported to the proper insurance regulatory officials prior to and during Conseco's restructuring, unless not approved by the Texas Insurance Commissioner; (v) to obtain a commitment from CNC and CIHC to maintain their infrastructure, employees, systems and physical facilities prior to and during Conseco's restructuring; and (vi) to continue to permit the Texas Insurance Commissioner to examine its books, papers, accounts, records and affairs. The consent orders do not prohibit the payment of fees in the ordinary course of business pursuant to existing administrative, investment management and marketing agreements with our non-insurance subsidiaries.

          6.   Status of CFC; Strategic Alternatives Considered

          During the course of the recent economic slowdown, loans originated by our finance subsidiaries have suffered a sustained period of increased delinquencies, foreclosures and losses and our finance subsidiaries have incurred increased costs in servicing these loans, all of which have had a material adverse effect on our financial condition and results of operations. These conditions, coupled with our leveraged condition and liquidity difficulties, have severely impacted the operations of CFC, and eliminated CFC's access to the securitization markets. The securitization markets historically have been CFC's main source of funding. The loss of access to the securitization markets has severely affected CFC's ability to originate, purchase and sell loans. It has also affected the value of the retained interests CFC holds in securitization manufactured housing trusts, since CFC relied on the securitization markets to finance the sale of repossessed manufactured housing units owned by those trusts, which often helped to minimize the loss on defaulted loans (compared to liquidating those assets through a manufactured housing wholesale channel).

          On October 22, 2002, CNC announced that its board of directors approved a plan to sell or seek new investors for the finance businesses and that the investment banking firms of Lazard Freres & Co., LLC and Credit Suisse First Boston had been engaged to pursue various alternatives, including securing new investors and/or selling CFC's three lines of business: (i) manufactured housing; (ii) mortgage and home equity services; and (iii) consumer finance (including a potential sale, joint venture or similar transaction with respect to CFC's servicing platforms). For a discussion of the sale process, see "Planned Sale of CFC."

          As of the Petition Date, CFC's remaining liquidity sources were a warehouse facility (the "Warehouse Facility") and a residual facility ("Residual Facility") with Lehman and a bank credit facility with U.S. Bank (the "U.S. Bank Facility," and together with the Warehouse Facility and Residual Facility, the "CFC Facilities"). The direct borrower under (i) the Warehouse Facility is CFC's non-debtor subsidiary Green Tree Finance Corp. - Five ("GTFC"), and (ii) the Residual Facility is CFC's non-debtor subsidiary Green Tree Residual Finance Corp. I ("GTRFC"). The Warehouse Facility and the Residual Facility are fully guaranteed by CFC and, up to an aggregate of $125 million, by CIHC . CFC was the direct borrower under the U.S. Bank Facility, which was also guaranteed by CIHC up to an aggregate of $125 million.

          Prior to the Petition Date, CFC was in default under the CFC Facilities as a result of (i) cross-defaults triggered by CNC's defaulting on its debt obligations, (ii) cross-defaults among the U.S. Bank Facility, the Warehouse Facility and the Residual Facility, (iii) failure to make payments required by

CFC's guarantees of payments on certain lower-rated securities referred to as "B-2 securities," which were issued to investors in certain finance receivable securitization transactions (see the note to CNC's consolidated financial statements entitled "Guarantees" as set forth in CNC's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and CNC's Quarterly Report on Form 10-Q for the period ended September 30, 2002 for further information); and
(iv) breaches of several financial covenants under the CFC Facilities. CFC entered into forbearance agreements with Lehman with respect to the Warehouse Facility and Residual Facility and with U.S. Bank with respect to U.S. Bank Facility, pursuant to which Lehman and U.S. Bank agreed to temporarily refrain from exercising any rights arising from events of default that occurred under each CFC Facility prior to the Petition Date.

          The Warehouse Facility is a repurchase facility under which primarily newly originated manufactured housing, home equity, home improvement and recreational vehicle loans originated by CFC or affiliates of CFC and transferred to GTFC are sold by GTFC to Lehman with an agreement to repurchase those loans at a later date and at a higher price. The price differential reflects the cost of financing. The Warehouse Facility provides funding to CFC for new loan origination. The Warehouse Facility and the Residual Facility are cross-collateralized.

          The Residual Facility is collateralized by retained interests in securitizations. CFC is required to maintain collateral based on current estimated fair values in accordance with the terms of such facility. Due to the decrease in the estimated fair value of its retained interests, CFC's collateral was $128.9 million deficient at September 30, 2002 (as calculated in accordance with the relevant transaction documents, which provide that Lehman calculates the value of CFC's collateral within its sole discretion). Pursuant to the forbearance agreement entered into with Lehman on December 20, 2002, Lehman agreed not to accelerate the repayment of the Residual Facility based on the collateral deficiency through June 1, 2003. Under the terms of this forbearance agreement, Lehman retains the cash flows from CFC's retained interests pledged under this facility and applies those cash flows to the margin deficit. As mentioned above, this forbearance agreement is subject to a number of conditions that may cause it to terminate prior to June 1, 2003.

          The filing by CNC, CIHC and CFC of a Chapter 11 petition triggered additional defaults under the CFC Facilities.

          On December 19, 2002, shortly after the filing of the Chapter 11 Cases, the U.S. Bank Facility was paid-off with the approval of the Bankruptcy Court with a portion of the proceeds of the debtor-in-possession ("DIP") financing provided by U.S. Bank and FPS DIP LLC, an affiliate of Fortress Investment Group LLC ("Fortress"), J.C. Flowers & Co. LLC. ("Flowers") and Cerberus Capital Management, L.P. ("Cerberus"). The DIP financing is for up to $125,000,000. The DIP financing motion was granted by the Bankruptcy Court on January 14, 2003. Proceeds of the FPS DIP were applied to the repayment in full of the U.S. Bank Facility.

          From time to time, CFC has failed to comply with certain covenants regarding the maximum permissible variance of the budgets provided to the FPS DIP lenders in connection with the FPS DIP. In each instance, CFC has obtained appropriate waivers. The occurrence of events of default under the FPS DIP, may cause events of default under the Lehman December 20 Agreements (as defined below).

          On December 20, 2002, CFC, GTFC, and GTRFC, entered into several agreements with Lehman: (the "Lehman December 20 Agreements") (i) providing that Lehman temporarily refrain from exercising any rights arising from events of default that occurred under each relevant CFC Facility (including, but not limited to, those arising out of CNC, CIHC and CFC filing for chapter 11 relief) until June 1, 2003; (ii) indirectly providing CFC with up to $25,000,000 in postpetition financing by allowing GTFC to provide intercompany loans to CFC with cash flows obtained from the Warehouse Facility; (iii) decreasing the capacity of the Warehouse Facility to a maximum of $250,000,000; and (iv) otherwise amending the Warehouse Facility and the Residual Facility. These agreements are subject to a number of conditions that may cause them to terminate prior to June 1, 2003.

          As a result of CFC's defaults and the agreements entered into with Lehman on December 20, 2002, CFC may not draw funds from the Residual Facility.

          On March 4, 2003, CFC and certain of its affiliates filed a motion with the Bankruptcy Court to obtain approval of the Secured Super-Priority Debtor In Possession Credit Agreement with Goldman Sachs Credit Partners L.P. ("Goldman Sachs") as administrative and loan agent and certain lenders party thereto from time to time (the "GS DIP"), a form of which was filed as an exhibit to the motion. The GS DIP provides for debtor in possession financing up to $845 million. CFC filed this motion in an abundance of caution to provide an alternative to the Finance Company Debtors if the CFC auction did not yield appropriate value.

          Assuming that CFC decides to draw on the GS DIP, the proceeds thereof will be applied (i) to repay any amounts outstanding under the FPS DIP; (ii) as a $1,000,000 line of credit for Conseco Finance Credit Corporation; (iii) to pay any fees or expenses owed to the GS DIP Lenders; (iv) to provide general working capital and to pay ordinary operating costs and expenses of the Finance Company Debtors in accordance with the final cash budget up to $100,000,000; (v) to repay outstanding secured indebtedness held by existing secured creditors of the Finance Company Debtors on terms and conditions acceptable to Goldman Sachs;
(vi) to pay the break-up fee owed pursuant to the Asset Purchase Agreement, if and to the extent such amounts are due and payable; and (vii) up to an amount to be agreed to by GS shall be used to pay priority claims as set forth in section 507 of the Bankruptcy Code upon the effective date of a plan of reorganization of the Finance Company Debtors, to the extent payment of such claims is required in order for the Bankruptcy Court to confirm a plan of reorganization of the Finance Company Debtors.

          The GS DIP entitles Goldman Sachs to receive, under certain circumstances and conditions, (i) a "Termination Fee" equal to (A) $40 million; or (B) 30% of all assets or property distributed pursuant to a plan of reorganization approved by the Bankruptcy Court with respect to CFC, including any indebtedness, stock, stock equivalents or other equity interests of CFC and/or any of its subsidiaries (subject to customary anti-dilution provisions), at the election of Goldman Sachs (the "Termination Fee"); or (ii) a "Conversion Fee" equal to 30% of any stock, stock equivalents or other equity interests (subject to customary anti-dilution provisions) distributed with respect to CFC and its subsidiaries in accordance with a plan of reorganization of the Finance Company Debtors approved by the Bankruptcy Court (the "Conversion Fee"). The Termination Fee and the Conversion Fee are mutually exclusive.

          7.   Recent Financial Results

          On November 19, 2002, CNC reported a net loss of $1,769.2 million for the three months ended September 30, 2002. This loss was primarily the result of: (i) impairment charges related to our interest-only securities and servicing rights held by our finance subsidiary of $701.3 million; (ii) impairment charges related to goodwill of $500.0 million; (iii) realized investment losses related to our investment portfolio of $271.7 million; (iv) an increase to our reserves with respect to long-term care insurance products for changes in estimates of $110.0 million; and (v) a loss on the sale of Conseco Variable Insurance Company of $139.9 million. As a result of this loss, CNC's shareholders' deficit was $811.8 million at September 30, 2002.

          CNC will report its year end 2002 financial results in its Annual Report on Form 10-K for the year ended December 31, 2002, which it expects to file with the Securities and Exchange Commission on or about March 31, 2003, but no later than April 15, 2003. This filing will be available at the SEC's website at www.sec.gov and at the Company's website at www.conseco.com.

          8.   The Prepetition Committees

          In the fall of 2002, we commenced discussions with a committee representing the lenders under the Senior Credit Facility and the D&O Credit Facilities with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Bank Committee"). The members of the Prepetition Bank Committee, as of the Petition Date, were Bank of America, N.A., JPMorgan Chase Bank and Angelo, Gordon & Co. Bank of America, as administrative agent for the Senior Credit Facility and some of the D&O Credit Facilities, retained Davis Polk & Wardwell as its legal advisor and Ernst & Young and Greenhill & Co., LLC as its financial advisors.

          In August 2002, the Company commenced discussions with certain holders of the 93/94 Notes, Original Notes and Exchange Notes with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Noteholder Committee"). The members of the Prepetition Noteholder Committee, as of the Petition Date, were Metropolitan West Asset Management LLC, First Pacific Advisors, Appaloosa Management Company, Barclays Bank, PLC, Calvert Group, Ltd., HSBC Bank USA (as indenture trustee) and Whippoorwill Associates, Inc. The Prepetition Noteholder Committee retained Fried, Frank, Harris, Shriver & Jacobson as its legal advisor and Houlihan Lokey Howard & Zukin LLP as its financial advisor.

          In October 2002, the Company commenced discussions with certain holders of the Trust Preferred Securities with respect to the financial condition of the Company and the proposed restructuring (the "Prepetition Trust Preferred Securities Committee"). The members of the Prepetition Trust Preferred Securities Committee, as of the Petition Date, were Oppenheimer Capital, United Capital Markets, Marion Polk Real Estate and Smith Hayes Financial. The Prepetition Trust Preferred Securities Committee retained Saul Ewing LLP as its legal advisor and Raymond James as its financial advisor.

          Before the Petition Date, the Company met with and provided materials to the Prepetition Trust Preferred Securities Committee, and the Company entered into extensive arms' length negotiations with the Prepetition Bank Committee and the Prepetition Noteholder Committee regarding the terms of a consensual restructuring. Shortly before the Petition Date, the Company reached a non-binding agreement in principle with respect to the general terms of a restructuring with the Prepetition Bank Committee and Prepetition Noteholder Committee.(9) The Reorganizing Debtors, and not the members of any of the foregoing committees, are the proponents of the Plan.

D.        PLANNED SALE OF CFC

          On December 19, 2002, CFC and certain of its subsidiaries entered into an Asset Purchase Agreement with CFN, an affiliate of Fortress, Flowers and Cerberus, pursuant to which CFC agreed to sell substantially all of the CFC Assets in a sale pursuant to Section 363 of the Bankruptcy Code. In accordance with the terms of the Asset Purchase Agreement, on January 16, 2003, CFN gave irrevocable notice to CFC that, subject to the satisfaction of the conditions precedent set forth in the Asset Purchase Agreement, it would acquire CFC's manufactured housing business (including, without limitation, the manufactured housing servicing platform) and on February 24, 2003, CFN gave irrevocable notice to CFC that, subject to the satisfaction of the conditions precedent set forth in the Asset Purchase Agreement, it would acquire the stock of Mill Creek Bank.

          In addition to seeking to sell its assets, CFC also sought to restructure its manufactured housing business by reducing the negative cash flows that currently result from this portfolio by: (i) increasing the amount and payment priority of the servicing fee (the "MH Servicing Fee") it receives as compensation for servicing the securitized manufactured housing portfolios (which, as explained above, is a condition precedent for the transactions contemplated in the Asset Purchase Agreement) as set forth in certain servicing agreements (the "Servicing Agreements"), and (ii) restructuring the guarantees on the B-2 securities issued in connection with securitizations of manufactured housing receivables as set forth in certain sale agreements (the "Sale Agreements"). CFC has not made any such guarantee payments due on or after November 15, 2002.

          As part of CFC's efforts to seek alternative transactions that would provide greater value to CFC, and in accordance with the bidding procedures order approved by the Bankruptcy Court, CFC conducted an auction for the sale of its businesses and assets. Potential bidders that submitted bids for the purchase of the CFC Assets that, by their own terms or aggregated with other bids, were for more than the purchase price payable under the Asset Purchase Agreement, plus the amount of the break-up fee, plus $5 million, plus the profit sharing rights relating to the manufactured housing business, were allowed to participate in

------------------
9 The Official Committee continues to review the Plan and this Disclosure Statement to ensure that they accurately reflect the agreement in principle. Without limiting the generality of the foregoing, the Official Committee has advised the Debtors that it does not support the release and indemnification provisions in the current form.

the auction. The auction, which commenced on February 28, 2003, promptly adjourned, and was continued on March 4, 2003, ultimately concluding the morning of March 5, 2003.

          CFC, with the assistance of its advisors, analyzed each of the bids presented at the auction and determined that CFN's bid of $970 million in cash, plus the assumption of certain liabilities, represented the highest and best bid. The terms of the sale included an option to sell the assets of Mill Creek Bank to GE for approximately $310 million in cash, plus certain assumed liabilities, which option, if exercised, would provide CFN with a credit of $270 million to its $970 million bid.

          A consortium comprising Charlesbank Capital Partners, LLC ("Charlesbank") and EMC Mortgage Corporation ("EMC") made the second highest bid at the auction for approximately $972.5 million plus certain assumed liabilities, which includes the $30 million break-up fee to be paid to CFN pursuant to the terms of the Asset Purchase Agreement. CFC has agreed to pay $2 million to each of Charlesbank and EMC to compensate these parties for concluding definitive purchase agreements to be effective in the event that CFC is not able to close its proposed sale to CFN and GE.

          On March 6, 2003, CFC received an offer from Berkadia Equity Holdings, L.L.C. that purported to be a bid in the recently concluded auction. Concurrently therewith, Berkadia filed an objection to the sale that the Bankruptcy Court heard, and summarily dismissed, on March 7, 2003. After further negotiations during the March 7-14, 2003 period, CFN and GE significantly increased the amount of cash to be paid for the CFC Assets. Ultimately, each of the major constituencies, including the CFC Committee, the Ad Hoc Securitization Holders' Committee, U.S. Bank as securitization trustee for the B-2 certificate holders, and Federal National Mortgage Association, as a major B-2 certificate holder, agreed to support the sale of the CFC Assets to CFN and GE. The total value to be received as part of the transactions with CFN and GE upon closing is expected to be approximately $1.3 billion, representing approximately $1.11 billion in cash and approximately $200 million in assumed liabilities, subject to certain purchase price adjustments. On March 14, 2003, CFC entered into an Amended and Restated Asset Purchase Agreement with CFN (the "New CFN Agreement") and into an Asset Purchase Agreement with GE (the "GE Agreement"). Also on March 14, 2003, the Bankruptcy Court entered an order approving the terms of the sale of the CFC Assets free and clear of all liens pursuant to the New CFN Agreement and the GE Agreement. The closing of the sale of the CFC Assets under the New CFN Agreement and the GE Agreement is subject to various closing conditions, but is currently expected to occur in May 2003.

          The Debtors believe that, considering all surrounding facts and circumstances, the transactions with CFN and GE will maximize the value obtainable from the CFC Assets for all relevant constituencies; however, there can be no assurance that these transactions will be completed, or if completed, that they will satisfy the Debtors' expectations. Assuming that the sale of the CFC Assets is completed and CFC receives the proceeds from the sale of the CFC Assets in the amount contemplated by the CFN and GE transactions, these proceeds will be applied to satisfy CFC's obligations under its debtor-in-possession credit agreements, administrative claims, priority claims and to its secured creditors (including the 93/94 Notes and Lehman).

          As noted in Section II.B.1 above, certain parties have alleged that the security interest granted to the 93/94 Notes pursuant to the "equal and ratable" clause under the indenture governing such notes is defective. Wilmington Trust Company, the indenture trustee under the 93/94 Notes, maintains that any and all such allegations are frivolous and wholly without merit. Invalidating such security interest will not be sufficient to provide for a distribution of the CFC sale proceeds to CNC as owner of CFC. In addition, as noted in Section II.B.2 above, the CFC Committee has alleged that Lehman's liens against the Finance Company Debtors may be avoidable. Even if Lehman's liens are voided, there will likely be no distribution to CNC as owner of CFC.

          As mentioned above, CFC also sought to restructure its manufactured housing business. On December 18, 2002, the Bankruptcy Court entered an interim order granting the joint motion of CFC, Conseco Finance Servicing Corp. ("CFSC") and U.S. Bank, as trustee for CFC's securitization trusts (the "Trustee"), providing, for 30 business days, (i) for an increase of the MH Servicing Fee to 125 basis points per annum (the "Revised Servicing Fee") of the principal amount outstanding of each manufactured housing securitization trust where the Trustee acts as trustee; (ii) that the MH Servicing Fee be paid as an expense prior to the distribution of any amounts in respect of certificates issued by each such securitization trust; and (iii) for a senior security interest in CFC's Manufactured Housing servicing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders (the "Adequate Protection Lien"), to secure (a) the continued payment of certain of the Trustee's fees and expenses; (b) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the interim order; and (c) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer.

          A hearing seeking final resolution of the matters covered by this joint motion was held on January 29, 2003, and was subsequently continued several times, because the Trustee, the CFC Committee, and the Ad Hoc Securitization Holders' Committee were unable to consensually resolve the servicing fee issues. In the interim, the parties did, however, agree to cap the amount of the Adequate Protection Lien at $35 million. See "Summary of Significant Motions - Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee."

          On February 19, 2003, due to the parties' inability to reach a consensual solution to the issues regarding the MH Servicing Fee, CFC filed a motion to reject the Servicing Agreements and the Sale Agreements (the "PSA Rejection Motion"). As part of the overall settlement of the sale of the CFC Assets, the Trustee, the CFC Committee, the Ad Hoc Securitization Holders' Committee and the Finance Company Debtors ultimately resolved the MH Servicing Fee issues and the Bankruptcy Court entered an agreed final order at the Sale Hearing on March 14, 2003. Concurrently therewith, the Finance Company Debtors withdrew the PSA Rejection Motion.

          Overall, CFC is seeking to maximize the value obtainable from all restructuring transactions it contemplates as part of its chapter 11 filing. However, there can be no assurance that any transaction in connection therewith will be completed. Moreover, if such a transaction is completed, it is highly unlikely that that any proceeds resulting therefrom will be available to satisfy any creditors other than creditors of CFC or parties with a security interest in CFC's assets.

E.        PURPOSE OF THE PLAN

          The purpose of the Plan is to provide the Debtors with a capital structure that can be supported by cash flows from operations. To that end, the Plan will reduce CNC's debt and Trust Preferred Securities obligations by more than $5.0 billion and its future annual interest expense and distributions on Trust Preferred Securities by approximately $380 million. The Debtors believe that the reorganization contemplated by the Plan is in the best interests of their creditors as a whole. If the Plan is not confirmed, the Debtors believe that they will be forced to either file an alternate plan of reorganization or liquidate under chapter 7 of the Bankruptcy Code. In either event, the Debtors believe that their creditors would realize a less favorable distribution of value, or in certain cases, no value at all, for their claims and equity interests. See the Liquidation Analysis set forth in Exhibit B.

F.        THE BUSINESS OF NEW CNC

          As a result of our efforts to divest our finance operations, we expect that upon emergence from bankruptcy, or soon thereafter, we will be engaged exclusively in the insurance business. For a description of our insurance operations, see "Description of Conseco's Business -- The Company's Business."

          Following confirmation of the Plan, New CNC intends to operate two distinct and separate insurance businesses, Conseco Insurance Group ("CIG") and Bankers Life and Casualty Company ("Bankers Life").

          CIG is comprised of several insurance companies that serve over 3 million policyholders. CIG has historically offered a complete portfolio of supplemental health insurance (long term care, Medicare supplement, specified disease and group disability), life, and annuity products. CIG is moving forward on a path to achieve a low cost, high performance service platform through consolidation and simplification of its processes.

          Bankers Life is a 120-year-old health, life and annuity company primarily focused on the needs of middle income senior citizens, the fastest growing market segment in the U.S. Bankers Life offers this market a comprehensive insurance product portfolio including long term care, Medicare supplement, senior life and fixed annuities. Bankers Life distributes its products through an exclusive career agency sales force of more than 3,500 agents and sales managers. Bankers Life is committed to become the nation's leading provider of financial security for seniors. Its growth strategy is based on leveraging its two well known highly regarded brands (Bankers Life and Colonial Penn), increasing the productivity and size of its well-established, broad-based career distribution organization, leveraging its core product offerings by building or insourcing additional senior market insurance and non-insurance products, and implementing key strategic technologies to increase efficiency and productivity.

          We also expect that by virtue of certain reorganization transactions described below in the section entitled "Certain U.S. Federal Income Tax Consequences to CNC - Transfer of Assets from CNC to New CNC," our corporate structure will be simplified upon confirmation of the Plan. An organization chart depicting the anticipated corporate structure of New CNC and its subsidiaries as of the Confirmation Date is attached hereto as Exhibit E.

G.        TERMS OF NEW SECURITIES AND NEW BANK DEBT TO BE ISSUED PURSUANT TO THE
          PLAN

          On the Effective Date, New CNC will issue for distribution, in accordance with the provisions of the Plan, (i) the New CNC Common Stock, (ii) the New CNC Preferred Stock, (iii) the New CNC Warrants and (iv) the New Senior Notes (if any) (collectively, the "New CNC Securities"). New CNC will also enter into a new senior secured credit facility on the Effective Date with Bank of America, N.A., as agent, and the other lenders party thereto (the "New Credit Facility"). For purposes of determining the accrual of interest, dividends or rights in respect of any other payment from and after the Effective Date, the New CNC Securities and the New Credit Facility shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided that New CNC shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

          The table set forth below identifies the anticipated post-Effective Date allocation of New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants. The table assumes the issuance of New CNC Common Stock to the Holders of 93/94 Note Claims in lieu of the issuance of New Senior Notes and does not give effect to the exercise of New CNC Warrants, the issuance of options or other equity awards at or following the Effective Date pursuant to a new equity incentive plan or the issuance of equity to certain professionals pursuant to their engagement letters. In addition, the table assumes that Class 8A claims do not exceed $140 million and Class 6B claims do not exceed $60 million and that Class 10A and Class 11A-1 vote to accept the Plan.



                                                 % of New CNC          % of New CNC         % of New CNC
Class                   Title                    Common Stock        Preferred Stock          Warrants
-----                   -----                    ------------        ---------------          --------
Class 4A                93/94 Note Claims            5.55%                  --                   --

Classes 5A and 4B       Lender Claims                 --                   100%                 100%

Classes 6A and 5B       Exchange Note Claims        57.03%                  --                   --

Class 7A                Original Note Claims        30.40%                  --                   --

Class 8A                Reorganizing Debtor          2.22%                  --                   --
                        General Unsecured
                        Claims


                        against CNC

Class 10A               Trust Related Claims         1.00%                  --                   --

Class 11A-1             Series F Preferred           0.25%                  --                   --
                        Stock Claims

Class 6B                Reorganizing Debtor          3.55%                  --                   --
                        General Unsecured
                        Claims against CIHC
Total                                                100%                  100%                 100%
-----                                                ----                  ----                 ----



          Summarized below are the material provisions of the New CNC Securities and the New Credit Facility. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation and By-laws of New CNC, the Certificate of Designation relating to the New CNC Preferred Stock (the "Certificate of Designation"), the New CNC Warrant Agreement and the credit agreement governing the New Credit Facility, each substantially in the form set forth in the Plan Supplement. In the event that New Senior Notes are issued pursuant to the 93/94 Notes Distribution, an indenture governing these notes will be filed as an amendment to the Plan Supplement. Any inconsistency between the following summary of the New Credit Facility and the terms of the credit agreement governing the New Credit Facility will be resolved in favor of the credit agreement. Any inconsistency between the following summaries of the New CNC Preferred Stock and the New CNC Warrants and the terms of the Certificate of Designation and the New CNC Warrant Agreement, respectively, will be resolved in favor of the Certificate of Designation and the New CNC Warrant Agreement, respectively.

          1.   New CNC Common Stock

          The principal terms of the New CNC Common Stock to be issued by New CNC under the Plan will be as follows:

Authorization:                A to-be-determined number of shares.

Initial Issuance:             A to-be-determined number of fully-paid
                              and non-assessable shares (excluding shares to be issued upon exercise of options issued under the equity incentive plan).

Par Value:                    $0.01 per share.

Voting Rights:                One vote per share on all matters submitted to a
                              vote of holders of New CNC Common Stock, subject to the voting restrictions described below.

Voting Restrictions:          In the event that any Person or group of
                              affiliated Persons obtains direct or indirect beneficial ownership of shares of capital stock of New CNC providing such Person(s) 10% or more of the voting power with respect to a particular stockholder vote, such Person(s) will be entitled to vote only such number of shares of capital stock as do not in the aggregate equal or exceed
                              10% of the voting power with respect to that stockholder vote, unless, prior to that stockholder vote, the acquisition, ownership and voting of such shares of capital stock by such Person(s) equal to or in excess of 10% has been approved, or exempted from approval, pursuant to all applicable insurance regulatory requirements.

Dividends:                    Holders would be entitled to receive
                              proportionately such dividends as may from time to time be declared by the board of directors of New
                              CNC in respect of New CNC Common Stock out of funds legally available for the payment of dividends.


Liquidation, Dissolution,     In the event of liquidation, dissolution or
or Winding-Up:                winding-up, holders of shares of New CNC Common
                              Stock would be entitled to share proportionately in all of New CNC's assets available for distribution after payment of liabilities and liquidation preference on any outstanding preferred stock of New CNC.

Preemptive Rights:            None.

Redemption:                   None.

Registration Rights:          As set forth in the Registration Rights Agreement.

          2.   New CNC Preferred Stock

          The principal terms of the New CNC Preferred Stock to be issued by New CNC under the Plan will be as follows:

Par Value:                    $0.01 per share.

Aggregate Liquidation         $808 million,(10) plus accrued and unpaid
Preference:                   dividends.

Liquidation Preference        $1,000, plus accrued and unpaid dividends.
PerShare:

Voting Rights:                Holders of New CNC Preferred Stock will vote as a
                              class on each of the following events or transactions, unless all of the New CNC Preferred
                              Stock will be redeemed concurrently with such event or transaction: (i) sale of all or substantially all of New CNC's assets; (ii) merger or consolidation of New CNC; (iii) liquidation or dissolution of New CNC; (iv) issuances of subsidiary preferred stock to a third party; (v) issuances of debt (with certain exceptions) or senior equity securities (unless the proceeds are used to pay down debt under the New Credit
                              Facility, subject to certain limitations); (vi) issuances of pari passu securities unless the proceeds are used to pay down debt under the New
                              Credit Facility or to redeem New CNC Preferred
                              Stock (subject to certain limitations); (vii) charter amendments that adversely change the rights or preferences of the New CNC Preferred
                              Stock; and (viii) redemptions of and payment of cash dividends on pari passu and junior securities
                              (subject to exceptions).

                              Following the occurrence of a Trigger Event
                              (defined to include, (i) reduction in certain A.M. Best ratings, (ii) any payment default under the New Credit Facility, (iii) any material adverse regulatory event (as defined in the New Credit Facility) affecting any material insurance subsidiary, (iv) conversion rights under the New CNC Preferred Stock becoming exercisable, (v) failure to comply with minimum EBITDA requirement and (vi) failure to maintain certain minimum RBC ratios), the holders of New CNC Preferred Stock will have the right to vote on an as-converted basis on all corporate matters on which holders of New CNC Common Stock have the right to vote and will have the right to call a shareholders meeting for the election of directors and nominate directors

-----------------
10 If the Effective Date is later than June 1, 2003, the initial Aggregate Liquidation Preference will be increased to the extent of postpetition interest accruing on Lender Claims from June 1, 2003 through the Effective Date.

                              to serve on the board of directors (subject to New CNC having a right to cure certain Trigger Events until the first anniversary of the Effective
                              Date).

Voting Restrictions:          In the event that any Person or group of
                              affiliated Persons obtains direct or indirect beneficial ownership of shares of capital stock of New CNC providing such Person(s) 10% or more of the voting power with respect to a particular stockholder vote, such Person(s) will be entitled to vote only such number of shares of capital stock as do not in the aggregate equal or exceed
                              10% of the voting power with respect to that stockholder vote, unless, prior to that stockholder vote, the acquisition, ownership and voting of such shares of capital stock by such Person(s) equal to or in excess of 10% has been approved, or exempted from approval, pursuant to all applicable insurance regulatory requirements.

Dividends:                    10.50% per annum through the second anniversary of
                              the Effective Date and 11% per annum thereafter, payable semi-annually in additional shares of New
                              CNC Preferred Stock until the later of (i) the second anniversary of the Effective Date and (ii) the next fiscal quarter after the date that the principal insurance subsidiaries of New CNC achieve any "A" category financial strength rating by A.M. Best; thereafter, payable semi-annually in cash at the option of New CNC out of funds legally available for the payment of dividends or in additional shares of New CNC Preferred Stock. No dividends may be paid on any other class of capital stock unless full cumulative dividends have been paid on the New CNC Preferred Stock
                              (subject to a to be agreed upon cap on the aggregate maximum amount of dividends that can be paid in additional shares).

Ranking: Senior to all classes and series of New CNC's capital stock in respect of dividends and amounts distributable upon liquidation, dissolution or winding-up, and junior to all indebtedness of New CNC.

Optional Redemption Rights:   By New CNC, in whole or in part, at any time, at
                              liquidation preference.

Conversion Rights:            Convertible by holders at any time on or after
                              September 30, 2005 into shares of New CNC Common
                              Stock at a conversion price, to be measured on the 120th calendar day following the Effective Date, equal to the average of the volume weighted average prices of New CNC Common Stock for the immediately preceding 60 calendar days.

Exchange Rights:              On and after the tenth anniversary of the
                              Effective Date, exchangeable, at the holder's option, into shares of New CNC Common Stock having a fair market value on the exchange date equal to the liquidation preference, subject to a maximum number of shares, to be determined. At New CNC's option, New CNC may pay cash in an amount equal to the liquidation preference in lieu of delivering shares of New CNC Common Stock upon exchange.

Preemptive Rights:            None.

Anti-Dilution:                Customary anti-dilution protection.

Registration Rights:          As set forth in the Registration Rights Agreement.


          3.   New CNC Warrants

          The principal terms of the New CNC Warrants to be issued by New CNC under the Plan will be as follows:

Initial Issuance:             Exercisable for 5% of the New CNC Common Stock
                              (subject to certain dilution)

Exercise Price:               The exercise price of warrants for 2.5% of the New
                              CNC Common Stock will be based on a $3 billion enterprise valuation of New CNC ("Tranche A
                              Warrants") and the exercise price of warrants for 2.5% of the New CNC Common Stock will be based on a $3.85 billion enterprise valuation of New CNC
                              ("Tranche B Warrants"). The exercise price of warrants will be equal to the applicable equity value divided by the number of shares of New CNC
                              Common Stock outstanding on a fully diluted basis
                              (as defined) and will be determined pursuant to an agreed upon formula.


Term:                         Tranche A Warrants: 6 years
                              Tranche B Warrants: 7 years

Anti-dilution:                Customary anti-dilution protection.

Registration Rights:          As set forth in the Registration Rights Agreement.

          4.   New Senior Notes

          The principal terms of the New Senior Notes (if any) to be issued by New CNC under the Plan will be substantially in the form set forth in the 93/94 Notes Term Sheet included in the Plan Supplement.

          5.   New Credit Facility

          The principal terms of the New Credit Facility to be entered into on the Effective Date will be as follows:

Issuer:                       New CNC.

Guarantors:                   Reorganized CIHC and each of New CNC's other
                              current and future domestic subsidiaries other than the insurance subsidiaries, subsidiaries of insurance subsidiaries and immaterial subsidiaries
                              (defined as any non-insurance subsidiary that has less than $1 million of assets and trailing-twelve-month revenue, minimal indebtedness and is otherwise not integral to New
                              CNC or its subsidiaries and satisfies certain other criteria) (collectively, the "Guarantors").

Principal Amount:             New Tranche A Bank Debt ("Tranche A"):
                              $1,000,000,000
                              New Tranche B Bank Debt ("Tranche B"):
                              $300,000,000

Collateral:                   Secured by first-priority liens (subject to
                              customary exceptions) on substantially all assets of New CNC and the Guarantors, including all outstanding capital stock of each direct subsidiary of New CNC and the Guarantors (but not more than 65% of the voting stock of any foreign subsidiary).

Maturity:                     Tranche A: 6 years from Effective Date
                              Tranche B: 7 years from Effective Date

Amortization:                                         Tranche A     Tranche B
                                                      ---------     ---------

                              June 30, 2004           $50,000,000   $3,000,000

                              June 30, 2005           $50,000,000   $3,000,000

                              June 30, 2006           $50,000,000   $1,500,000

                              December 31, 2006       $50,000,000   $1,500,000

                              June 30, 2007           $75,000,000   $1,500,000

                              December 31, 2007       $75,000,000   $1,500,000

                              June 30, 2008           $75,000,000   $1,500,000

                              December 31, 2008       $75,000,000   $1,500,000

                              Tranche A Maturity Date $500,000,000

                              June 30, 2009                         $1,500,000

                              December 31, 2009                     $1,500,000

                              Tranche B Maturity Date             $282,000,000


 Pricing:                                Offshore Rate    Base Rate    Offshore Rate    Base Rate
                                           Tranche A      Tranche A      Tranche B      Tranche B
                              Status      Terms Loans       Loans       Term Loans       Loans
                              ------      -----------       -----       ----------       -----

                              Level I*   Offshore Rate    Base Rate    Offshore Rate    Base Rate
                                            + 5.25%        + 3.25%        + 7.25%        + 5.25%

                              Level II*  Offshore Rate    Base Rate    Offshore Rate    Base Rate
                                            + 4.75%        + 2.75%        + 6.75%        + 4.75%

                              Level III* Offshore Rate    Base Rate    Offshore Rate    Base Rate
                                            + 4.25%        + 2.25%        + 6.25%        + 4.25%

                              Level IV*  Offshore Rate    Base Rate    Offshore Rate    Base Rate
                                            + 3.75%        + 1.75%        + 5.75%        + 3.75%

                              *"Level I Status" exists at any date if, at such date, (i) New CNC is rated "CCC+" or below by S&P or "Caa1" or below by Moody's or (ii) no other Status exists. "Level II Status" exists at any date if, at such date, New CNC is rated "B-", "B" or "B+" by S&P or "B3", "B2" or "B1" by Moody's. "Level III Status" exists at any date if, at such date, New CNC is rated "BB-", "BB" or "BB+" by S&P or "Ba3", "Ba2" or "Ba1" by Moody's. "Level IV Status" exists at any date if, at such date, New CNC is rated "BBB-" or higher by S&P or "Baa3" or higher by Moody's. Notwithstanding the foregoing, Level III Status and Level IV Status will only be in effect if New CNC's Active Material Insurance Subsidiaries maintain A.M. Best financial strength ratings of at least "A-".


Representations and           The New Credit Facility will contain
Warranties:                   representations and warranties customary for
                              secured financing transactions of this type, including representations and warranties addressing: (i) corporate existence and power of New CNC and its subsidiaries, (ii) authorization by New CNC and its subsidiaries of, and absence of conflicts following entry into, the loan documents to which they are a party and the transactions contemplated therein, (iii) absence of material litigation relating to New CNC and its subsidiaries or the loan documents, (iv) material compliance with respect to tax, environmental and employee benefits matters, (v) financial condition of New CNC and its subsidiaries, (vi) solvency of New CNC and its subsidiaries, and (vii) insurance maintained by New CNC and its subsidiaries.

Financial Covenants:          The New Credit Facility will contain covenants
                              relating to New CNC's financial condition, and the minimum capital and the investment portfolios of its insurance subsidiaries, including: (i) maximum ratio of debt to total capitalization, (ii) minimum interest coverage ratio, (iii) minimum EBITDA, (iv) minimum risk-based capital ratio for all insurance subsidiaries, (v) minimum risk-based capital ratio for specified insurance subsidiaries, (v) minimum combined statutory capital and surplus level, and
                              (vii) minimum investment portfolio requirements.

Affirmative Covenants:        The New Credit Facility will contain certain
                              affirmative covenants (which covenants generally apply to New CNC and its subsidiaries) including the following: (i) delivery of financial and other information, (ii) maintenance of corporate existence and material rights and privileges,
                              (iii) maintenance of customary insurance
                              (including director and officer insurance), (iv) payment of obligations, including material taxes and material indebtedness, (v) material compliance with laws, including ERISA, (vi) maintenance of books and records in conformity with GAAP or SAP, as applicable, (vii) rights of lenders to inspect property and books and records, (viii) continued retention of a financial advisor to review the financial condition and performance of New CNC on behalf of the lenders until each Active Material
                              Insurance Subsidiary (defined to include a select group of existing subsidiaries (and other subsidiaries on a going forward basis that have in excess of 5% of New Annualized Premiums (defined as the aggregate annualized first year insurance premiums of an insurance subsidiary, subject to certain adjustments based on whether such subsidiary is part of the Conseco Insurance Group or the Bankers Life Group))) has achieved an A.M.
                              Best rating of at least "A-", (ix) retention of an investment banker to explore strategic alternatives upon a downgrade of any Active
                              Material Insurance Subsidiary rating by A.M. Best below the initial A.M. Best rating, (x) additional domestic subsidiaries (other than insurance subsidiaries, subsidiaries of insurance subsidiaries and immaterial subsidiaries) to become guarantors, (xi) further assurances regarding collateral, (xii) creation of a security interest in certain cash deposit accounts for deposits of New CNC and the Guarantors, and (xiii) use commercially reasonable effort to collect from certain obligors all amounts owed by such obligors under the D&O Credit Facilities.

Negative Covenants:           The New Credit Facility will contain certain
                              material negative covenants including the following: (i) prohibition on additional indebtedness (other than certain permitted indebtedness), (ii) prohibition on the issuance of certain types of capital stock by New CNC and its subsidiaries, (iii) prohibition on liens (other than certain permitted liens), (iv) prohibition on dispositions (other than certain permitted dispositions), (v) prohibition on transactions with affiliates (other than certain permitted transactions), (vi) prohibition on fundamental changes in the types of business engaged in by New
                              CNC and its subsidiaries, (vii) prohibition on certain mergers, consolidations and substantial asset sales, (viii) prohibition on certain dividends and other distributions, (ix) prohibition on acquisitions (other than certain permitted acquisitions) until each Active Material
                              Insurance Subsidiary has been rated by A.M. Best at least "A-" for a period of 12 consecutive months, (x) prohibition on investments, loans and advances (other than certain permitted investments, loans and advances), (xi) prohibition on prepayments of indebtedness (other than certain permitted prepayments), (xii) prohibition on modifications to New CNC's constitutive documents and indebtedness instruments that would adversely affect the lenders, (xiii) prohibition on synthetic purchase agreements, (xiv) prohibition on other agreements that restrict New CNC's or its subsidiaries' ability to incur liens or certain debt or pay dividends (other than certain permitted exceptions) and (xv) restrictions on the types of business or activities in which New CNC or Reorganized CIHC may engage.

Events of Default:            The occurrence of any event of default will
                              entitle the agent (with the consent of the Required Banks (defined generally as holders of at least 50.1% of outstanding loans) or oblige the agent (on the instructions of the Required Banks):
                              (a) to declare the commitment of each lender to be terminated, and/or (b) require the immediate repayment of all amounts owing under the New
                              Credit Facility and/or (c) to exercise all rights and remedies available under loan documents or law. Such events of default include: (i) failure to pay principal, interest or fees, (ii) material breaches of representations or warranties, (iii) breaches of covenants, (iv) cross defaults to material indebtedness of New CNC and its subsidiaries, (v) bankruptcy or insolvency, (vi)
                              ERISA or judgment defaults above certain thresholds, (vii) certain changes of control of New CNC, (viii) occurrence of a material adverse regulatory event with respect to a Material
                              Insurance Subsidiary (defined to include the Active Material Insurance Subsidiaries and other subsidiaries above a percentage to be agreed upon of total statutory assets), (ix) inability of any insurance subsidiary to make payments on surplus notes, pay fees to affiliates or make distributions to its stockholders as a result of regulatory action, where any of these events or conditions, together will all other events or conditions, could reasonably be expected to have a material adverse effect on New CNC and its subsidiaries, (x) invalidity or unenforceability of guarantees, (xi) loss of lien perfection or priority, (xii) failure to achieve and maintain minimum A.M. Best rating for certain insurance subsidiaries, and (xiii) downgrade by A.M. Best on or after a Rating Testing Date (defined to include each date when any portion of preferred stock is disqualified as permanent equity or New CNC takes a charge to write off any goodwill, provided that in each case, notwithstanding the occurrence of a Ratings Testing Date, no event of default will be deemed to have occurred until the first date on which New CNC would not have been in compliance with the debt to total capitalization ratio or the minimum EBITDA covenant).

Mandatory Prepayments:        New CNC is required to make prepayments under the
                              New Credit Facility with all or a portion of the proceeds from the following transactions or events: (i) the net proceeds arising from the incurrence of certain indebtedness by New CNC or its subsidiaries, (ii) the net proceeds arising from the issuance of certain equity interests by New CNC or its subsidiaries, (iii) the net proceeds arising from the sales of certain assets by New CNC or its subsidiaries or the occurrence of casualty events, where the net proceeds of such asset sales or casualty events exceed $2.5 million in any fiscal year, (iv) recoveries on collateral by New CNC or its subsidiaries securing certain existing indebtedness, (v) repayments of the D&O
                              Credit Facilities, and (vi) receipt of cash flows above certain levels. The priority and order of application of such prepayments will be as set forth in the credit agreement governing the New
                              Credit Facility.


H.        BOARD OF DIRECTORS OF NEW CNC

          The board of directors of New CNC will consist of seven members, including two members from senior management and five outside members selected by the Conseco Creditors Committee. The Restated CNC Charter will provide that the board of directors of New CNC shall be divided into two classes of directors, with the initial Class I directors serving for a term expiring at the next succeeding annual meeting of stockholders following the Effective Date and the initial Class II directors serving for a term expiring at the second succeeding annual meeting of stockholders following the Effective Date. Other than the term for the initial Class II directors, the term of each class of directors shall expire at the next succeeding annual meeting of stockholders.

          The board of directors of New CNC will appoint the board of directors of Reorganized CIHC. In accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors will file and serve a notice setting forth the officers and Directors of the Debtors no later than ten (10) calendar days before the Confirmation Date, and will specify the Class for directors of New CNC. The Debtors will serve the notice upon: (i) the US Trustee, (ii) the Core Group (as defined in the then current Case Management Procedures approved by the Bankruptcy Court), and (iii) parties who have requested notice pursuant to Rule 2002 of the Bankruptcy Rules. Notice will be served in the manner set forth in the then current Case Management Procedures.

I.        LIQUIDATION ANALYSIS

          Pursuant to section 1129(a)(7) of the Bankruptcy Code (sometimes called the "Best Interests Test"), each Holder of an Impaired Claim or Impaired Equity Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the proceeds that would be generated from the hypothetical liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. This "liquidation value" would consist primarily of the proceeds from a sale of the Debtors' assets by a chapter 7 trustee. The gross amount of cash and cash equivalents ("Cash") available would be the sum of the proceeds from the disposition of the Debtors' assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of a hypothetical liquidation. Any remaining net Cash would be allocated to creditors and stockholders in strict priority in accordance with section 726 of the Bankruptcy Code.

          The Debtors believe that the Plan will produce a greater recovery for Holders of Claims and Equity Interests than would be achieved in a chapter 7 liquidation. The Company has prepared a liquidation analysis (the "Liquidation Analysis"), set forth in Exhibit B attached hereto, to assist Holders of Claims and Equity Interests to reach a determination as to whether to accept or reject the Plan. This Liquidation Analysis estimates the proceeds to be realized if CNC were to be liquidated under chapter 7 of the Bankruptcy Code. This Liquidation Analysis does not take into account CFC or include estimated proceeds, if any, from a sale or liquidation of the Company's investment in CFC. The Liquidation Analysis is based upon projected assets and liabilities of CNC as of June 1, 2003 and incorporates estimates and assumptions developed by CNC which are subject to potentially material changes with respect to economic and business conditions, as well as uncertainties not within its control.

          As noted above, the Company believes that under the Plan each holder of Impaired Claims and Equity Interests will receive distributions with a value not less than the value such holder would receive in a liquidation under chapter 7 of the Bankruptcy Code. This belief is based primarily upon (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors including, but not limited to, (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and advisors to the trustee, (b) any erosion in value of assets in a chapter 7 case in the context of the liquidation required under chapter 7 and the "forced sale" atmosphere that would likely prevail, in part due to the pressure likely to be asserted by state insurance regulators to conclude the process as expeditiously as possible, (c) any adverse effects on the Company's businesses as a result of the likely departure of key employees,
(d) any reduction of value associated with a chapter 7 trustee's operation of the Company's businesses, and (e) any substantial delay in distributions to Holders in connection with a chapter 7 liquidation, and (ii) the Liquidation Analysis. Holders of Impaired Claims and Equity Interests should note that the Liquidation Analysis does not reflect any delay in distributions to creditors in a liquidation scenario, which, if considered, would only further reduce the present value of any liquidation proceeds. Insurance regulatory authorities have broad regulatory and supervisory powers over CNC's insurance subsidiaries, including their operations and transactions with affiliates. This regulation and supervision is primarily for the benefit and protection of policyholders, and it includes the authority to take control of these assets if deemed necessary to protect policyholders. In such an event, the existing claimants of CNC may not receive any recovery on their Claims or Equity Interests or may experience significant time delays in receiving a recovery.

         The Debtors believe that any liquidation analysis is speculative because such an analysis is necessarily premised upon assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which would be beyond their control. Thus, there can be no assurance as to values that would actually be realized or that a sale could, in fact, be consummated in a chapter 7 liquidation, nor can there be any assurance that the Bankruptcy Court would accept the conclusions set forth in the Liquidation Analysis or concur with assumptions made therein for purposes of section 1129(a)(7) of the Bankruptcy Code. For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon the a review of the Company's books and records and estimates as to additional Claims, if any, that may be filed in the Chapter 11 Case(s) or that would arise in the event of a conversion of the case(s) from chapter 11 to chapter 7. No order or finding has been entered by the Bankruptcy Court fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Company has projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims or Interests under the Plan. The Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical chapter 7 liquidation of CNC, subject to the assumptions set forth therein.

          To the extent that confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of CNC, funds available to pay Claims, and the reorganization value of CNC, the Bankruptcy Court will determine those amounts at the Confirmation Hearing. Accordingly, the annexed Liquidation Analysis is provided solely to disclose to Holders the effects of a hypothetical chapter 7 liquidation of CNC, subject to the assumptions set forth therein.

          The Liquidation Analysis set forth in Exhibit B attached hereto does not speculate as to the outcome of any potential causes of action the Debtors or Holders of Claims may have nor does it, therefore, include any estimate of the necessary expenses to litigate such claims.

J.        FINANCIAL PROJECTIONS AND VALUATION ANALYSIS

          In conjunction with the allocation of distributions under the Plan, the Company determined that it was necessary to estimate post-confirmation reorganization values of New CNC to provide for equitable distribution among Holders of Allowed Claims and Equity Interests. Accordingly, the Company's management developed a set of financial projections, summarized below and in Exhibit C attached hereto (the "Projections"). The Company has also directed Lazard to prepare a valuation analysis of New CNC. The Projections, prepared by the Company's management as set forth in Exhibit C and the valuation set forth below are based on a number of significant assumptions, including, among other things, the successful reorganization of the Company, the sale or liquidation of the Company's investment in CFC, the Company's ability to achieve the operating and financial results set forth in the Projections, the Company's ability to obtain satisfactory ratings for its insurance subsidiaries from A.M. Best, and the assumption that capital and equity market conditions remain consistent with current conditions.

          THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY SIGNIFICANTLY FROM THE PROJECTIONS.

          1.   Financial Projections

          As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, the Bankruptcy Court to determine that confirmation is not likely to be followed by liquidation or the need for further reorganization of the debtor. In connection with the development of the Plan and for purposes of determining whether the Plan satisfies this feasibility standard, the Company's management, together with Lazard, has analyzed (taking into account the Projections) the ability of New CNC to meet its obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business.

The Projections were also prepared by the Company's management to assist each Holder of an Allowed Claim or Equity Interest in determining whether to accept or reject the Plan.

          The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein and in Exhibit C, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Conseco's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, the full texts of which are incorporated herein by reference. The Projections were prepared in good faith based upon estimates and assumptions believed to be reasonable. The Projections were prepared by the Company's management in December 2002, and were based in part on economic, competitive and general business conditions prevailing at that time. Any future changes in these conditions may materially impact the ability of the Company to achieve the Projections.

          THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLIANCE WITH GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY'S INDEPENDENT AUDITOR HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

          THE COMPANY DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS Projections. ACCORDINGLY, THE Debtors DO NOT INTEND TO, AND EACH DISCLAIMS ANY OBLIGATION TO,
(I) FURNISH UPDATED PROJECTIONS TO HOLDERS OF ALLOWED CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW preferred stock, NEW COMMON STOCK or NEW CNC WARRANTS OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (II) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (III) OTHERWISE MAKE SUCH UPDATED INFORMATION AVAILABLE.

          THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS HERETO HAVE BEEN PREPARED EXCLUSIVELY BY THE COMPANY'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. THE COMPANY CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS AND RELATED INFORMATION OR AS TO THE COMPANY'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS MAY NOT MATERIALIZE AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS AND RELATED INFORMATION, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

          FINALLY, THE PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF NEW CNC, THE FAIR VALUE OF ITS ASSETS AND ITS LIABILITIES AS OF THE EFFECTIVE DATE. NEW CNC WILL BE REQUIRED TO MAKE SUCH ESTIMATIONS AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LESS THAN THE VALUES ASSUMED IN THE ESTIMATES CONTAINED HEREIN.

          2.   Valuation Methodologies

          In preparing an enterprise valuation of New CNC, Lazard performed a variety of analyses and considered a variety of factors. Lazard primarily relied on two generally accepted valuation methodologies for estimating New CNC's enterprise value: selected comparable companies analysis and actuarial valuation analysis. Lazard placed different weights on each of these analyses and made judgments as to the relative significance of each analysis in determining New CNC's indicated enterprise value. Lazard did not consider any one analysis or factor to the exclusion of any other analysis or factor. Lazard's valuation must be considered as a whole and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to New CNC's enterprise value.

               (a)  Selected Comparable Companies Analysis

          The selected comparable companies analysis, performed by Lazard, calculates certain financial information, ratios and public market multiples relating to a group of publicly traded companies engaged in businesses generally similar to those to be conducted by New CNC and compares them to certain financial information and ratios relating to New CNC. This analysis includes, among other factors, comparisons of each company's historical and projected financial results, profitability, returns, leverage, ratings and business composition. Ranges of certain ratios and public market multiples are then applied to New CNC's projected financial results to derive an implied range of enterprise values for New CNC. Lazard placed different weights on each of these ratios and multiples and made judgments as to the relative significance of each in determining New CNC's enterprise value range.

          Criteria for selecting comparable companies include, among other characteristics, similar lines of businesses, business risks, growth prospects, size and scale of operations. Of course, the selection of comparable companies is subject to limitations related to the comparison of companies that do not share identical financial, business and operational characteristics with New CNC.

               (b)  Actuarial Valuation Analysis

          The actuarial valuation analysis, which was developed by the Company's actuaries and outside consulting actuaries, Milliman USA, derives a value range based on the adjusted net worth and the discounted projected future cash flows of New CNC's underlying insurance businesses. Lazard, utilizing information provided by the Company's management, subsequently made certain adjustments to the summary actuarial valuation results for certain assets and liabilities of the Company, that were not included in the actuarial appraisal. The actuarial appraisal of the insurance company subsidiaries of CNC, prepared by the Company's outside consulting actuaries, is available for viewing at www.bmccorp.net. In order to fully comprehend this report, any user of this report should be advised by an actuary with a substantial level of expertise in areas relevant to this analysis to appreciate the significance of the underlying assumptions and the impact of those assumptions on the illustrated results. This report must be read in its entirety to be understood.

          3.   Reorganization Value

         THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY LAZARD REPRESENT THE HYPOTHETICAL REORGANIZATION ENTERPRISE VALUE OF NEW CNC. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF NEW CNC THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

          The Company has been advised by Lazard, its financial advisor, with respect to the reorganization value of New CNC on a going concern basis. Solely for purposes of the Plan, the estimated range of enterprise value of New CNC was assumed to be approximately $3,700 million to $3,900 million (with a midpoint value of $3,800 million) as of an assumed Effective Date of June 1, 2003. After deducting from New CNC's enterprise value the assumed long-term indebtedness of New CNC at the assumed Effective Date, consisting of $1,388 million of new long-term indebtedness, the estimated range of total equity value of New CNC was assumed to be approximately $2,312 million to $2,512 million (with a midpoint value of $2,412 million). After deducting from New CNC's total equity value the assumed value of the New CNC Preferred Stock at the assumed Effective Date of $808 million (which amount gives effect to accrued interest on the Senior Credit Facility and the 1999 D&O Credit Facility through the assumed Effective Date that would be satisfied in the form of New CNC Preferred Stock), the estimated range of common equity value of New CNC was assumed to be approximately $1,504 million to $1,704 million (with a midpoint value of $1,604 million). This analysis assumes that the approximately $88 million of 93/94 Note Claims will be reinstated as long-term indebtedness; in the event that the 93/94 Notes receive equity in satisfaction of their claims versus debt, the assumed equity value ranges assumed herein would increase accordingly. This analysis also does not take into account the Company's investment in CFC, which the Company intends to sell or liquidate, or include estimated proceeds, if any, from such sale or liquidation. Additionally, this analysis does not take into account the value of the New CNC Warrants that are to be issued under the Plan.

          The assumed range of the reorganization value as of an assumed Effective Date of June 1, 2003 reflects work performed by Lazard prior to the initial filing of the Disclosure Statement and on the basis of information with respect to the business and certain assets and liabilities of New CNC available to Lazard as of December 2002. In addition, the assumed range of the reorganization value does not include projected recoveries from obligors of the D&O Credit Facilities or other causes of action because the value of such claims is speculative.

          Lazard's analyses did not address any other aspect of the proposed restructuring or any related transactions or constitute a recommendation to any holder of outstanding securities of the Debtors as to how such security holder should vote or act on any matter relating to the restructuring or any related transaction. In addition, neither Lazard's valuation analysis nor its estimated total enterprise value for New CNC constitute an opinion as to the fairness to holders of outstanding securities of the Debtors from a financial point of view of the consideration to be received by such security holders pursuant to the Plan. Lazard does not have any obligation to update, revise or reaffirm its analysis or its estimated total enterprise value for New CNC.

          In preparing its analyses, Lazard, among other things: (i) reviewed certain historical financial information of the Company for the recent years and interim periods; (ii) reviewed certain internal financial and operating data of the Company including financial projections prepared and provided by the Company's management relating to its business and its prospects; (iii) met with certain members of senior management of the Company to discuss the Company's operations and future prospects; (iv) reviewed certain publicly available financial data and considered the market value of certain public companies believed to be generally comparable to New CNC in one or more respects; (v) considered certain economic and industry information relevant to the operating business; and (vi) reviewed such other information and conducted such other studies, analyses, inquiries, and investigations as Lazard deemed appropriate. Although Lazard conducted a review and analysis of the Company's business, operating assets and liabilities and New CNC's business plans, it assumed and relied on the accuracy and completeness of all: (i) financial and other information furnished to it by or on behalf of the Company, including without limitation, information provided by the Company's actuaries and outside consulting actuaries; and (ii) publicly available information. In addition, Lazard assumed and relied upon the reasonableness and accuracy of management's projections, and no independent valuations or appraisals of the Company were sought or obtained in connection herewith. In addition, Lazard is not an actuary and Lazard's services and analyses referenced herein do not constitute actuarial determinations or evaluations or any evaluation of actuarial assumptions. In addition, and not withstanding the foregoing, the Company's outside consulting actuaries would only provide its materials to Lazard on the condition that Lazard agree not to rely upon them in a manner that created a legal duty from the outside consulting actuaries to Lazard or bring any claim against the outside consulting actuaries. As a result, there can be no assurance with respect to any actuarial information or information derived therefrom.

          The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict, and will fluctuate with changes in factors affecting the financial condition and prospects of that business. As a result, the estimate of the range of the reorganization enterprise value of New CNC set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Since such estimates are inherently subject to uncertainties, neither the Company, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. New CNC intends to apply to list the New CNC Preferred Stock, the New CNC Common Stock and the New CNC Warrants on a national securities exchange or on NASDAQ. There can be no assurance, however, that these securities will be so listed and, if so listed, that an active trading market would develop. Actual market prices of these securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors which generally influence the prices of securities.

          4.   The Company's Prior Valuation Analyses of its Insurance
               Businesses

          Prior to retaining Lazard, in connection with the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), the Company's outside consulting actuaries (the same outside consulting actuaries retained to develop the actuarial valuation analysis described above) and a nationally-recognized "big four" accounting firm had been retained under separate engagements to assist with determining the value of the Company's insurance businesses as of December 31, 2001. Based on the work performed by the Company and these actuaries and accountants, the value of the Company's insurance businesses, as of December 31, 2001, was estimated by the Company to be approximately $5.9 billion (the "Goodwill Recoverability Analysis"). There are a number of events that have occurred subsequent to December 31, 2001 that cause the Company to believe that the Goodwill Recoverability Analysis no longer reflects the current financial, business and operating condition of the Company's insurance businesses. These events, the financial, business and operating impact of which was not incorporated into the Goodwill Recoverability Analysis as of December 31, 2001, include, among other things: (i) reductions in expected future new business and increases in expected future lapses and surrenders of existing business due to downgrades by rating agencies; (ii) reductions in the value of existing business due to reinsurance transactions; (iii) reductions in capital due to dividend payments; (iv) reductions in capital due to net losses realized in 2002, primarily due to investment impairments and increases to insurance liabilities; (v) reduction in the value of new and existing business due to the lower interest rates; (vi) reductions in market values for insurance businesses, as evidenced by recent selected reinsurance transactions and the sales of insurance businesses; and
(vii) reductions in the value of existing business due to higher surrenders and lapses. As a result of these subsequent events, the Company does not believe that the December 31, 2001 Goodwill Recoverability Analysis is useful or meaningful in evaluating the current value of the Company.



                                      III.
        INTERCOMPANY RELATIONSHIPS AND PROPOSED TREATMENT OF INTERCOMPANY
                             CLAIMS UNDER THE PLAN

          CNC and its subsidiaries have a number of intercompany arrangements and relationships, including the following:

A.        SERVICE AGREEMENTS AND ARRANGEMENTS

          Conseco Services, an affiliate of the Reorganizing Debtors, provides the Reorganizing Debtors with administrative services under various service agreements (the "Service Agreements"). Pursuant to the Service Agreements, Conseco Services provides the Reorganizing Debtors with administrative services needed for the conduct of their businesses and incurs expenses and costs associated therewith, including, among others, salaries, bonuses, payroll and other taxes, employee benefits, reimbursements, consulting and professional fees, vendor payments and insurance premiums. The Reorganizing Debtors pay Conseco

Services an amount equal to such costs and expenses plus a 10% service fee. The Reorganizing Debtors advance Conseco Services approximately $2 million per month in the aggregate under the Service Agreements. Conseco Services provides certain benefits to employees of the Finance Company Debtors and services to the Finance Company Debtors. Any claims between Conseco Services and the Finance Company Debtors would be resolved under the setoff provision of the Plan.

B.        Intercompany Obligations

          Other than (i) any Net Finance Company Debtors' Claims (as defined below), (ii) Net Reorganizing Debtors Claims (as defined below) or (iii) unless otherwise indicated, all intercompany amounts owed by the Reorganizing Debtors or the Finance Company Debtors to other Reorganizing Debtors, Finance Company Debtors or affiliated non-Debtors in respect of loans, notes, and intercompany cash transfers will be cancelled under the Plan. See "Summary of the Plan of Reorganization - Classification and Treatment of Claims and Equity Interests." The intercompany claims that will be expressly reinstated under the Plan are set forth on Exhibit G attached hereto.

          The Company's insurance subsidiaries must maintain minimum capitalization levels under various regulatory requirements. Accordingly, certain intercompany amounts owing to the insurance subsidiaries by the Debtors will not be cancelled. The intercompany claims that will be cancelled under the Plan are set forth on Exhibit F attached hereto.

          Specifically, CNC and CIHC owe intercompany obligations to five insurance company subsidiaries: Conseco Life Insurance Company ("Conseco Life"), Conseco Annuity Assurance Company ("Conseco Annuity"), Bankers Life, Bankers National Life Insurance Company ("Bankers National") and Washington National Insurance Company ("Washington National") (collectively, the "Insurance Subsidiaries").

          As described in the Section entitled "General Information - Description of Conseco's Business - Government Regulation," insurance companies are subject to extensive regulation. CNC and CIHC have issued the Insurance Subsidiaries several series of preferred stock, some of which positively affects the Insurance Subsidiaries' RBC ratios and capitalization.

          CNC has issued $900 million principal amount Series E Preferred Stock to Bankers National. Because the Series E Preferred Stock is not listed as an admitted asset on the statutory balance sheet of Bankers National, this stock will be cancelled under the Plan.

          CIHC has issued three series of preferred stock to the Insurance
Subsidiaries: (i) the 1994 Series Preferred Stock, held by Bankers Life, Conseco Annuity and Conseco Life; (ii) the 1998 Series Preferred Stock, held by Bankers Life, Conseco Life, and Washington National; and (iii) the $2.32 Preferred Stock, held by Conseco Life. The foregoing series of preferred stock are collectively referred to herein as the "Regulated CIHC Preferred Stock". The Regulated CIHC Preferred Stock constitutes admitted assets on the statutory balance sheets of each Insurance Subsidiary holding such stock. Accordingly, this stock, together with any accrued and unpaid dividends in respect of this stock, will be reinstated under the Plan with the same admitted values as existed immediately prior to the Petition Date.

C.        CLAIMS BETWEEN FINANCE COMPANY DEBTORS AND REORGANIZING DEBTORS

          As of the Petition Date, CFC owed CIHC $277,376,671 under a promissory note (the "CFC/CIHC Intercompany Note"), and CIHC owed CFC $315,030,986 under a separate note (the "CIHC/CFC Intercompany Note"). The net prepetition balance owing by CIHC to CFC under those two notes is $37,654,315 (the "PrePetition Note Balance"). CIHC holds other prepetition claims against CFC. In addition, on and after the Petition Date, CIHC has funded certain expenses incurred on behalf of the Finance Company Debtors (the "Advanced Funds"). Certain first day orders entered in the Reorganizing Debtors' and Finance Company Debtors' jointly administered bankruptcy cases may entitle one or more of the Reorganizing Debtors to a super-priority administrative claim in the Finance Company Debtors' cases.

          Except as expressly provided for in the Plan, each Reorganizing Debtor and Reorganized Debtor may, as the case may be, pursuant to the Bankruptcy Code (including, without limitation, section 553) or applicable non-bankruptcy law or as may be agreed to by the Holder of a Claim, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant hereto on account of such Allowed Claim or Equity Interest (before any distribution is made on account of such Allowed Claim or Equity Interest), any Claims, Equity Interests, rights and Causes of Action of any nature that such Reorganizing Debtor or Reorganized Debtor, as the case may be, may hold against the Holder of such Allowed Claim or Equity Interest to the extent the Claims, Equity Interests, rights or Causes of Action against such Holder have not been compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that, neither the failure to effect such a setoff nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by such Reorganizing Debtor or Reorganized Debtor of any such Claims, Equity Interests, rights and Causes of Action that such Reorganizing Debtor or Reorganized Debtor may possess against such Holder.

          Without limiting the generality of the foregoing, on the Effective Date, prior to effectuating the distributions contemplated by the Plan, the CIHC/CFC Intercompany Note and any other claims CFC may hold against CIHC shall be offset against: (i) the CFC/CIHC Intercompany Note, (ii) all other prepetition amounts owed by CFC and (iii) all postpetition amounts owed by CFC that are not repaid in full in Cash by CFC, including, without limitation, health and welfare benefits, insurance, other direct CFC expenses and an appropriate allocation (which allocation will be filed by the Reorganizing Debtors 10 days prior to the Confirmation Hearing) of the postpetition professional fees paid by CIHC except to the extent that prior to Confirmation, the Bankruptcy Court determines by Final Order that such setoff or treatment may not be allowed under applicable law (including the Bankruptcy Code). Any balance of the CIHC/CFC Intercompany Note remaining after giving effect to all the setoffs in the preceding sentence (the "Net CFC Claims") will be Class 6B Claims.

          In addition, without limiting the generality of the foregoing, each of the Reorganizing Debtors shall offset against Claims by any of the Finance Company Debtors all (x) prepetition Claims owing by the Finance Company Debtors to the Reorganizing Debtors, including without limitation, (i) amounts owing under the prepetition tax sharing payments, (ii) amounts owing as a result of payments made on behalf of the Finance Company Debtors to ExlServices.com, Inc. ("Exl"), (iii) an appropriate allocation of prepetition professional fees incurred by the Reorganizing Debtors and Finance Company Debtors in connection with their restructuring and the preparation for these Chapter 11 Cases, (iv) prepetition amounts owing by the Finance Company Debtors to Conseco Services or CIHC, and (y) postpetition amounts owing by the Finance Company Debtors to the Reorganizing Debtors that are not repaid in full in Cash, including without limitation, (i) postpetition tax sharing payments owed by the Finance Company Debtors, (ii) an appropriate allocation of the postpetition professional fees incurred by the Reorganizing Debtors during these Chapter 11 Cases, (iii) any postpetition payments by the Reorganizing Debtors to Exl pursuant to the guarantee by CNC of a transition services agreement between Exl and CFC, and
(iv) postpetition amounts owed by the Finance Company Debtors to Conseco Services or CIHC except to the extent that prior to Confirmation, the Bankruptcy Court determines by Final Order that such setoff or treatment may not be allowed under applicable law (including the Bankruptcy Code). Claims (if any) of Finance Company Debtors against Reorganizing Debtors that continue to be outstanding after such offsets as well as any Net CFC Claims are referred to herein collectively as "Net Finance Company Debtors' Claims." To the extent any Net Finance Company Debtors' Claims are Allowed Claims against CNC they will be Class 8A Claims. For purposes of this Article III.B, "Net Reorganizing Debtors' Claims" means any and all Claims held by any of the Reorganizing Debtors or any of their affiliates against the Finance Company Debtors after effecting any and all of the offsets described above. Notwithstanding anything else contained in the Plan, all such Net Reorganizing Debtors' Claims shall be preserved and unaffected by the confirmation of the Plan.

          On February 19, 2003, the Bankruptcy Court entered an Order granting the Finance Company Debtors through April 1, 2003 to file proofs of claim against the Reorganizing Debtors. The Reorganizing Debtors have been advised by the Finance Company Debtors that they are presently engaged in investigations to determine the bases for, and valuation of, intercompany claims they may hold against the Reorganizing Debtors. The Finance Company Debtors believe that it is possible that the investigations will yield additional information regarding the intercompany obligations which may necessitate adjustments to the amounts of the PrePetition Note Balance, the Advanced Funds, Net Finance Company Debtors' Claims and/or Net Reorganizing Debtors' Claims. The Reorganizing Debtors are presently engaged in investigations to determine the basis for, and valuation of, any additional intercompany claims that they may hold against the Finance Company Debtors. The CFC Committee likewise is investigating all intercompany claims held by the Finance Company Debtors and has raised concerns regarding the offset of prepetition amounts against postpetition amounts between the Debtors and the Finance Company Debtors.

                                      IV.
                 SUMMARY OF OTHER DEBTORS AND REASONS FOR FILING

          In addition to CNC and CIHC, certain of their affiliates filed for chapter 11 on the Petition Date. CTIHC, Inc. and Partners Health Group, Inc. filed for chapter 11 to address certain liabilities against them.

                                       V.
                              THE CHAPTER 11 CASES

          On the Petition Date, the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. At such time, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were stayed under section 362 of the Bankruptcy Code. The Debtors will continue to conduct their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

A.        SUMMARY OF SIGNIFICANT MOTIONS

          The following summarizes significant motions that have been filed in the Chapter 11 Cases. You can view these motions at www.bmccorp.net/conseco.

          1. Applications for Retention of Reorganizing Debtors' and Finance Company Debtors' Professionals

          On January 14, 2003, the Bankruptcy Court approved the retention of certain professionals to represent and assist the Reorganizing Debtors and the Finance Company Debtors in connection with the Chapter 11 Cases. These professionals were intimately involved with the negotiation and development of the Plan. These professionals include, among others: (a) Kirkland & Ellis, as counsel for the Reorganizing Debtors and Finance Company Debtors; (b) Lazard Freres & Co., LLC as financial advisor for the Reorganizing Debtors and Finance Company Debtors; (c) Bankruptcy Management Corporation, as notice agent for the Reorganizing Debtors and Finance Company Debtors: and (d) Bridge Associates, LLC as crisis managers for the Finance Company Debtors. The Bankruptcy Court also approved a request to retain other professionals to assist the Reorganizing Debtors and Finance Company Debtors in other ongoing matters. These professionals include, but are not limited to: (i) Baker Botts, LLC as special SEC counsel to the Debtors and Finance Company Debtors; (ii) PricewaterhouseCoopers LLP, as accountants to the Debtors and Finance Company Debtors; (iii) Gregory P. Joseph Law Offices, LLC as special litigation counsel to the Debtors and Finance Company Debtors; (iv) Milliman USA Inc. to provide actuarial and valuation services to the Reorganizing Debtors: (v) Baker & Daniels, as special corporate counsel to the Reorganizing Debtors; and (vi) Dorsey & Whitney LLP, as special corporate and securitization counsel to the Finance Company Debtors.

          2.   Motion to Continue Using Existing Bank Accounts and Business
               Forms

          The Bankruptcy Court has authorized the Reorganizing Debtors' and Finance Company Debtors' continued use of their respective bank accounts. Additionally, the Reorganizing Debtors have historically received services from their subsidiary Conseco Services pursuant to the Service Agreements. Pursuant to the Service Agreements, Conseco Services provides the Reorganizing Debtors with administrative services needed for the conduct of the Reorganizing Debtors' businesses and incurs expenses and costs including salaries, bonuses, payroll and other taxes, employee benefits, reimbursements, consulting and professional fees, vendor payments and insurance premiums. The Reorganizing Debtors pay Conseco Services an amount equal to such costs and expenses plus a 10% service fee. The Bankruptcy Court has authorized the Reorganizing Debtors to continue using Conseco Services in this manner.

          3.   Motion to Pay Employee Wages and Associated Benefits

          The Reorganizing Debtors and Finance Company Debtors believe that their employees are a valuable asset and that any delay in paying prepetition or postpetition compensation or benefits to their employees would destroy their relationship with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of their employees is most critical. The Bankruptcy Court granted the Reorganizing Debtors' request for authority to pay all compensation and benefits owed to employees through Conseco Services. In addition, the Bankruptcy Court granted the Finance Company Debtors' request for authority to pay all compensation and benefits to their employees. The authority granted allows the Reorganizing Debtors and Finance Company Debtors to compensate their employees for obligations payable as of the Petition Date, as well as obligations that come due after the Petition Date.

          4. Motion to Increase CFC's Manufactured Housing Securitization Servicing Fee

          The Finance Company Debtors filed this motion jointly with U.S. Bank, as trustee ("Trustee") for certain manufactured housing securitization trusts (the "MH Securitization Trusts"), on the Petition Date. The joint motion requested the Bankruptcy Court to order a temporary increase, for a period of thirty (30) business days, in the amount of the monthly servicing fee paid to CFC or CFSC as servicers of the MH Securitization Trusts to 1/12 of 125 basis points per annum and the priority of such payments (the "Revised Servicing Fee") as an expense prior to the distribution of any amounts in respect of certificates issued by the MH Securitization Trusts.

          Pursuant to the joint motion, CFC and CFSC have granted a senior security interest in CFC's Manufactured Housing platform and a junior security interest in CFC's other assets in favor of the Trustee for the benefit of itself and the corresponding certificateholders, to secure (i) the continued payment of certain of the Trustee's fees and expenses; (ii) the amount, if any, by which the Revised Servicing Fee exceeds the original servicing fee at the contractual level of priority during the period of the requested interim order; and (iii) any losses to the securitization trusts relating to manufactured housing, home equity and home improvement loans, credit card receivables and recreational vehicle loans resulting from any misappropriation, misapplication or other diversion of funds by the servicer.

          The Bankruptcy Court entered an interim order granting the requested relief, with the final hearing scheduled for February 12, 2003. On February 12, 2003, the matter was continued to February 19, 2003 and subsequently to February 21, 2003. On February 21, the Bankruptcy Court entered an agreed order resetting the final hearing date to March 5, 2003, which was continued until March 13, 2003, and continuing the first interim order until the final hearing, with the exception that the security interest provided under the first interim order was capped at $35 million and the parties agreed that the security interest would no longer accrue additional amounts. On March 14, 2003, the Bankruptcy Court entered an order resolving all issues relating to the foregoing matters as part of a global settlement among the parties in connection with the approval of the sale of the CFC Assets to CFN and GE.

          5. Motion to Enter into Commitment Letter and Approving Interim Commitment Fee and Expense Reimbursement to Replacement DIP Lenders

          On February 25, 2003, after negotiations and with the support of the CFC Committee, the Finance Company Debtors filed an emergency motion with the Bankruptcy Court seeking authorization to (i) enter into a commitment letter with a syndicate of entities affiliated with Goldman Sachs Credit Partners under which the Finance Company Debtors are granted the option to enter into $845 million in postpetition financing; (ii) pay $5 million in lieu of reimbursement for expenses incurred in preparing the financing and (iii) pay an interim commitment fee of $3.75 million. On February 26, 2003, the Bankruptcy Court entered an order granting the authorization sought in the Finance Company Debtors' emergency motion. The $5 million expense reimbursement and $3.75 million commitment fee are super-priority administrative claims under sections 364(c)(1), 503(b) and 507(a) of the Bankruptcy Code. On March 5, 2003, the Finance Company Debtors filed a motion with the Bankruptcy Court for a final order authorizing the exercise of the option to enter into the postpetition financing. A final hearing to approve the financing has been set for March 20, 2003.

          6.   Motions for Authority to Continue the Key Employee Retention
               Program

          The Reorganizing Debtors and Finance Company Debtors believe that it is imperative to stabilize their workforce at this critical juncture of the Chapter 11 Cases to ensure that the necessary complement of employees required to proceed with the Debtors' reorganization are in place. On January 14, 2003 (with respect to the Finance Company Debtors and on January 29, 2003 (with respect to the Reorganizing Debtors), the Bankruptcy Court granted the request for authority to continue, and approved the terms of, an enhanced key employee retention program. In addition, on or about January 31, 2003, the Reorganizing Debtors filed a motion to implement a key employee retention program for their senior management (the "Senior Management KERP"). On February 21, 2003, the Bankruptcy Court granted the Senior Management KERP motion authorizing the Reorganizing Debtors to implement a key employee retention program for certain senior management that has three components: (i) a bonus upon emergence from chapter 11, (ii) an annual bonus and (iii) severance. Subsequent to the granting of this motion, Ms. Elizabeth Georgakopoulos, president of Conseco Insurance Group, separated from the Company. Although the board of directors of CNC is authorized to make further payments to her under the Senior Management KERP, the Company did not implement the Senior Management KERP with regard to Ms. Georgakopoulos and does not intend to make any further payments to her. However, the terms of her separation have yet to be negotiated.

          7.   Motion for Authority to Prohibit Trading of Equity Securities

          The Reorganizing Debtors filed this motion on the Petition Date, requesting the Bankruptcy Court institute procedures to prohibit, without the consent of the Reorganizing Debtors or the Bankruptcy Court, sales and other transfers of equity securities of CNC by holders of the outstanding CNC common stock on a fully diluted basis (a "Substantial Equityholder"), to prohibit, without the consent of the Reorganizing Debtors or the Bankruptcy Court, the acquisition of CNC equity securities by Substantial Equityholders or by persons who would become a Substantial Equityholder as a result of that acquisition, and to impose certain notification requirements on persons who are or become Substantial Equityholders. The Reorganizing Debtors requested this relief in order to guard against an unplanned change in control for purposes of section 382 of the Internal Revenue Code, which could limit the Reorganizing Debtors' ability to use net operating losses in the future. Such equity interest trading could also adversely impact the Reorganizing Debtors by resulting in inadvertent "changes in control" under state insurance regulations. The Bankruptcy Court granted this motion and entered an amended final order on January 21, 2003.

          8.   Bar Date Order

          The Bankruptcy Court set a claims bar date of February 21, 2003 for all creditors holding Claims against the Reorganizing Debtors. The Bankruptcy Court also set June 17, 2003 as the bar date for governmental entities. If creditors and governmental entities do not file any claims by the bar date, they will be barred from asserting any claims against the Reorganizing Debtors or receiving distributions under the Plan.

          On February 20, 2003, pursuant to the Debtors' emergency motion, the Bankruptcy Court entered an order extending the claims bar date for certain listed D&O Credit Facility participants until the 60th day after the effective date of any confirmed plan of reorganization for the Reorganizing Debtors.

          Also on February 20, 2003, pursuant to a joint motion of the CFC Committee and Finance Company Debtors, the Bankruptcy Court entered an order extending the claims bar date for the Finance Company Debtors to file claims against the Reorganizing Debtors to April 1, 2003.

          9.   Schedules and Statements

         The Reorganizing Debtors filed their respective schedules of assets and liabilities and statement of financial affairs (the "Schedules") with the Bankruptcy Court. The Schedules can be reviewed at the office of the Clerk of the Bankruptcy Court for the Northern District of Illinois, Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604, or can be obtained on the website www.bmccorp.net/conseco.

          10. Motion for Preliminary Injunction Extending the Automatic Stay to Certain Directors and Officers

          Conseco, Inc. v. Carolyn Porter, et al. In this adversary action, CNC is seeking an injunction barring plaintiffs in nine actions from pursuing claims against certain current and former directors and officers of CNC, as well as its non-debtor subsidiary, Conseco Services. On January 6, 2003, the Bankruptcy Court entered an order staying all nine actions until April 6, 2003. The court ruled that the automatic stay would not bar the plaintiffs in several of the actions from perfecting the consolidation of those actions and selecting lead counsel and a lead plaintiff. The action has been continued until the next omnibus hearing after April 2, 2003. The stay in this action also has been applied by stipulation to Roderick Russell, et al. v. Conseco, Inc., et al., an adversary action involving claims against CNC, certain current and former directors and officers of CNC, and Conseco Services.

          Conseco, Inc. v. Royal Insurance Company, et al. In this adversary action, CNC is seeking a declaration that an action pending in Indiana state court is subject to the automatic stay, as well as an injunction barring further proceedings in that action. CNC's motion for a preliminary injunction was set for hearing on January 6, 2003, but was carried over until January 14, 2003 at 11:00 a.m. On January 14, 2003, the Bankruptcy Court ordered the parties to engage in additional briefing and suggested a ruling would be forthcoming. The stay motion has since been carried over until March 19, 2003.

          11.  Estimation Procedures

          On February 19, 2003, the Bankruptcy Court granted an order instituting procedures whereby claims against any Reorganizing Debtor may be estimated. Estimation of disputed claims may be required in order to establish appropriate reserves under the Plan.

          12. Motion to Enforce the Automatic Stay, Demand the Turnover of Property, Settle Valid Lien Claims and Foreclose On, Sell, or Otherwise Transfer Property Free and Clear of All Liens

          On February 21, 2003, the Bankruptcy Court entered a second interim order through the next omnibus hearing on March 20, 2003, (i) enforcing the automatic stay in respect of lien claims on property securing loans owned, originated or serviced by the Finance Company Debtors, (ii) authorizing the Finance Company Debtors to demand the turnover of certain property of the estates, (iii) authorizing the Debtors to settle valid lien claims and to foreclose on, sell or otherwise transfer title to such property free and clear of all liens. Pursuant to an agreed stipulation with Affordable Residential Communities ("ARC"), the interim order will not apply to ARC. Additionally, ARC and the Debtors agreed to work in good faith to resolve their differences. The Debtors served the Lien Claimants with notice of the continued motion and the Bankruptcy Court allowed time for the lien claimants to file objections to the motion until on or before 5:00 p.m. CST, March 12, 2003.

          13. Motion to Pay Certain Prepetition Claims and to Direct Financial Institutions to Honor and Process Checks and Transfers Relating to Such Claims

          As a result of the Debtors' acquisition of The Statesman Group, Inc. in 1994 and its subsequent merger (the "Statesman Insurance Company Acquisition"), CIHC became responsible for certain policies covering a reinsurance agreement with Statesman Insurance Company. On February 21, 2003, the Bankruptcy Court entered an order authorizing CIHC to make payments on certain of those claims and directing the relevant financial institutions to process and pay any checks relating to those claims.

          14. Official Committee of Unsecured Creditors of CFC's Application to Retain Huron Consulting Group LLC as Financial Advisors

          On February 21, 2003, the Bankruptcy Court granted the CFC Committee's retention of Huron Consulting Group LLC as Financial Advisors.

          15.  Motion to Enter Into Replacement Financing

          On February 26, 2003, the Bankruptcy Court entered an order granting the Finance Company Debtors authority to pay the commitment fee with respect to replacement debtor-in-possession financing with a syndicate of entities affiliated with Goldman Sachs Credit Partners LP.

          16.  Debtors' Objections To Claims

          As of the date of this Disclosure Statement, the Debtors have filed their First and Second Omnibus Objections to Claims, objecting to a total of 843 Claims in the aggregate amount of approximately $234,496,366. The Debtors continue to review and analyze the approximately 9,000 filed and scheduled claims that they have received in these Chapter 11 Cases. The Debtors will continue to raise appropriate objections and responses as necessary.

B.        APPOINTMENT OF THE OFFICIAL COMMITTEES

          On January 3, 2003, the Office of the United States Trustee appointed three official committees in the Chapter 11 Cases (collectively, the "Official Committees"): (i) Official Committee of the Reorganizing Debtors (the "Conseco Creditors Committee"); (ii) Official Committee of the Finance Company Debtors (the "CFC Committee") and (iii) Official Committee of the Trust Preferred Securities (the "TOPrS Committee").

          The members of the Conseco Creditors Committee are The Bank of New York, Bank of America, N.A., Angelo, Gordon & Co., L.P., Appaloosa Mgmt., L.P., HSBC Bank USA, Metropolitan West Asset Management LLC and First Pacific Advisors, Inc. The Conseco Creditors Committee retained Fried, Frank, Harris, Shriver & Jacobson and Mayer, Brown, Rowe & Maw as its legal advisors and have filed an application to retain Houlihan Lokey Howard & Zukin LLP and Greenhill & Co, LLC as its financial advisors.

          The members of the CFC Committee are U.S. Bank National Association, Millenium Partners, L.P., Prudential Insurance Company, Commonwealth Advisors, Inc., Deutsche Asset Management, Jefferson Pilot Financial Insurance Company and Morgan Keegan. The CFC Committee retained Greenberg Traurig, P.C. as its legal advisors and Huron Consulting Group LLC as its financial advisors.

          The members of the TOPrS Committee are Paul Floto, United Capital Markets, Inc. and Oppenheimer Capital. The TOPrS Committee retained Saul Ewing LLP and Jenner & Block as its legal advisors and Raymond James as its financial advisors. The TOPrS Committee also retained Fox-Pitt, Kelton Inc. as its insurance company valuation expert and Watson Wyatt Insurance & Financial Services, Inc. as its actuarial consultant.

          Since the formation of the Official Committees, the Reorganizing Debtors and Finance Company Debtors have consulted with the Official Committees concerning the administration of the Chapter 11 Cases. The Debtors have kept the Official Committees informed about their operations and have sought the concurrence of the Official Committees to the extent their respective constituencies would be affected by actions and transactions taken outside of the ordinary course of their businesses. The Conseco Creditors Committee has participated actively, together with the Reorganizing Debtors' and Finance Company Debtors' management and professionals, in among other things, reviewing their business plan and operations. The Reorganizing Debtors and Finance Company Debtors and their respective professionals have met with the Conseco Creditors Committee and its professionals on numerous occasions in connection with the negotiation of the Plan.

                                      VI.
                      SUMMARY OF THE PLAN OF REORGANIZATION

A.        OVERVIEW OF CHAPTER 11

          Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and interest holders. Another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor's assets.

          The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

          The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder (a) is impaired under or has accepted the plan or (b) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

          A chapter 11 plan may specify that the legal, contractual and equitable right of the holders of claim or interests in classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as "unimpaired" and, because of such favorable treatment, are deemed to accept the plan. Accordingly, it is not necessary to solicit votes from the holders of claims or equity interests in such classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed not to accept the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not "unimpaired" will be solicited to vote to accept or reject the plan.

          Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor's creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Equity Interests into various Classes and sets forth the treatment for each Class. The Debtors also are required, as discussed above, under section 1122 of the Bankruptcy Code, to classify Claims and Equity Interests into Classes that contain Claims and Equity Interests that are substantially similar to the other Claims and Equity Interests in such Classes. The Debtors believe that the Plan has classified all Claims and Equity Interests in compliance with the provisions of section 1122 of the Bankruptcy Code, but it is possible that a Holder of a Claim or Equity Interest may challenge the classification of Claims and Equity Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting Holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such Holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.

          The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Unofficial Noteholders' Committee, the Unofficial Lenders' Committee, and the Official Committees, and each of the members of such committees (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN)

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THE DEBTORS' ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.

B.        OVERALL STRUCTURE OF THE PLAN

          There is a separate Subplan for each Debtor. The Subplans are designated by the following letters:



------------------------------------------------------- -----------------------------------------------------
                        Debtor                                                Subplan
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

                    Conseco, Inc.                                                A
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
                  CIHC, Incorporated                                             B
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
                     CTIHC, Inc.                                                 C
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
             Partners Health Group, Inc.                                         D
------------------------------------------------------- -----------------------------------------------------

          The Debtors believe that the Plan provides the best and most prompt possible recovery to Holders of Claims and Equity Interests. Under the Plan, Claims against and Equity Interests in the Debtors are divided into different classes. Under the Bankruptcy Code, claims and equity interests are classified beyond mere "creditors" or "shareholders" because such entities may hold claims or equity interests in more than one class. For purposes of this Disclosure Statement, the term Holder refers to the holder of a Claim or Equity Interest in a particular Class under the Plan. If the Plan is confirmed by the Bankruptcy Court and consummated, on the Effective Date or as soon as practicable thereafter, the Debtors will make distributions in respect of certain Classes of Claims and Equity Interests as provided in the Plan. The Classes of Claims against and Equity Interests in the Debtors created under the Plan, the treatment of those Classes under the Plan and distributions to be made under the Plan are described below.

C.        SUBSTANTIVE CONSOLIDATION

          The estates of the Debtors have not been substantively consolidated. The Claims held solely against one of the Debtors will be satisfied solely from the cash and assets of such Debtor except as provided in the Plan. Except as specifically set forth herein, nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor. Except as provided in the Plan, the Claims of Creditors that hold Claims against multiple Debtors will be treated as separate Claims with respect to each Debtor's estate for all purposes (including, but not limited to, distributions and voting), and such Claims will be administered as provided in the Plan. Any Claims against the Debtors will be satisfied according to the terms of the Plan.

D.        SEVERABILITY OF PLAN PROVISIONS

          The Plan is comprised of four Subplans of reorganization, one for each Reorganizing Debtor. The confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan. If any Subplan(s) is not confirmed, then the Debtors reserve the right, with the prior written consent of the Conseco Creditors Committee, to either (a) request that the other Subplans be confirmed or (b) withdraw some or all Subplans; provided that (i) the Subplan for CIHC may not be confirmed unless the Subplan for CNC is confirmed and (ii) the Subplan for CNC may not be confirmed unless the Subplan for CIHC is confirmed. Subject to the preceding provision, the Debtors' inability to confirm or election to withdraw any Subplan(s) shall not impair the confirmation of any other Subplan(s).

E.        CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

          1.   Summary of Claims against all Debtors

               (a)  Administrative Claims

          Administrative Claims are Claims for costs and expenses of administration of the Chapter 11 Cases that are entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code. Such Claims include (1) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services, leased equipment and premises), and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date) and (2) all fees and charges assessed against the Debtors' Estates under Section 1930, Chapter 123 of Title 28, United States Code.

          Subject to sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash (i) on the Effective Date or as soon thereafter as is practicable, (ii) or if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed, or as soon thereafter as is practicable, or (iii) upon such other terms as may be agreed upon by such Holder and the respective Reorganized Debtor or otherwise upon an order of the Bankruptcy Court; provided that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the respective Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. The Reorganizing Debtors (and the Reorganized Debtors) are not obliged to pay Administrative Claims against any Finance Company Debtors.

               (b)  Priority Tax Claims

          Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be paid, at the option of the respective Debtor, (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, or (b) Cash over a six-year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code, with interest payable at a rate of 4% per annum or such other rate as may be required by the Bankruptcy Code. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (x) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (y) survive the Effective Date and Consummation of the Plan as if the Chapter 11 Cases had not been commenced, and (z) not be discharged pursuant to section 1141 of the Bankruptcy Code. Reorganizing Debtors (and the Reorganized Debtors) are not obliged to pay Priority Tax Claims Allowed against any Finance Company Debtor.

          2. Summary of the Claims and Equity Interests against the Reorganizing Debtors

          The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. Any default with respect to any Allowed Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

               (a) Classification and Treatment of Claims and Equity Interests against CNC pursuant to its Subplan


         ----------- ------------------------------------------------- ---------------- --------------------
         Class       Claim                                             Status           Voting Right
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------

         1A          Other Priority Claims                             Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         2A          Other Secured Claims                              Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         3A          Reinstated Intercompany Claims                    Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         4A          93/94 Note Claims                                 Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         5A          Lender Claims
                     Subclass 5A-1                                     Impaired         Entitled to vote
                     Subclass 5A-2                                     Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         6A          Exchange Notes Claims                             Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         7A          Original Note Claims                              Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         8A          Reorganizing Debtor General Unsecured Claims      Impaired         Entitled to vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         9A          Convenience Class Claims                          Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         10A         Trust Related Claims                              Impaired         Entitled to Vote
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         11A         Old CNC Preferred Stock Interests
                     Subclass 11A-1                                    Impaired         Entitled to Vote
                     Subclass 11A-2                                    Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         12A         Old CNC Common Stock Interests                    Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         13A         Discharged Intercompany Claims                    Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------


         ----------- ------------------------------------------------- ---------------- --------------------

         14A         Securities Claims                                 Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------

               (i)  Class 1A--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CNC, each Holder of an Allowed Class 1A Claim shall receive, in full and final satisfaction of such Allowed Class 1A Claim, one of the following treatments, in the sole discretion of CNC:

               (a) CNC or the Distribution Agent will pay the Allowed Class 1A Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1A Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1A Claims become due and owing in the ordinary course of business; or

               (b) Such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1A is not impaired and the Holders of Class 1A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1A Claims are not entitled to vote to accept or reject the Plan.

               (ii) Class 2A--Other Secured Claims (Unimpaired)

          Other CNC Secured Claims are Claims that are secured by a lien on property in which CNC has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in CNC's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2A Claim and CNC or a relevant Distribution Agent, each Holder of an Allowed Class 2A Claim shall receive, in full and final satisfaction of such Allowed Class 2A Claim, one of the following treatments, in the sole discretion of CNC:

               (a) the Allowed Class 2A Claims shall be reinstated as an obligation of New CNC;

               (b) CNC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against CNC or New CNC; provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (c) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

          Class 2A is unimpaired and the Holders of Class 2A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.

               (iii) Class 3A--Reinstated Intercompany Claims (Unimpaired)

          Reinstated Intercompany Claims are those intercompany claims which, from a regulatory perspective, cannot be cancelled or otherwise impaired under the Plan. Reinstated Intercompany Claims also include all cure payments that may arise as a result of the assumption of intercompany executory contracts. A list of such Reinstated Intercompany Claims is attached hereto as Exhibit G. The legal, equitable and contractual rights of the Holders of Allowed Class 3A Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of such Claim and CNC, each Allowed Class 3A Claim shall be reinstated by New CNC in full and final satisfaction of such Class 3A Claim.

          Class 3A is unimpaired and the Holders of Class 3A Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The relevant agreements, instruments and documents underlying Allowed Class 3A Claims will also be unimpaired. Therefore, the Holders of Claims in Class 3A are not entitled to vote to accept or reject the Plan.

               (iv) Class 4A--93/94 Note Claims (Impaired)

          Class 4A consists of any Claim against CNC for principal or interest under the 93/94 Notes. On or as soon as practicable after the Effective Date, each Holder of a Class 4A Claim will receive in respect of its Allowed Class 4A Claim, in full and final satisfaction of all such Allowed Class 4A Claims, a Pro Rata share of the 93/94 Notes Distribution. The indebtedness represented by the 93/94 Notes is secured in part by a pledge of the stock of certain subsidiaries of CFC. Accordingly, the Claims of the Holders of the 93/94 Notes may be satisfied from proceeds received in connection with the CFC sale transaction. In such event, these Holders will no longer have a right to receive a Pro Rata share of the 93/94 Notes Distribution. CFC, however, may be entitled to a distribution with respect to a reimbursement claim (if any) against CNC related to its satisfaction of the Claims of such Holders to the extent that such claim is not satisfied under Article VII.F of the Plan, in which case CFC's reimbursement claim would be satisfied by the distribution of shares of New CNC Common Stock as contemplated by the 93/94 Notes Distribution.

          Immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 4A Claims shall be deemed to release all prepetition liens on any assets of, and all security interests they may have held in or against the Debtors or any of the Debtors' Subsidiaries or their respective assets as of the Petition Date, including, but not limited to their security interests in the CFC/CIHC Intercompany Note.

          Class 4A is Impaired under the Plan. The Holders of Claims in Class 4A are entitled to vote to accept or reject the Plan.

               (v)  Class 5A--Lender Claims (Impaired)

          Class 5A consists of two subclasses of the Lender Claims against CNC:
Lender Claims under or derived from the 1999 D&O Credit Facility (Class 5A-1), which are partially secured Claims, and all other Lender Claims (Class 5A-2). The respective Class 5A Claims are Allowed for all purposes of the Chapter 11 Cases, without the need to File proofs of claim in the amount of the Allowed Lender Claims, but due to the contractual subordination of certain other Allowed Claims, distributions will be made on account of the Total Bank Debt Balance, and such Allowed Class 5A Claims and the distributions under the Plan in respect thereof shall not be subject to offset, reduction or counterclaim in any respect.

          On or as soon as practicable after the Effective Date, (x) each Holder of an Allowed Class 5A-1 Claim shall receive on account of its Allowed Class 5A-1 Claim and its related Allowed Class 4B-1 Claim, the treatment as set forth for Class 4B-1 in Section III.C.4 of the Plan and (y) each Holder of an Allowed Class 5A-2 Claim shall receive on account of its Allowed Class 5A-2 Claim and its related Allowed Class 4B-2 Claim, the treatment as set forth for Class 4B-2 set forth below. Such treatments shall be in full and final satisfaction of all Class 5A Claims. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 5A Claims shall be deemed to release all prepetition liens on and security interests in the CFC/CIHC Intercompany Note. Classes 5A-1 and 5A-2 are Impaired Classes and Holders of Class 5A-1 and 5A-2 Claims are entitled to vote separately to accept or reject the Plan.

               (vi) Class 6A--Exchange Notes Claims Against CNC (Impaired)

          Class 6A consists of the Exchange Notes Claims against CNC. The Class 6A Claims (along with Class 5B Claims) are Allowed for all purposes under the Plan, without the need to file proofs of claim, in the aggregate amount of $1,370,975,431.97, but to the extent the Holders of Exchange Note Claims are entitled to postpetition interest under the Bankruptcy Code, distributions will be made on account of the Total Exchange Note Claims. Allowed Class 6A Claims and the distributions under the Plan in respect thereof shall not be subject to offset, reduction or counterclaim in any respect. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 6A Claim shall receive in full and final satisfaction of all such Allowed Class 6A Claims, in respect of its Allowed Class 6A Claim and its related Allowed Class 5B Claim, the treatment set forth for Class 5B in Article III.B.5 of the Plan.

               (vii) Class 7A--Original Note Claims (Impaired)

          Class 7A consists of Original Note Claims against CNC. The Class 7A Claims are Allowed for all purposes under the Plan, without the need to file Proofs of Claim, in the amounts as set forth in the Plan Supplement, and such Allowed Class 7A Claims and the distributions under the Plan in respect thereof shall not be subject to offset, reduction or counterclaim in any respect. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 7A Claim shall receive, in full and final satisfaction of all such Allowed Class 7A Claims, its Pro Rata share of the Original Note Distribution. In addition, Houlihan Lokey Howard & Zukin LLP and any other professionals of the Unofficial Noteholders Committee will be paid in full on the Effective Date their unpaid fees and expenses (whether incurred prior to or after the Petition Date) in accordance with their prepetition engagement letters. Class 7A is Impaired and Holders of Class 7A Claims are entitled to vote to accept or reject the Plan.

             (viii) Class 8A--Reorganizing Debtor General Unsecured Claims
                    (Impaired)

          Class 8A consists of the Reorganizing Debtor General Unsecured Claims against CNC. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 8A Claim will receive, in full and final satisfaction of all such Allowed Class 8A Claims, its Pro Rata share of the CNC Unsecured Distribution. Class 8A is Impaired and Holders of Class 8A Claims are entitled to vote to accept or reject the Plan.

               (ix) Class 9A--Convenience Class Claims (Unimpaired)

          Class 9A consists of the Convenience Class Claims against CNC. CNC will treat such Allowed Class 9A Claims in a manner that will render such Claims Unimpaired by the Bankruptcy Code. Each holder of an Allowed Class 8A Claim may elect to be treated as a Holder of an Allowed Class 9A Convenience Class Claim. Any such election must be made on the Ballot, and no Creditor can elect Class 9A Claim treatment after the Voting Deadline. Each Holder of an allowed Class 9A Claim shall receive the lesser of (a) $500 or (b) the amount of their Allowed Class 8A Claim. Any Allowed Class 8A Claim that exceeds $500, but whose Holder elects to be treated as a Class 9A Claim shall be automatically reduced in complete satisfaction of such Class 8A Claim to the amount of distribution made on account of such Convenience Class Claim. Class 9A is Unimpaired and the Holders of Class 9A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

               (x)  Class 10A--Trust Related Claims (Impaired)

          Class 10A consists of the Trust Related Claims. Trust Related Claims are contractually subordinated to Exchange Note Claims and Original Note Claims. Accordingly, the recoveries that the Trust Related Claims may have been entitled to, but for the contractual subordination provisions to which they are subject, will be distributed to the Holders of Exchange Note Claims and Original Note Claims. If Class 10A accepts the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 10A Claim shall receive, along with the Holders of Allowed Class 11A-1 Interests (if Class 11A-1 also accepts the Plan), in full and final satisfaction of all such Allowed Trust Related Claims, its Pro-Rata share of the Junior Recovery.

          Restriction on recovery: The Junior Recovery being offered to Class 10A is subject to contractual subordination between the Holders of Trust Related Claims, on the one hand, and the Lender Claims and the Senior Notes Claims, on the other hand, and is being provided by the Holders of the Lender Claims and the Senior Notes in order to facilitate a consensual Plan. The Junior Recovery is being provided with the consent of the Holders of the Lender Claims and the Senior Notes Claims. If Class 10A rejects the Plan, Holders of Class 10A and 11A-1 Claims or Interests will not receive a distribution under the Plan, and the distributions that are reserved for Class 10A under this paragraph shall instead be distributed to the Holders of Senior Note Claims. The Debtors reserve the right (i) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) to modify the Plan in accordance with the terms hereof.

          Class 10A is Impaired and Holders of Class 10A Claims are entitled to vote to accept or reject the Plan.

               (xi)    Class 11A--Old CNC Preferred Stock Interests (Impaired)

          Class 11A consists of the two subclasses of Old CNC Preferred Stock
Interests: Old CNC Series F Preferred Stock Interests (Class 11A-1) and Old CNC Other Preferred Stock Interests (Class 11A-2). The Old CNC Other Preferred Stock Interests are contractually subordinated to the Old CNC Series F Preferred Stock Interests. If Class 10A and Class 11A-1 accept the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 11A-1 Interest shall receive, along with the Holders of Allowed Class 10A Claims, in full and final satisfaction of all such Allowed Interests, its Pro-Rata share of the Junior Recovery. In any event, Holders of Allowed Class 11A-2 Interests will not receive a distribution under the Plan in respect of such Interests. On the Effective Date, Class 11A-1 Interests and Class 11A-2 Interests will be cancelled.

          Restriction on recovery: If Class 11A-1 rejects the Plan, Holders of Class 11A-1 Interests will not receive a distribution under the Plan, and the distributions that are reserved for Class 11A-1 under this paragraph shall be retained in the Junior Recovery and be added to the distribution made available to the Holders of Allowed Class 10A Claims. If both Class 11A-1 and 10A reject the plan, the entire Junior Recovery will be distributed to the Holders of Senior Note Claims. The Debtors reserve the right (i) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code and/or (ii) to modify the Plan in accordance with the terms hereof.

          Class 11A-1 is Impaired and Holders of Class 11A-1 Interests are entitled to separately vote to accept or reject the Plan, while Holders of Class 11A-2 Interests are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

               (xii)   Class 12A--Old CNC Common Stock Interests (Impaired)

          Class 12A consists of the Allowed Old CNC Common Stock Interests. On the Effective Date, Class 12A Interests will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Interests.

          Class 12A is Impaired and is conclusively deemed to reject the Plan. Holders of Class 12A Old CNC Common Stock Interests are not entitled to vote to accept or reject the Plan.

               (xiii)  Class 13A--Discharged Intercompany Claims (Impaired)

          Class 13A consists of Discharged Intercompany Claims against CNC. A list of such Discharged Intercompany Claims is attached hereto as Exhibit F. Class 13A Claims will be cancelled and Holders thereof will not receive a distribution under the Plan in respect of such Claims. Class 13A is Impaired and is conclusively deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 13A Claims are not entitled to vote to accept or reject the Plan.

               (xiv)   Class 14A--Securities Claims (Impaired)

          Class 14A consists of Securities Claims against CNC. Class 14A Claims will be cancelled and Holders thereof will not receive a distribution under the Plan. Class 14A is Impaired and is conclusively deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Therefore, Holders of Class 14A Claims are not entitled to vote to accept or reject the Plan.

          (b) Classification and Treatment of Claims and Equity Interests against CIHC pursuant its Subplan



         ----------- --------------------------------------------- -------------------- --------------------
         Class       Claim                                         Status               Voting Right
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------

         1B          Other Priority Claims                         Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         2B          Other Secured Claims                          Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         3B          Reinstated Intercompany Claims                Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         4B          Lender Claims
                     Subclass 4B-1                                 Impaired             Entitled to vote
                     Subclass 4B-2                                 Impaired             Entitled to vote
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         5B          Exchange Note Claims
                     Subclass 5B-1                                 Impaired             Entitled to vote
                     Subclass 5B-2                                 Impaired             Entitled to vote
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         6B          Reorganizing Debtor General Unsecured Claims  Impaired             Entitled to vote
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         7B          Convenience Class Claims                      Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         8B          Reinstated CIHC Preferred Stock Interests     Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         9B          Old CIHC Common Stock Interests               Unimpaired           Deemed to Accept
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         10B         Discharged Intercompany Claims                Impaired             Deemed to Reject
         ----------- --------------------------------------------- -------------------- --------------------
         ----------- --------------------------------------------- -------------------- --------------------
         11B         Securities Claims                             Impaired             Deemed to Reject
         ----------- --------------------------------------------- -------------------- --------------------

               (i)     Class 1B--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Allowed Class 1B Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CIHC, each Holder of an Allowed Class 1B Claim shall receive, in full and final satisfaction of such Allowed Class 1B Claim, one of the following treatments, in the sole discretion of CIHC:

               (a) Reorganized CIHC or the Distribution Agent will pay the Allowed Class 1B Claim in full in Cash on the Effective Date or as soon thereafter as is practicable; provided that, Class 1B Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Claim becomes due and owing in the ordinary course of business; or

               (b) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1B is not impaired and the Holders of Class 1B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1B Claims are not entitled to vote to accept or reject the Plan.

               (ii)    Class 2B--Secured Claims (Unimpaired)

          Other Secured Claims are Claims that are secured by a lien on property in which CIHC has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in CIHC's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2B Claims are Unimpaired by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2B Claim and CIHC, each Holder of an Allowed Class 2B Claim shall receive, in full and final satisfaction of such Allowed Class 2B Claim, one of the following treatments, in the sole discretion of CIHC:

               (a) the Allowed Class 2B Claims shall be reinstated as an obligation of Reorganized CIHC;

               (b) CIHC or the Distribution Agent shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or further recourse against CIHC, Reorganized CIHC or such Distribution Agent, provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

                (c) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 2A is unimpaired and the Holders of Class 2B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2A are not entitled to vote to accept or reject the Plan.

               (iii)   Class 3B--Reinstated Intercompany Claims (Unimpaired)

          Reinstated Intercompany Claims are those intercompany claims which, from a regulatory perspective, cannot be cancelled or otherwise impaired under the Plan. A list of such Reinstated Intercompany Claims is attached hereto as Exhibit G. The legal, equitable and contractual rights of the Holders of Allowed Class 3B Claims are Unimpaired by the Plan. Unless otherwise agreed to by the Holder of such Claim and CIHC, each Allowed Class 3B Claim shall be reinstated by Reorganized CIHC in full and final satisfaction of such Class 3B Claim. Class 3B is Unimpaired and the Holders of Class 3B Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3B are not entitled to vote to accept or reject the Plan.

               (iv)    Class 4B--Lender Claims (Impaired)

          Class 4B consists of two subclasses of the Lender Claims against CIHC:
Lender Claims under or derived from the 1999 D&O Credit Facility (Class 4B-1), which are partially secured Claims, and all other Lender Claims (Class 4B-2). The Class 4B Claims are Allowed for all purposes of the Chapter 11 Cases, without the need to File proofs of claims, in the amount of the Allowed Lender Claims, but due to the contractual subordination of certain other Allowed Claims, distributions will be made on account of the Total Bank Debt Balance, and such Allowed Class 4B Claims and the distributions in the Plan in respect of Class 4B Claims shall not be subject to offset, reduction or counterclaim in any respect.

          Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4B Claim shall receive on account of and in full and final satisfaction of its Allowed Class 4B Claim and its related Allowed Class 5A Claim, its Pro Rata share of the: (i) New Tranche A Bank Debt ; (ii) New

Tranche B Bank Debt; (iii) New CNC Preferred Stock; and (iv) New CNC Warrants. CIHC will guaranty the New Tranche A Bank Debt and the New Tranche B Bank Debt and the obligations in respect thereof will be secured as contemplated by the New Credit Facility. Such treatment shall be in full and final satisfaction of all Class 4B Claims and Class 5A Claims, and of any rights to contractual subordination of other Allowed Claims for the benefit of Class 4B Claims and Class 5A Claims. In addition, immediately prior to the Effective Date, but subject in all respects to the immediate occurrence of the Effective Date, the Holders of Class 4B Claims and Class 5A Claims shall be deemed to release all prepetition liens on and security interests in the CFC/CIHC Intercompany Note. In addition, the Lenders' Agents and each of the Lenders shall receive in Cash on the Effective Date an amount equal to all of its fees, expenses and other amounts (including, without limitation, all fees and expenses of counsel and financial advisors including, without limitation, Greenhill & Co., LLC) payable in connection with the Senior Credit Facility or the D&O Credit Facilities, as the case may be, including, without limitation, in connection with the Chapter 11 Cases, the Plan, the implementation of the Plan or any documentation relating thereto. The New Tranche A Bank Debt and New Tranche B Bank Debt shall be issued in separate tranches as follows: (i) to Holders of Claims under the Senior Credit Facility, (ii) to Holders of Claims under or derived from the 1999 D&O Credit Facility and (iii) to Holders of Claims under or derived from the other D&O Credit Facilities. The Lenders under the respective D&O Credit Facilities shall be deemed to have transferred to New CNC, pursuant to the terms of the D&O Transfer Agreement to be executed on the Effective Date, all loans made to the individual borrowers under the D&O Credit Facilities as a result of satisfaction of the Guarantees of D&O Credit Facilities and all rights and remedies in respect thereof to New CNC, and all amounts paid by such borrowers shall be applied to the loans under the New Credit Facility as set forth in the New Credit Facility.

          Classes 4B-1 and 4B-2 are Impaired Classes and Holders of Class 4B-1 and 4B-2 Claims are entitled to vote separately to accept or reject the Plan.

               (v)     Class 5B--Exchange Notes Claims (Impaired)

          Class 5B consists of Exchange Note Claims against CIHC. Notwithstanding any provision to the contrary contained in the Plan, the Class 5B Claims (along with Class 6A Claims) shall be deemed Allowed Claims for all purposes under the Chapter 11 Cases, without the need to File proofs of claim, in full and final satisfaction of any Claims against the Debtors, in the aggregate amount of $1,370,975,431.97, but to the extent the Holders of Exchange Note Claims are entitled to postpetition interest under the Bankruptcy Code, distributions will be made on account of the Total Exchange Note Claims. The TOPrS Committee maintains that Holders of Exchange Note Claims are not entitled to postpetition interest under the Bankruptcy Code. Holders of Allowed Class 5B Claims will receive in full and final satisfaction of all such Allowed Class 6A and Class 5B Claims a Pro Rata share of (i) the Exchange Note Distribution, on or as soon as practicable after the Effective Date, and (ii) any Available Proceeds, when and if such proceeds are available for distribution, as determined by the Residual Trustee. For a discussion of the relevant subordination provisions, see the Summary at page 2 of this Disclosure Statement. In addition, Houlihan Lokey Howard & Zukin LLP and any other professionals of the Unofficial Noteholders Committee will be paid on the Effective Date the unpaid fees and expenses (whether incurred prior to or after the Petition Date) in accordance with their prepetition engagement letters. Class 5B is Impaired and is entitled to vote to accept or reject the Plan.

               (vi) Class 6B--Reorganizing Debtor General Unsecured Claims (Impaired)

          Under the Plan, Class 6B consists of any Reorganizing Debtor Unsecured Claim against CIHC, including the CIHC/CFC Intercompany Note. On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Class 6B Claim will receive in full and final satisfaction of such Class 6B Claims, its Pro Rata share of the CIHC Unsecured Distribution. Because Class 6B claims are not contractually subordinated to Lender Claims, the CIHC Unsecured Distribution is not reduced by virtue of postpetition interest being included in the Total Bank Debt Balance. Class 6B is Impaired and is entitled to vote to accept or reject the Plan.

               (vii)   Class 7B--Convenience Class Claims (Impaired)

          Class 7B consists of the Convenience Class Claims against CIHC. CIHC will treat such Allowed 7B Claims in a manner that will render such Claims Unimpaired under the Bankruptcy Code. Each Holder of an Allowed Class 6B General Unsecured Claim may elect to be treated as a Holder of an Allowed Class 7B Convenience Class Claim. Any such election must be made on the Ballot, and no Creditor can elect Class 7B Claim treatment after the Voting Deadline. Each Holder of an Allowed Class 7B Claim shall receive the lesser of (a) $500 or (b) the amount of their Allowed Class 6B Claim. Any Allowed Class 6B Claim that exceeds $500 but whose Holder elects to be treated as a Class 7B Claim shall be automatically reduced in complete satisfaction of such Class 6B Claim to the amount of distribution made on account of such Convenience Class Claim. Class 7B is Unimpaired and the Holders of Class 7B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

               (viii) Class 8B--Reinstated CIHC Preferred Stock Interests (Unimpaired)

          Class 8B consists of Interests relating to the Reinstated CIHC Preferred Stock Interests. Reorganized CIHC will reinstate the Allowed Reinstated CIHC Preferred Stock Interests. Class 8B is Unimpaired and the Holders of Class 8B Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Interests in Class 8B are not entitled to vote to accept or reject the Plan.

               (ix)    Class 9B--Old CIHC Common Stock Interests (Unimpaired)

          Class 9B consists of Interests relating to the Old CIHC Common Stock. Reorganized CIHC will reinstate the Allowed Old CIHC Common Stock Interests. Class 9B is Unimpaired and the Holders of Class 9B Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Class 9B Interests are not entitled to vote to accept or reject the Plan.

               (x)     Class 10B--Discharged Intercompany Claims (Impaired)

          Class 10B consists of the Discharged Intercompany Claims against CIHC. A list of such Discharged Intercompany Claims is attached hereto as Exhibit F. Class 10B Claims will not receive a distribution under the Plan. Class 10B is Impaired and is deemed to reject the Plan under 1126(g) of the Bankruptcy Code. Class 10B is not entitled to vote to accept or reject the Plan.

               (xi)    Class 11B--Securities Claims (Impaired)

          Class 11B consists of any Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities, whatsoever, whether known or unknown, foreseen or unforeseen, currently existing or hereafter arising, in law or equity or otherwise arising from rescission of a purchase or sale of a security of CIHC for damages arising from the purchase, sale or holding of such securities, or for reimbursement, indemnification (except as set forth in Article VI.D of the Plan) or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim. Class 11B will not receive a distribution under the Plan. Class 11B is conclusively deemed to reject the Plan. Holders of Class 11B Claims will not be entitled to vote to accept or reject the Plan.

               (c) Classification and Treatment of Claims and Equity Interests against CTIHC pursuant to its Subplan


         ----------- ------------------------------------------------- ---------------- --------------------
         Class       Claim                                             Status           Voting Right
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         1C          Other Priority Claims                             Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         2C          Other Secured Claims                              Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         3C          Reorganizing Debtor General Unsecured Claims      Impaired         Entitled to Vote
         ----------- ------------------------------------------------- ---------------- --------------------

         ----------- ------------------------------------------------- ---------------- --------------------
         4C          Old CTIHC Common Stock Interests                  Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------

               (i)     Class 1C--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Allowed Class 1C Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and CTIHC, each Holder of an Allowed Class 1C Claim shall receive, in full and final satisfaction of such Allowed Class 1C Claim, one of the following treatments, in the sole discretion of CTIHC:

               (a) The Distribution Agent will pay the Allowed Class 1C Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, provided that, Class 1C Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1C Claims become due and owing in the ordinary course of business;

               (b) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1C is not impaired and the Holders of Class 1C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1C Claims are not entitled to vote to accept or reject the Plan.

               (ii)    Class 2C--Secured Claims (Unimpaired)

          Other Secured Claims are Claims that are secured by a lien on property in which CTIHC has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in CTIHC's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2C Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2C Claim and CTIHC, each Holder of an Allowed Class 2C Claim shall receive, in full and final satisfaction of such Allowed Class 2C Claim, one of the following treatments, in the sole discretion of CTIHC:

               (a) the Allowed Class 2C Claims shall be reinstated as an obligation of Reorganized CTIHC;

               (b) CTIHC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against CTIHC or Reorganized CTIHC, provided that, such surrender must render such Claim Unimpaired pursuant to Section 1124 of the Bankruptcy Code; or

               (c) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 2C is unimpaired and the Holders of Class 2C Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2C are not entitled to vote to accept or reject the Plan.

               (iii) Class 3C--Reorganizing Debtor General Unsecured Claims against CTIHC (Impaired)

          Class 3C consists of the Reorganizing Debtor General Unsecured Claims against CTIHC. If there are any Allowed Class 3C Claims, Holders thereof will receive a Pro Rata share of the Old CTIHC Common Stock. Class 3C Claims are Impaired. Holders of Allowed Class 3C Claims are entitled to vote to accept or reject the Plan.

               (iv)    Class 4C--Old CTIHC Common Stock Interests (Impaired)

          Class 4C consists of the Interests in CTIHC. Under the Plan, Class 4C Interests will be allocated to the Holders of Allowed Class 3C Claims, if any, and if none, shall be held by Reorganized CIHC. Class 4C Interests are Impaired and are conclusively deemed to reject the Plan under section 1126(g) of the Bankruptcy Code. Holders of Allowed Class 4C Interests are not entitled to vote to accept or reject the Plan.

               (d) Classification and Treatment of Claims and Equity Interests against Partners Health Group, Inc. pursuant to its Subplan:

         ----------- ------------------------------------------------- ---------------- --------------------
         Class       Claim                                             Status           Voting Right
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         1D          Other Priority Claims                             Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         2D          Other Secured Claims                              Unimpaired       Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         3D          Reorganizing Debtor General Unsecured Claims      Impaired         Deemed to Accept
         ----------- ------------------------------------------------- ---------------- --------------------
         ----------- ------------------------------------------------- ---------------- --------------------
         4D          Old PHG Common Stock Interests                    Impaired         Deemed to Reject
         ----------- ------------------------------------------------- ---------------- --------------------

               (i)     Class 1D--Other Priority Claims (Unimpaired)

          An Other Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Allowed Class 1D Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Other Priority Claim and PHG, each Holder of an Allowed Class 1D Claim shall receive, in full and final satisfaction of such Allowed Class 1D Claim, one of the following alternative treatments, in the sole discretion of PHG:

               (a) The Distribution Agent will pay the Allowed Class 1D Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, provided that, Class 1D Claims representing obligations incurred in the ordinary course of business will be paid in full in Cash when such Class 1D Claims become due and owing in the ordinary course of business;

               (b) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 1D is unimpaired and the Holders of Class 1D Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1D are not entitled to vote to accept or reject the Plan.

               (ii)    Class 2D--Other Secured Claims (Unimpaired)

          Other Secured Claims are Claims that are secured by a lien on property in which PHG has an interest, or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in PHG's interest in such property, or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. The legal, equitable and contractual rights of the Holders of Class 2D Claims are unaltered by the Plan. Unless otherwise agreed to by the Holder of the Allowed Class 2D Claim and PHG, each Holder of an Allowed Class 2D Claim shall receive, in full and final satisfaction of such Allowed Class 2D Claim, one of the following alternative treatments, in the sole discretion of PHG:

               (a) the Allowed Class 2D Claims shall be reinstated as an obligation of Reorganized PHG;

               (b) The Distribution Agent shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against PHG or Reorganized PHG, provided that, such surrender must render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code; or

               (c) such Claim will be treated in any other manner so that such Claim shall otherwise be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code;

          Class 2D is unimpaired and the Holders of Class 2D Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2D are not entitled to vote to accept or reject the Plan.

               (iii) Class 3D--Reorganizing Debtor General Unsecured Claims against PHG (Impaired)

          Class 3D Claims will voluntarily waive any right to receive a distribution under the Plan. CIHC is the only creditor in Class 3D and approves its treatment under this Subplan.

               (iv)    Class 4D--Old PHG Common Stock Interests (Impaired)

               (v) Under the Plan, Class 4D consists of Interests in PHG. PHG is a Residual Subsidiary and the Old PHG Common Stock will be transferred to the Residual Trust. CIHC is the indirect parent of PHG. CIHC and intermediate holding company approve of their treatment under this Subplan.

F.        IMPLEMENTATION OF THE REORGANIZING SUBPLANS

          1. Corporate Existence and Vesting of Assets in the Reorganizing Debtors and Old CNC

          On the Effective Date (i) Old CNC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Indiana and its existing charter and by-laws, each of which shall be amended and restated to limit Old CNC's activity to the implementation of the Plan, the liquidation of its Residual Assets and the winding-up of its affairs;
(ii) New CNC shall be incorporated and shall exist thereafter as a separate corporate entity, with all corporate powers in accordance with the laws of the State of Delaware, the New CNC Charter and the New CNC By-laws; and (iii) (a) the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust; (b) Reorganized CIHC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its existing charter and by-laws; (c) Reorganized CTIHC shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Delaware and its existing charter and by-laws; and (d) Reorganized PHG shall continue to exist as a separate corporate entity, with corporate powers in accordance with the laws of the State of Illinois and its existing charter and by-laws.

          Except as otherwise contemplated by the Plan, on and after the Effective Date, all property of the Estate, and any property retained or acquired by the Debtors, Reorganizing Debtors or Reorganized Debtor under the Plan, shall vest in the respective Debtor, Reorganizing Debtor or Reorganized Debtor free and clear of all Claims, liens, charges, or other encumbrances. On and after the Effective Date, each Debtor or Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order.

          On the Effective Date, all assets of Old CNC, other than the Residual Assets, shall be transferred by Old CNC to New CNC in exchange for the New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and the assumption of the New Tranche A Bank Debt, the New Tranche B Bank Debt and New Senior Notes.

          2.   Cancellation of Old CNC Securities and Bank Debt

          On the Effective Date, except to the extent otherwise expressly provided in the Plan, all notes, instruments, certificates, and other documents evidencing the (i) Senior Credit Facility, (ii) Exchange Notes, (iii) Original Notes, (iv) Subordinated Debentures, (v) the 93/94 Notes, (vi) Old CNC Common Stock, and (vii) Old CNC Preferred Stock and any and all other Claims and Equity Interests shall be canceled and the obligations of the Reorganizing Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged. On the Effective Date, except to the extent otherwise expressly provided in the Plan, any indenture or similar instrument relating to any of the foregoing shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the respective Reorganizing Debtors or Reorganized Debtors thereunder, shall be discharged and no such obligations will be assumed by the Reorganized Debtors.

          3.   Issuance of New Securities; Execution of Related Documents

          On or as soon as practicable after the Effective Date, the Reorganized Debtors shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, including, without limitation, (i) the New Credit Facility, (ii) New Senior Notes (if any), (iii) New CNC Common Stock, (iv) New CNC Preferred Stock, and (v) New CNC Warrants, each of which shall be distributed as provided in the Plan. The Reorganized Debtors shall execute and deliver such other agreements, documents and instruments as are required to be executed pursuant to the terms hereof.

          On the Effective Date, Old CNC shall issue the Residual Share to the Residual Trust.

          The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys), the Unofficial Noteholders' Committee, the Unofficial Lenders' Committee, and the Official Committees, and each of the members of such committees (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of the Plan will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the securities under the Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

          4.   Creation of Residual Trust

          On the Effective Date, the Residual Trust shall be settled and exist as a grantor trust and/or liquidating trust under the laws of the State of Delaware and pursuant to the Declaration of Trust. The sole asset of the Residual Trust shall be the Residual Share.

          5.   Implementation of Senior Management KERP

          To the extent the Debtors have not already implemented all or part of the Senior Management KERP prior to the Effective Date, on the Effective Date the Debtors shall implement the Senior Management KERP with respect to Edward M. Berube, Eugene M. Bullis, Charles H. Cremens, Eric R. Johnson and William J. Shea and the Debtors and/or Reorganized Debtors shall perform any and all obligations thereunder, including the payment of performance bonuses, emergence bonuses and severance amounts contemplated thereby.

          6.   Assumption of the Senior Management Employment Agreements

          To the extent the Debtors have not already assumed the Senior Management Employment Agreements prior to the Effective Date (to the extent such agreements apply to the Debtors), on the Effective Date the Debtors shall be deemed to have assumed the Senior Management Employment Agreements, and to the extent such agreements apply to affiliated non-debtors, they shall be affirmed and restated in all respects by the Debtors and the applicable affiliated non-debtors on the Effective Date.

          7.   Creation of Professional Escrow Account

         On the Effective Date, the Reorganized Debtors shall establish the Professional Escrow Account and reserve the amounts necessary to ensure the payment of all Accrued Professional Compensation.

          8.   Creation of Senior Management Escrow Account

         On the Effective Date, to the extent funds are available after all Administrative Claims are reserved or accrued under the Plan, the Reorganized Debtors shall establish the Senior Management Escrow Account and reserve the amounts necessary to ensure the payment of the Senior Management Severance and the Senior Management Settlement Amounts. In no event shall the amount so reserved on the Effective Date be less than $16.59 million plus any Senior Management Settlement Amounts and Senior Management Employment Agreement Amounts.

          9.   Corporate Governance, Directors and Officers, and Corporate
               Action

               (a)     Certificate of Incorporation and By-laws

          On or before the Effective Date, New CNC will file the Restated CNC Charter with the Secretary of State of Delaware in accordance with Section 103 of the Delaware General Corporation Law. The Restated CNC Charter will, among other things, authorize a yet-to-be-determined number of shares of New CNC Common Stock and a yet-to-be-determined number of shares of New CNC Preferred Stock. In addition, the Restated CNC Charter shall prohibit the issuance of non-voting equity securities to the extent required by the provisions of Section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, New CNC may amend and restate the Restated CNC Charter and other constituent documents as permitted by Delaware law.

               (b)     Directors and Officers of the Reorganized Debtors

          The board of directors of New CNC will consist of seven members, including two members from senior management and five outside members selected by the Conseco Creditors Committee. The Restated CNC Charter will provide that the board of directors of New CNC shall be divided into two classes of directors, with the initial Class I directors serving for a term expiring at the next succeeding annual meeting of stockholders following the Effective Date and the initial Class II directors serving for a term expiring at the second succeeding annual meeting of stockholders following the Effective Date. Other than the term for the initial Class II directors, the term of each class of directors shall expire at the next succeeding annual meeting of stockholders.

          The board of directors of New CNC will appoint the board of directors of Reorganized CIHC. In accordance with section 1129(a)(5) of the Bankruptcy Code, the Debtors will file and serve a notice setting forth the officers and Directors of the Debtors no later than ten (10) calendar days before the Confirmation Date, and will specify the Class for directors of New CNC. The Debtors will serve the notice upon: (i) the US Trustee, (ii) the Core Group (as defined in the then current Case Management Procedures approved by the Bankruptcy Court), and (iii) parties who have requested notice pursuant to Rule 2002 of the Bankruptcy Rules. Notice will be served in the manner set forth in the then current Case Management Procedures.

               (c)     Conseco, Inc. 2003 Long-Term Equity Incentive Plan

          On the Effective Date, New CNC will implement the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. The equity incentive plan provides, among other things, for grants of stock options and restricted stock awards. Directors, officers and other employees of New CNC and its subsidiaries and persons who provide services to New CNC or its subsidiaries are eligible for grants under the plan. The purpose of the equity incentive plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to the success of New CNC and to attract, retain and reward the best available persons for positions of responsibility. Up to 10% of the equity of New CNC will be available for issuance under the equity incentive plan. The equity incentive plan and a summary term sheet of the plan will be filed with the Bankruptcy Court as soon as practicable.

               (d)     Employment Agreements

          On the Effective Date, New CNC shall enter into the Senior Management Employment Agreements.

               (e)     Listing/Registration Rights

          On the Effective Date, New CNC shall (i) be a reporting company under the Exchange Act, (ii) cause the shares of New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants to be listed on the NYSE or such other securities exchange as agreed with the Conseco Creditors Committee, if the listing requirements for such securities exchange are satisfied with respect to such securities, and (iii) execute and deliver a Registration Rights Agreement substantially in the form set forth in the Plan Supplement.

               (f)     Corporate Action

          On the Effective Date, the adoption and filing of the Restated CNC Charter, the approval of the Restated CNC By-laws, the appointment of directors and officers for the Reorganized Debtors, the adoption of the equity incentive plan, and all actions contemplated hereby shall be authorized and approved in all respects (subject to the provisions hereof) pursuant to the Plan. All matters provided for in the Plan required by the Debtors or Reorganizing Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the board of directors of the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Reorganized Debtors without the need for any required approvals, authorizations or consents except for express consents required under the Plan.

          10.  Sources of Cash for Plan Distribution

          All Cash necessary for the Reorganizing Debtors and the Reorganized Debtors to make payments pursuant hereto shall be obtained from existing Cash balances of the Debtors.

          11.  Retiree Benefits

          The Reorganizing Debtors shall timely pay any retiree benefits as defined in section 1114(a) of the Bankruptcy Code to the extent that such retiree benefits are payable by the Reorganizing Debtors. Such retiree benefits include those that arise from the plans, funds or programs described in the Plan Supplement.

          12.  GM Building Sale

          The sale or transfer of the GM Building (or entities owning the GM Building or interests therein) pursuant to or consistent with an Order of the Bankruptcy Court shall be deemed a transfer under, pursuant to and in furtherance of the Plan.

G. TREATMENT OF LITIGATION AND OTHER LEGAL PROCEEDINGS; RESOLUTION OF D&O STOCK PURCHASE PROGRAM

          The Debtors are involved on an ongoing basis in lawsuits (including purported class actions) relating to their operations, including with respect to sales practices, and certain of their current and former officers and directors are defendants in pending class action lawsuits asserting claims under the securities laws and derivative lawsuits. The ultimate outcome of these lawsuits cannot be predicted with certainty.

          1.   Securities Litigation

          As disclosed in CNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, CNC has settled certain securities litigation for $120 million. Of this amount, $95 million was paid by CNC's director and officer insurers. Certain underwriters at Lloyd's of London ("Lloyd's") have refused to pay the remaining $25 million. CNC is currently litigating coverage with Lloyd's in Indiana state court. In that action, Royal Insurance Company of America has asserted counterclaims seeking repayment of $15 million it previously provided to CNC as part of the settlement. Thus, if CNC does not prevail in this litigation, it could face a judgment requiring it to pay up to an additional $40 million in connection with the settlement. CNC has asked the Bankruptcy Court to stay the Indiana state court action, and the Bankruptcy Court is scheduled to hear that motion on March 20, 2003. These Claims are classified as Class 14A Securities Claims pursuant to section 510(b) of the Bankruptcy Code.

          Since our August 9, 2002 announcement, a total of eight purported securities fraud class action lawsuits have been filed in the United States District Court for the Southern District of Indiana. The complaints name CNC as a defendant, along with certain current and former officers of CNC. These lawsuits were filed on behalf of persons or entities who purchased CNC's common stock on various dates between October 24, 2001 and August 9, 2002. Plaintiffs in one of these lawsuits have filed an uncontested consolidation and lead plaintiff motion, which, if granted, would result in the consolidation of these eight cases into one. These Claims are classified as Class 14A and 11B Securities Claims under the Plan. CNC believes that these lawsuits are meritless. Additionally, CNC has filed an adversary proceeding to extend the automatic stay provided for by the Bankruptcy Code to this litigation as it pertains to current and former officers and directors of CNC.

          In October 2002, Roderick Russell, on behalf of himself and a class of persons similarly situated, and on behalf of the ConsecoSavePlan, filed an action in the United States District Court for the Southern District of Indiana against CNC, Conseco Services and certain current and former officers of CNC (Roderick Russell, et al. v Conseco, Inc., et al., Case No. I :02-CV -1639 LJM). The purported class action consists of all individuals whose 401(k) accounts held common stock of CNC at any time from April 28, 1999 through the present. The ultimate outcome of this lawsuit cannot be predicted with certainty. These claims are classified as 14A and 11B Securities Claims under the Plan. CNC believes that this lawsuit is meritless. Additionally, CNC has filed an adversary proceeding to extend the automatic stay provided for by the Bankruptcy Code to this litigation as it pertains to current and former officers and directors of CNC.

          2.   Derivative Litigation

          Nine shareholder derivative suits were filed in 2000 in the United States District Court for the Southern District of Indiana. The complaints named the current directors, certain former directors, certain non-director officers of CNC (in one case), and alleging aiding and abetting liability, certain banks that allegedly made loans in relation to CNC's "Stock Purchase Plan" (in three cases). CNC is also named as a nominal defendant in each complaint. These cases have now been consolidated into one case in the United States District Court for the Southern District of Indiana, captioned: "In Re Conseco, Inc. Derivative Litigation", Case Number IP00655-C-Y/S. Two similar cases have been filed in the Hamilton County Superior Court in Indiana. The cases filed in Hamilton County have been stayed pending resolution of the derivative suits filed in the United States District Court. CNC asserts that these lawsuits are assets of the estate pursuant to section 541(a) of the Bankruptcy Code and does not currently intend to pursue them postpetition because they are meritless. The maximum exposure to the Company for these lawsuits is unknown. A list of prepetition derivative lawsuits is attached as Exhibit I hereto.

          3.   Other Litigation

          On January 15, 2002, Carmel Fifth, LLC ("Carmel"), an indirect, wholly owned subsidiary of CNC, exercised its rights to require 767 Manager, LLC ("Manager"), an affiliate of Donald J. Trump, to elect within 60 days, either to acquire Carmel's interests in 767 LLC for $499.4 million, or to sell its interests in 767 LLC to Carmel for $15.6 million (the "Buy/Sell Right"). Such rights were exercised pursuant to the Limited Liability Company Agreement of 767 LLC. 767 LLC is a Delaware limited liability company that indirectly owns the General Motors Building, a 50-story office building in New York, New York (the "GM Building"). 767 LLC is owned by Carmel and Manager. On February 6, 2002, Mr. Trump commenced a civil action against CNC, Carmel and 767 LLC in New York State Supreme Court, entitled Donald J. Trump v. Conseco, Inc., et al. (the "State Court Action"). Plaintiff claims that CNC and Carmel breached an agreement, dated July 3, 2001, to sell Carmel's interests in 767 LLC to plaintiff for $295 million on or before September 15, 2001 (the "July 3rd Agreement"). Specifically, plaintiff claims that CNC and Carmel improperly refused to accept a reasonable guaranty of plaintiff's payment obligations, refused to complete the sale of Carmel's interest before the September 15, 2001 deadline, repudiated an oral promise to extend the September 15 deadline indefinitely and repudiated the July 3rd Agreement by exercising Carmel's Buy/Sell Right. Plaintiff asserts claims for breach of contract, breach of the implied covenant of good faith and fair dealing, promissory estoppel, unjust enrichment and breach of fiduciary duty. Plaintiff is seeking compensatory and punitive damages of approximately $1 billion and declaratory and injunctive relief blocking Carmel's Buy/Sell Right. On March 25, 2002, Carmel filed a Demand for Arbitration and Petition and Statement of Claim with the American Arbitration Association ("AAA") to have the issues relating to the Buy/Sell Right resolved by arbitration (the "Arbitration"). Manager and Mr. Trump requested the New York State Supreme Court to stay that arbitration, but the Court denied Manager's and Trump's request on May 2, 2002, allowing the arbitration to proceed. Mr. Trump and Manager appealed that decision to the New York Appellate Division. In addition, CNC and Carmel filed a Motion to Dismiss Mr. Trump's lawsuit on March 25, 2002. By Stipulation and Order, dated June 14, 2002, the State Court Action was stayed, pending resolution of the Arbitration. CNC plans to vigorously pursue its options to compel prompt resolution of this dispute. CNC believes that Mr. Trump's lawsuit is without merit and intends to vigorously pursue its own rights to acquire the GM Building. The ultimate outcome cannot be predicted with certainty. On February 21, 2003, the Trump entities filed a proof of claim asserting a general unsecured claim of $1 billion against CNC. On March 3, 2003, CNC and Carmel Fifth initiated an adversary proceeding against the Trump entities. CNC and Carmel Fifth's adversary complaint seeks declaratory and injunctive relief against the Trump entities. CNC and Carmel Fifth's adversary action requests that the court find (1) that the July 3rd Agreement terminated due to Trump's failure to comply with the terms of that agreement, and (2) that the Trump entities are required to convey their interest in 767 LLC to Carmel Fifth pursuant to Carmel Fifth's rights under the LLC Agreement. On March 5, 2003, CNC and Carmel Fifth, in the adversary proceeding, filed an emergency motion for preliminary injunction and an emergency motion for expedited hearing. Through those motions, CNC and Carmel Fifth seek: an accelerated schedule for resolution of their claims against the Trump entities, removal of Mr. Trump from management of the GM Building, and an order restraining Mr. Trump and the Trump entities from interference with CNC and Carmel Fifth's efforts to market the GM Building. If the Trump entities ultimately hold an Allowed Claim against CNC, such Claim is classified as a Class 8A Reorganizing Debtor General Unsecured Claim against CNC.

          On June 24, 2002, the heirs of a former officer, Lawrence Inlow, commenced an action against CNC, Conseco Services and two former officers in the Boone Circuit Court (Inlow et al. v. Conseco, Inc., et al., Cause No. 06C01-0206-CT-244). The heirs assert that unvested options to purchase 756,248 shares of CNC common stock should have been vested at Mr. Inlow's death. The heirs further claim that if such options had been vested, they would have been exercised, and that the resulting shares of common stock would have been sold for a gain of approximately $30 million based upon a stock price of $58.125 per share, the highest stock price during the alleged exercise period of the options. CNC believes the heirs' claims are without merit and will defend the action vigorously. The maximum exposure to the Company for this lawsuit is estimated to be $33 million. The ultimate outcome cannot be predicted with certainty. Under the Plan, claims relating to this lawsuit, if allowed, will be treated as Class 8A Reorganizing Debtor General Unsecured Claims, although the Debtors reserve their right to seek to subordinate this claim under section 510(b) of the Bankruptcy Code.

          CNC is also a party to litigation related to the death of Lawrence Inlow with the manufacturer of the corporate helicopter and other parties. This litigation was consolidated in the United States District Court for the Southern District of Indiana (In re: Inlow Accident Litigation, Cause No. IP99-0830-C-H/G) and is currently on appeal to the Seventh Circuit Court of Appeals. The maximum exposure for this litigation is estimated to be $25 million, although CNC believes that the claims against it are without merit. The ultimate outcome cannot be predicted with certainty. Under the Plan claims relating to this lawsuit, if allowed, will be treated as Class 8A Reorganizing Debtor General Unsecured and Claims. CNC is also party to litigation with Associated Aviation Underwriters, Inc. in Hamilton County Superior Court (Associated Aviation Underwriters, Inc. v. Conseco Inc., et al, Cause No. 29C01-9909-CP588) relating to Associated Aviation Underwriters' obligation to defend and/or indemnify CNC in the aforementioned litigation. If CNC prevails in this lawsuit, Associated Underwriters may be obligated to indemnify the CNC for all or part of its liability in the aforementioned litigation. This litigation has been stayed until final judgments are rendered in the former litigation.

          In addition, CNC and its subsidiaries are involved on an ongoing basis in other lawsuits and arbitrations (including purported class actions) related to their operations. These actions include one action brought by the Texas Attorney General regarding long term care policies, two purported nationwide class actions involving claims related to "vanishing premiums," two purported nationwide class actions involving claims related to "modal premiums" (the alleged imposition and collection of insurance premium surcharges in excess of stated annual premiums). The ultimate outcome of all of these other legal matters pending against CNC or its subsidiaries cannot be predicted, and, although such lawsuits are not expected individually to have a material adverse effect on CNC, such lawsuits could have, in the aggregate, a material adverse effect on CNC's consolidated financial condition, cash flows or results of operations. The maximum aggregate exposure for such lawsuits is estimated to be approximately $22 million. Under the Plan, claims relating to these lawsuits, if allowed, will be treated as Class 8A Reorganizing Debtor General Unsecured Claims.

          4.   Other Proceedings

          CNC has been notified that the staff of the U.S. Securities and Exchange Commission has obtained a formal order of investigation in connection with an inquiry that relates to events in and before the spring of 2000, including CNC's accounting for its interest-only securities and servicing rights. These issues were among those addressed in CNC's write-down and restatement in the spring of 2000, and were the subject of shareholder class action litigation, which has recently been settled as described above. CNC is cooperating with the SEC staff in this matter.

          CNC has been notified that the Alabama Securities Commission is examining CNC's 1998 Directors/Officers & Key Employees Stock Purchase Program and the 2000 Employee Stock Purchase Program Work-Down Plan. CNC is cooperating with the Commissioner's staff in this matter.

          5.   Resolution of Directors & Officers Stock Purchase Program

          Within fifteen (15) days after the Effective Date, New CNC and Reorganized CIHC shall take the following actions with respect to the individuals and entities (each a "Participant" and collectively, the "Participants") that (i) owe amounts under the D&O Credit Facilities or to New CNC and Reorganized CIHC pursuant to the various Directors & Officers Stock Purchase Programs (the "Stock Programs") and (ii) purchased 40,000 or less shares of Old CNC Common Stock pursuant to the Stock Programs and owe amounts under the D&O Credit Facilities or to New CNC and Reorganized CIHC as part of the Stock Programs:

               (a) New CNC and Reorganized CIHC, in settlement of any good faith claims(11) such Participant may have in any manner relating to the D&O Credit Facilities, the Stock Programs, or any

-----------------
11 Pursuant to an order entered on February 19, 2003, the claims bar date for Participants is 60 days after the Effective Date. As of the date the amended Plan was filed with the Bankruptcy Court, it appears that very few Participants have filed a proof of claim against any Reorganizing Debtor. Any Participant who executes an Adjustment Agreement will release his or her claims against the Reorganizing Debtors related to the D&O Credit Facilities, Stock Programs and any Work-Down Plan.

Work-Down Plan, shall offer a Purchase Price Adjustment Agreement substantially in the form attached as Exhibit H hereto (the "Adjustment Agreement") to such Participant pursuant to which (i) the Participant's initial loan amounts shall be reduced to an amount equal to an agreeable price(12) per share for the shares purchased by such Participant (the "Adjusted Purchase Amount"), and (ii) New CNC and Reorganized CIHC shall cause their affiliate Conseco Services to execute the Adjustment Agreement and to reduce any loans such Participant owes to Conseco Services related to the D&O Credit Facilities and/or the Stock Programs to an amount calculated on an agreeable price per share for the shares purchased by such Participant (the "Adjusted Interest Amount"); provided, however, that under the Adjustment Agreement:

               (i) Participant shall (A) pay to New CNC the Adjusted Purchase Amount and (B) pay to Conseco Services the Adjusted Interest Amount within 90 days after the Participant signs the Adjustment Agreement, but if payment is not made on such date, Participant shall owe (A) New CNC 4% per annum simple interest on the Adjusted Purchase Amount, accruing as of the 91st day, and (B) Conseco Services 4% per annum simple interest on the Adjusted Interest Amount, accruing as of the 91st day.

               (ii) Participant releases New CNC, Reorganized CIHC, the original lenders under the D&O Credit Facilities (and their successors and assigns), their respective affiliates, and the respective officers, directors, employees, agents (including financial consultants) and attorneys of the original lenders under the D&O Credit Facilities (and of their successors and assigns) (collectively, the "SP Releasees") from any and all claims the Participant may have with respect to the D&O Credit Facilities, his or her participation in the Stock Programs or any Work-Down Plan, and/or the Plan, but Participant reserves all rights against the Ineligible Persons (as defined below) and all others (other than the SP Releasees) who were involved in the D&O Credit Facilities and/or the Stock Programs (such others (other than the SP Releasees) together with the Ineligible Persons, the "Non-Released Entities") and waives no causes of action, setoffs, claims, rights, defenses, powers, and/or remedies (or similar matters), whether under the pertinent loan documents, applicable law or otherwise, against the Non-Released Entities and/or the Non-Released Entities' past, present or future property (including any such property that may be in the hands of any immediate or mediate transferee), all regardless of whether New CNC or Reorganized CIHC asserts or exercises (or does not assert or exercise, as the case may be) similar causes of action, setoffs, claims, rights, defenses and/or remedies (or similar matters) (in any combination) against any other person or entity.

               (iii) Upon Participant's payment of (A) the Adjusted Purchase Amount to New CNC and (B) the Adjusted Interest Amount to Conseco Services, New CNC, Reorganized CIHC, and Conseco Services and their respective affiliates shall release the Participant from any claims with respect to the D&O Credit Facilities, Stock Programs or any Work-Down Plan, but New CNC, Reorganized CIHC and Conseco Services (A) waive no other causes of action, setoffs, claims, rights, defenses, powers, and/or remedies (or similar matters) against Participant and (B) New CNC, Reorganized CIHC and Conseco Services reserve all rights against Non-Released Entities and waive no causes of action, setoffs, claims, rights, defenses, powers, and/or remedies (or similar matters), whether under the pertinent loan documents, applicable law or otherwise, against the Non-Released Entities and/or the Non-Released Entities' past, present or future property (including any such property that may be in the hands of any immediate or mediate transferee), all regardless of whether New CNC or Reorganized CIHC asserts or exercises (or does not assert or exercise, as the case may be) similar causes of action, setoffs, claims, rights, defenses and/or remedies (or similar matters) (in any combination) against any other person or entity.

               (iv) Participant assigns to New CNC his or her rights against the Non-Released Entities.

               (b) Pursuant to Section III.C.4.c of the Plan, New CNC shall succeed to the Lenders' right, title and interest in the loans underlying the D&O Credit Facilities.

----------------------
12 New CNC and Reorganized CIHC shall negotiate with each Participant an agreeable price per share unique to such Participant. New CNC and Reorganized CIHC shall not be obliged to offer the same price to all Participants.

               (c) The following are ineligible to be offered an Adjustment Agreement (collectively, "Ineligible Persons"): (i) persons or entities that purchased more than 40,000 shares of Old CNC Common Stock and owe amounts under the D&O Credit Facilities or to New CNC or Reorganized CIHC as part of the Stock Programs, (ii) Participants who are offered an Adjustment Agreement under paragraph (a) above but who, for whatever reason, refuse to sign an Adjustment Agreement, and (ii) Participants who are not offered an Adjustment Agreement under paragraph (d) below.

               (d) Notwithstanding paragraph (a) above, New CNC and Reorganized CIHC may choose not to offer an Adjustment Agreement to any Participant who purchased 40,000 or less shares who New CNC and Reorganized CIHC reasonably believe directed and/or authorized (i) the implementation of the Stock Program,
(ii) the number of shares (or aggregate purchase price) of Conseco, Inc. common stock to be purchased in the aggregate pursuant to the Stock Program and/or
(iii) the selection of individuals eligible to participate in the Stock Program and/or their permitted level of participation. The fact that a Participant is or is not a current employee of New CNC, Reorganized CIHC or any affiliate shall not be a factor in determining whether New CNC and Reorganized CIHC offer a Participant an Adjustment Agreement.

          The form of Adjustment Agreement attached as Exhibit H hereto shall be executed on an individualized basis by the Reorganized Debtors and Participants that are offered it and choose to sign it and, in addition to the other restrictions set forth herein, no Participant shall be entitled to the benefits of the Adjustment Agreement absent such execution and delivery of the Adjustment Agreement. Participants who are offered the Adjustment Agreement may choose to decline to sign it, but in such event, any such declining Participants shall become Ineligible Persons.

          The Debtors have determined based on several different business and legal considerations to offer Adjustment Agreements to Participants, subject to the foregoing conditions, and their decision to do so shall in no manner be deemed to be an admission (or by any other Person) as to the accuracy of any factual statement or legal theory underlying any such good faith claims on the part of any such Participant or any other borrower under the D&O Credit Facilities, but on the contrary, the Debtors deny the legal validity or enforceability of any such claims or defenses and expressly reserves any and all of their claims, defenses, rights, powers and/or remedies against any such Participant in the event that the Plan is not confirmed and against Ineligible Persons, whether or not the Plan is confirmed. The decision to offer an Adjustment Agreement to a Participant under the foregoing terms and conditions has been made in connection with and is a part of the Plan and, as such, is independent of and is expressly not a renewal or extension of any Work-Down Plan, and shall not be deemed to be a renewal or extension of any Work-Down Plan under any circumstances.

          Loans arising under the D&O Credit Facilities and the Stock Programs that are owed by eleven Ineligible Persons constitute approximately 90% of the loans outstanding under the D&O Credit Facilities, including Rollin M. Dick and Stephen Hilbert, who owe approximately $92,921,300 and $209,190,716, respectively. The Debtors intend to pursue amounts owed by certain Ineligible Persons.

          The base salaries (excluding bonuses) for employees that are Participants is between $56,000 and $350,000, and the average base salary is $155,317. The Debtors believe that offering Adjustment Agreements to Participants is in creditors' best interest for a number of reasons. Many Participants have raised (formally or informally) good faith claims (including misrepresentation and coercion) that they are not liable to repay their loans under the D&O Credit Facilities. Although the Debtors have reasonable defenses to these good faith claims, the Debtors' ability to collect any significant amounts from Participants is in substantial doubt, and the mere process of trying to defend against so many claims from so many different individuals would be burdensome, expensive and distracting to the Debtors and their employees. Offering Adjustment Agreements to Participants will allow the Debtors to focus their efforts against those obligors who owe the largest amounts under the D&O Credit Facilities and from whom the Debtors have the greatest potential recovery.

          Each executed Adjustment Agreement should have the following tax consequences: (i) New CNC and Reorganized CIHC will not claim a deduction to the extent the loans are reduced under the Adjustment Agreement, (ii) the Participant's basis in the stock should be reduced, but the Participant should not recognize income to the extent his or her loans are reduced under the Adjustment Agreement, and (iii) New CNC and Reorganized CIHC will not pay the Participant cash on account of the loans being reduced under the Adjustment Agreement.

          6.   Debtors' Causes of Action

          As discussed in Section VI.L.5 below, the Debtors have preserved their rights with respect to certain claims and causes of action under the Plan. As of the date hereof, the Debtors cannot predict with certainty the amount or value of any recoveries they might achieve with respect to such claims or causes of action as such amounts or values are speculative. Before the Petition Date, the Debtors had retained over 30 advisors in connection with various legal, financial and management matters. The Debtors believe that they have no potential causes of action against these parties, but have not conducted any formal investigation of potential claims. The Debtors have provided a list of the advisors to the TOPrS Committee to facilitate its investigation. As indicated in paragraph 5 above, the Debtors intend to pursue amounts owed by certain obligors under the D&O Credit Facilities. As of the date hereof, the Debtors believe that any recoveries that may be achieved with respect to such claims are speculative.

          Included in the Plan Supplement is a list of payments that were scheduled in the Debtors' Statement of Financial Affairs (items 3.a and 3.b). These payments may be avoided under various sections of the Bankruptcy Code. These payments total approximately $1.801 billion, but $1.728 billion of that amount relates to intercompany transfers. The value of causes of action premised on avoidance actions under the Bankruptcy Code is speculative, and the Debtors have not analyzed the defenses to such actions. Moreover, if any Person is required to disgorge monies pursuant to sections 547, 548, 549, 550 or 553 of the Bankruptcy Code, then such Person has a right to file a proof of claim pursuant to Federal Rule of Bankruptcy Procedure 3002(c)(3). Such Claims would be classified as general unsecured claims, and to the extent they are Allowed against CIHC, are senior to the Trust Related Claims. Even if the preferences and other transfers described in CIHC's Statement of Financial Affairs are recovered in full, the general unsecured claims against CIHC class would expand to consume any additional value created by such recoveries at the CIHC level. To the extent such Claims are Allowed against CNC, they would share such recoveries with the Trust Related Claims. In any event, the Trust Related Claims would be required to contribute their recoveries to the Claims that benefit from subordination provisions in prepetition agreements until such senior creditors are paid in full.

H.        TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1.   Reorganizing Debtors: Executory Contracts and Unexpired Leases

          Immediately prior to the Effective Date, except as otherwise provided in the Plan, all executory contracts, including without limitation, the prepetition engagement letters for the financial and legal advisors of the Unofficial Bank Committee and the Unofficial Noteholder Committee, respectively, stipulation agreements entered into with Distribution Agents during these Chapter 11 Cases, or unexpired leases of the Reorganizing Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) have previously been assumed by order of the Bankruptcy Court, (3) are the subject of a motion to reject pending on the Effective Date, (4) are identified in the Plan Supplement to be rejected, (5) that relate to the purchase or other acquisition of Equity Interests. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

          2.   Claims Based on Rejection of Executory Contracts or Unexpired
               Leases

          All Proofs of Claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection (which order, in the case of executory contracts or unexpired leases rejected pursuant to the Plan, shall be the Confirmation Order). Any Claims arising from the rejection of an executory contract or unexpired lease not Filed within such time will be forever barred from assertion against any Debtor or Reorganized Debtor, any Estate or property of any Debtor or Reorganized Debtor unless otherwise ordered by the Bankruptcy Court. All Allowed Claims arising from the rejection of executory contracts or unexpired leases of the Reorganizing Debtors will be classified as Reorganizing Debtor General Unsecured Claims.

          3.   Cure of Defaults for Executory Contracts and Unexpired Leases
               Assumed

          Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon thereafter as is practicable, or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the relevant Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

          Ten days before the Confirmation Hearing, the Debtors will contact relevant contract counter-parties with the Stated Cure Amounts (if any) for all executory contracts and unexpired leases to be assumed pursuant to the Plan.

          4.   Indemnification of Directors, Officers and Employees

          The obligations of any Debtor to indemnify any Releasee serving at any time on or after the Petition Date as one of its directors, officers or employees by reason of such Releasee's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in such Debtor's constitutive documents, by a written agreement with such Debtor or under applicable state corporate law (to the maximum extent permitted thereunder), shall be deemed and treated as executory contracts that are assumed by the relevant Reorganized Debtor (it being understood that New CNC is the relevant Reorganized Debtor of CNC) pursuant hereto and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. The Conseco Creditors Committee has not yet agreed to this provision and has advised the Debtors it is opposed to this provision in its current form.

          Under Article X.C of the Plan, only Holders of Claims (a) who accept the Plan or (b) who receive a distribution under the Plan release the Releasees. As a result, certain Holders of Equity Interests (Classes 14A and 11B) will not release the Releasees, and the Releasees may continue to have exposure for unreleased matters. To the extent that the Reorganized Debtors assume indemnification obligations owed to the Releasees under Article VI.D of the Plan, those obligations will be transformed into post Effective Date claims that the Reorganized Debtors must pay in full (because they have indemnified the Releasees for such claims).

          5.   Compensation and Benefit Programs

          Except as otherwise expressly provided in the Plan, all employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their respective employees, former employees, retirees and non-employee directors and the employees, former employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date shall be deemed assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; and the Debtors' obligations under such programs to Persons shall survive confirmation of the Plan, except for (i) executory contracts or employee benefit plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (ii) all employee equity or equity-based incentive plans, and (iii) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided however, that the Debtors' obligations, if any, to pay all "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code shall continue. The Reorganizing Debtors will determine what will happen to the CFC pension plan when the terms of the proposed sale of CFC are more completely developed. The Pension Benefit Guaranty Corporation has reserved its rights to object to confirmation of the Plan for any reason.

          6.   Assumption of D&O Insurance

          All directors' and officers' liability insurance policies maintained by the Debtors are hereby assumed. Entry of the order confirming the Plan by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. The Reorganized Debtors shall maintain for a period not less than 10 years from the Effective Date coverage for the individuals covered, as of the Petition Date, by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan. Solely with respect to directors and officers of any of the Debtors who served in such capacity at any time on or after the Petition Date, the Debtors shall be deemed to assume, as of the Effective Date, their respective obligations to indemnify such individuals (and only such individuals) with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of any Debtor, pursuant to and to the extent provided by the Debtors' respective articles of incorporation, certificates of formation, corporate charters, bylaws and similar corporate documents as in effect as of the date of entry of the Confirmation Order. Notwithstanding anything to the contrary contained in the Plan, such assumed indemnity obligations shall not be discharged, Impaired, or otherwise modified by confirmation of the Plan and shall be deemed and treated as executory contracts that have been assumed by the Debtors pursuant to the Plan as to which no proofs of claim need be Filed. The Conseco Creditors Committee has not yet agreed to this provision and has advised the Debtors that it is opposed to the maintenance of coverage as described above.

          The exact cost to the Debtors to maintain D&O insurance over the next ten years cannot be calculated with reasonable certainty. Specifically, the cost of such insurance is highly dependent on varying conditions in the market and the make-up of the Debtors upon confirmation of any plan of reorganization. For example, due to increases in the size and frequency of losses in connection with D&O insurance in the market generally, there has been a general increase in the cost of D&O insurance over the last two years. Key loss-factors have included, but are not limited to: (i) stock volatility, (ii) poor financial conditions,
(iii) M&A activity, (iv) insider trading, (v) companies overstating revenues or earnings, leading to financial restatements, and (vi) accounting irregularities.

          As such, while D&O premiums were somewhat predictable for the years 1997, 1998, 1999 and 2000, the issues noted above, as well as the overall state of the insurance market, reinsurance market, economy, and the Debtors' uncertain future exposure, make it impossible to predict future costs of D&O insurance for the Debtors over the next ten years. The following list identifies the Debtors' historic annual premiums for D&O insurance, (including coverage of CFC and CFSC).


Year                                  Limit                               Annual Premium
----                                  -----                               --------------
1998-1999                             $100,000,000                        $730,000

1999-2000                             $100,000,000                        $633,350

2000-2001                             $150,000,000                        $1,886,600

2001-2002                             $125,000,000                        $3,077,050*

2002-2003                             $50,000,000                         $11,250,000

*Does not include $2,955,000 paid to place the policy in discovery through December 18, 2003.

          The Debtors do not believe that the annual premium paid in 2002-2003 is representative of the likely cost to maintain tail insurance coverage following the Effective Date, but, in light of current uncertainties and the factors described above, no assurance can be given as to the future costs for this insurance. Because the insurance coverage obligations only relate to acts or omissions occurring on or prior to the Effective Date, the costs of this coverage are expected to decline over time. Furthermore, acts or omissions occurring prior to the Petition Date are generally covered by the 2001-2002 policy to the extent claims are made prior to the end of the discovery period on December 18, 2003, and acts or omissions occurring during the 2002-2003 policy period (December 18, 2002 through December 18, 2003) are generally covered by the 2002-2003 policy to the extent claims are made prior to the expiration of the policy period. The availability of this existing insurance coverage, together with the exculpation described in Section VI.L.4. below, is expected to significantly reduce the future cost of D&O tail insurance coverage, though the Debtors are not currently able to estimate that cost at this time, for the reasons discussed above.

I.        PROVISIONS GOVERNING DISTRIBUTIONS

          1. Distributions for Claims and Equity Interests Allowed as of the Effective Date

          Except as otherwise provided in the Plan or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims and Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date or as soon as practicable thereafter.

          For purposes of determining the accrual of interest, dividends or rights in respect of any other payment from and after the Effective Date, the New Tranche A Bank Debt, the New Tranche B Bank Debt, the New Senior Notes, New CNC Preferred Stock, New CNC Warrants and New CNC Common Stock shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or distributed; provided that the respective Reorganized Debtor shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

          2.   Distributions by the Distribution Agent(s)

          The Debtors shall have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents, to facilitate the solicitation of votes on the Reorganizing Subplans and distributions required under the Reorganizing Subplans. As a condition to serving as a Distribution Agent, a Distribution Agent must (i) affirm its obligation to facilitate the prompt distribution of any documents or solicitation materials, (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Reorganizing Subplan at issue, and (iii) waive any right or ability to setoff against, deduct from, or assert any lien or encumbrance against the distributions required under the Reorganizing Subplan that are to be distributed by such Distribution Agent. In consideration for waiving its rights to setoff, deduct from or assert any lien or encumbrance against such distributions, the Debtors shall pay all reasonable fees and expenses (whether prepetition or postpetition) of such Distribution Agent. The Distribution Agent shall submit detailed invoices to the Debtors for all fees and expenses for which the Distribution Agent seeks reimbursement. The Debtors, upon review of such invoices, shall pay those amounts the Debtors, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors deem to be unreasonable. In the event that the Debtors object to all or any portion of a Distribution Agent's invoice, the Debtors and such Distribution Agent will endeavor, in good faith, to reach mutual agreement on the amount of such disputed fees and/or expenses. In the event that the Debtors and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court. To the extent the Debtors and any Distribution Agent entered into a stipulation during these Chapter 11 Cases concerning the fees of such Distribution Agent, such stipulations are assumed hereunder and the payment obligations evidenced thereby shall become obligations of the Reorganized Debtors to the extent such obligations remain unpaid as of the Effective Date.

          3. Delivery and Distributions and Undeliverable or Unclaimed Distributions

               (a)     Delivery of Distributions in General

          Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made to the Holders of such Allowed Claims and Allowed Equity Interests as of the Distribution Record Date. Except as otherwise provided in
Article VIII.D.2 of the Plan, distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made at the address of the Holder of such Claim or Equity Interest as indicated on the records of the Debtors as of the date that such distribution is made.

               (b)     Undeliverable Distributions

               (i)     Holding of Undeliverable Distributions.

               If any distribution to a Holder of an Allowed Claim or Allowed Equity Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of such Distribution Agent subject to Article VIII.C.2.b of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind. As soon as reasonably practicable, the Distribution Agent shall make all distributions that become deliverable.

               (ii)    Failure to Claim Undeliverable Distributions

               In an effort to ensure that all Holders of Allowed Claims and Equity Interests receive their allocated distributions, ninety (90) days after the Effective Date, the Reorganized Debtors will file with the Bankruptcy Court a listing of unclaimed distribution. This list will be maintained for as long as the Chapter 11 Cases stay open. Any Holder of an Allowed Claim or Equity Interest (irrespective of when a Claim or Equity Interest became an Allowed Claim or Equity Interest) that does not assert a Claim or Equity Interest pursuant hereto for an undeliverable distribution (regardless of when not deliverable) within two years after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against the relevant Reorganized Debtor or its property. In such cases: (i) any Cash held for distribution on account of such Claims or Equity Interests shall be property of the relevant Reorganized Debtor or Liquidating Plan Administrator, free of any restrictions thereon; and (ii) any securities issued under the Plan held for distribution on account of such Claims or Equity Interests shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Distribution Agent to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest.

               (c)     Compliance with Tax Requirements/Allocations.

          In connection with the Plan, to the extent applicable, each Reorganizing Debtor, Reorganized Debtor and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Each Reorganizing Debtor, Reorganized Debtor and Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. For tax purposes, distributions received in respect of Allowed Claims will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

          4.   Timing and Calculation of Amounts to be Distributed

         On the Effective Date or as soon as practicable thereafter, each Holder of an Allowed Claim against or Allowed Equity Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Equity Interests, distributions on account of such Disputed Claim or Equity Interest shall be made pursuant to the provisions set forth in Article IX.A.3 of the Plan.

          5.   Minimum Distribution

          Any other provision of the Plan notwithstanding, payments of fractions of shares of New CNC Common Stock or New CNC Preferred Stock or fractions of New CNC Warrants will not be made and will be deemed to be zero. Any other provision of the Plan notwithstanding, the Reorganized Debtors or a Distribution Agent will not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

          6.   Setoffs

          Except as expressly provided for in the Plan, each Reorganizing Debtor and Reorganized Debtor may, as the case may be, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Equity Interest (before any distribution is made on account of such Claim or Equity Interest), any Claims, Equity Interests, rights and Causes of Action of any nature that such Reorganizing Debtor or Reorganized Debtor, as the case may be, may hold against the Holder of such Allowed Claim or Equity Interest to the extent the Claims, Equity Interests, rights or Causes of Action against such Holder have not been compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that, neither the failure to effect such a setoff nor the allowance of any Claim or Equity Interest under the Plan shall constitute a waiver or release by such Reorganizing Debtor or Reorganized Debtor of any such Claims, Equity Interests, rights and Causes of Action that such Reorganizing Debtor or Reorganized Debtor may possess against such Holder.

          Without limiting the generality of the foregoing, on the Effective Date, prior to effectuating the distributions contemplated by the Plan, the CIHC/CFC Intercompany Note shall be offset against: (i) the CFC/CIHC Intercompany Note, (ii) all other prepetition amounts owed by CFC and (iii) all postpetition amounts owed by CFC that are not repaid in full in Cash by CFC, including, without limitation, health and welfare benefits, insurance, other direct CFC expenses and an appropriate allocation of the postpetition professional fees paid by CIHC (which allocation will be filed by the Reorganizing Debtors 10 days prior to the Confirmation Hearing) except to the extent that prior to Confirmation, the Bankruptcy Court determines by Final Order that such setoff or treatment may not be allowed under applicable law (including the Bankruptcy Code). Any Net CFC Claims will be classified as Class 6B Claims.

          In addition, without limiting the generality of the foregoing, each of the Reorganizing Debtors shall offset against Claims by any of the Finance Company Debtors against all (x) prepetition Claims owing by the Finance Company Debtors to the Reorganizing Debtors, including without limitation, (i) amounts owing under the prepetition tax sharing payments, (ii) amounts owing as a result of payments made on behalf of the Finance Company Debtors to Exl, (iii) an appropriate allocation of prepetition professional fees incurred by the Reorganizing Debtors and Finance Company Debtors in connection with their restructuring and the preparation for these Chapter 11 Cases, (iv) prepetition amounts owing by the Finance Company Debtors to Conseco Services or CIHC, and
(y) postpetition amounts owing by the Finance Company Debtors to the Reorganizing Debtors that are not repaid in full in Cash, including without limitation, (i) postpetition tax sharing payments owed by the Finance Company Debtors, (ii) an appropriate allocation of the postpetition professional fees incurred by the Reorganizing Debtors during these Chapter 11 Cases, (iii) any postpetition payments by the Reorganizing Debtors to Exl pursuant to the guarantee by CNC of a transition services agreement between Exl and CFC, and
(iv) postpetition amounts owed by the Finance Company Debtors to Conseco Services or CIHC except to the extent that prior to Confirmation, the Bankruptcy Court determines by Final Order that such setoff or treatment may not be allowed under applicable law (including the Bankruptcy Code). To the extent any Net Finance Company Debtors' Claims are Allowed Claims against CNC they will be Class 8A Claims. Notwithstanding anything else contained herein, all Net Reorganizing Debtors' Claims shall be preserved and unaffected by the confirmation of the Plan.

          7.   Surrender of Canceled Instruments or Securities

          Subject to Article VIII.I of the Plan, each record Holder of an Allowed Claim or Equity Interest relating to the (i) Senior Credit Facility,
(ii) CIHC Guarantee of Senior Credit Facilities, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities, (v) Exchange Notes, (vi) Original Notes, (vii) Subordinated Debentures, (viii) CNC Common Stock, or (ix) CNC Preferred Stock shall surrender the certificates or other documentation underlying such Claim or Equity Interest, and all such surrendered certificates and other documentations shall be marked as canceled.

          8.   Failure to Surrender Canceled Instruments

          Any Holder of Allowed Claims or Equity Interests relating to the (i) Senior Credit Facility, (ii) CIHC Guarantee of Senior Credit Facilities, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities, (v) Exchange Notes, (vi) Original Notes, (vii) Subordinated Debentures, (viii) CNC Common Stock, or (ix) CNC Preferred Stock that fails to surrender or is deemed to have failed to surrender its certificates or other documentation representing such Claim or Equity Interest required to be tendered under the Plan within one year after the Effective Date shall have its Claim for a distribution pursuant hereto on account of such Allowed Claim or Allowed Equity Interests discharged and shall be forever barred from asserting any such Claim or Equity Interest against any Reorganizing Debtor, Reorganized Debtor or the Distribution Agent or their assets.

          9.   Lost, Stolen, Mutilated or Destroyed Securities

          Any Holder of Allowed Claims or Equity Interests relating to the (i) Senior Credit Facility, (ii) CIHC Guarantee of Senior Credit Facilities, (iii) CNC Guarantee of D&O Credit Facilities, (iv) CIHC Guarantee of D&O Credit Facilities, (v) Exchange Notes, (vi) Original Notes, (vii) Subordinated Debentures, (viii) CNC Common Stock, or (ix) CNC Preferred Stock that is evidenced by a note or by a stock certificate which has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such note or stock certificate, deliver to the Distribution Agent: (a) an affidavit of loss reasonably satisfactory to the Distribution Agent setting forth the unavailability of the note or the stock certificate; and (b) such additional indemnity as may reasonably be required by the Distribution Agent to hold such relevant Distribution Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Equity Interest. Upon compliance with this procedure by a Holder of an Allowed Claim or Equity Interest evidenced by such a lost, stolen, mutilated or destroyed note or stock certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note or certificate.

J. PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

          1. Resolution of Disputed Claims

               (a)     Prosecution of Objections to Claims

          After the Effective Date, the Reorganized Debtors (for Claims against the Reorganized Debtors) shall have the exclusive authority on or before the Claims Objection Bar Date to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims or Equity Interests. From and after the Effective Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim or Equity Interest without approval of the Bankruptcy Court. The Debtors, the Reorganizing Debtors and the Reorganized Debtors also reserve the right to resolve any Disputed Claims or Equity Interests outside the Bankruptcy Court under applicable governing law.

               (b)     Estimation of Claims and Equity Interests

          The Reorganizing Debtors and the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Reorganizing Debtor and Reorganized

Debtor has previously objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the relevant Reorganizing Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims or Equity Interests and objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims and Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

               (c) Payments and Distributions on Disputed Claims and Equity Interests

          Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by a Reorganizing Debtor or Reorganized Debtor (for Claims against the Reorganizing Debtors) in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Equity Interest until the resolution of such disputes by settlement or Final Order. On the date or, if such date is not a Business Day, on the next successive Business Day that is 20 calendar days after the calendar quarter in which a Disputed Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, the Holder of such Allowed Claim or Allowed Equity Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) and a Disputed Claim(s) (or an Allowed Equity Interest(s) and a Disputed Equity Interest(s)) will not receive the appropriate payment or distribution on the Allowed Claim(s) (or Allowed Equity Interest(s)), except as otherwise agreed by such Reorganizing Debtor or Reorganized Debtor, as the case may be, in its sole discretion, until the Disputed Claim(s) or Disputed Equity Interest(s) are resolved by settlement or Final Order. In the event that there are Disputed Claims or Equity Interests requiring adjudication and resolution, the Reorganizing Debtors and Reorganized Debtors reserve the right, or upon order of the Court, to establish appropriate reserves for potential payment of such Claims or Equity Interests.

          2.   Allowance of Claims and Equity Interests

          Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim or Equity Interest shall be deemed Allowed, unless and until such Claim or Equity Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim or Equity Interest. Except as expressly provided in the Plan or any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order) and the Reorganizing Debtors (for Claims against the Reorganizing Debtors) or Reorganized Debtors after confirmation will have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest as of the Petition Date.

          3.   Controversy Concerning Impairment

          If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy before the Confirmation Date.

          4.   Reserve of New CNC Common Stock

          On the Effective Date, CNC shall maintain in reserve shares of New CNC Common Stock as the New CNC Common Stock Holdback. The New CNC Common Stock Holdback, along with any dividends or other distributions accruing with respect thereto, shall be held for the Holders of Disputed Class 4A, 8A, 10A, 11A-1 and 6B Claims and Equity Interests. As Disputed Class 4A, 8A, 10A, 11A-1 and 6B Claims and Equity Interests are resolved, (a) CNC shall distribute, in accordance with the terms hereof, New CNC Common Stock to Holders of Allowed Class 4A, 8A, 10A, 11A-1 and 6B Claims and Equity Interests

(along with dividends and distributions that accrue after the Effective Date), and (b) the New CNC Common Stock Holdback shall be adjusted.

K.        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

          1.   Conditions to Confirmation

          The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article IX.C of the
Plan:

               (a) The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee, approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

               (b) The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee.

               (c) The Plan Supplement and all of the schedules, documents and exhibits contained therein shall be in form and substance satisfactory to the relevant Debtor, the Noteholder Subcommittee and the Lender Subcommittee.

               (d) The Deemed amount of the Reorganized Debtors General Unsecured Claims against CIHC being no greater than the CIHC General Unsecured Claims Cap.

          2.   Conditions Precedent to Consummation

          The following are conditions precedent to consummation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article IX.C of the
Plan:

               (a) The Confirmation Order becoming a Final Order in form and substance reasonably satisfactory to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee;

               (b) The Plan Supplement and all of the schedules, documents and exhibits contained therein shall be in form and substance reasonably satisfactory to the Debtors, the Noteholder Subcommittee and the Lender Subcommittee;

               (c) The following agreements, instruments and documents, in form and substance reasonably satisfactory to the relevant Debtor, the Noteholder Subcommittee and the Lender Subcommittee, becoming effective:

               (i) the New CNC Charter and New CNC By-laws and any certificate of designation providing for the New CNC Preferred Stock;

               (ii) the New Credit Facility;

               (iii) the New CNC Warrant Agreement;

               (iv) the Registration Rights Agreement;

               (d) Obtaining all necessary regulatory approvals for (a) Consummation of the Plan, and (b) approval of the application for change of control as a result of stock ownership.

               (e) CIHC distributing all of the capital stock of the Residual Subsidiaries to the extent not included in the assets of the Residual Subsidiaries, any other Residual Assets of CIHC or its Subsidiaries in the form of a dividend;

               (f) The Residual Trust being established, and the Residual Assets being vested in Old CNC without further action on the part of Old CNC, CIHC, the Residual Trustee or any other Person;

               (g) The Residual Trustee being identified by the Administrative Agent and being duly appointed and qualified to serve;

               (h) Old CNC issuing the Residual Share to the Residual Trust;

               (i) The Deemed amount of the Reorganizing Debtor General Unsecured Claims against CIHC being no more than the CIHC General Unsecured Claims Cap;

               (j) The CFC Subsidiary Guarantee Claims shall have been released, cancelled or estimated at zero.

               (k) The board of directors of New CNC shall have been selected.

          3.   Waiver of Conditions

          The Debtors, with the prior written consent of the Conseco Creditors Committee, in the Debtors' reasonable discretion, may waive any of the conditions to Confirmation of the Plan and/or Consummation of the Plan set forth in Article IX of the Plan at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to conform and/or consummate the Plan, provided that (i) the conditions set forth in sections 1(a)-(c), 2(a)-(c), 2(i) and 2(k) above may be waived only with the prior written consent of the Debtors, the Noteholder Subcommittee and the Lender Subcommittee in their respective reasonable discretion, and (ii) the condition set forth in section 2(d) above may only be waived with the prior written consent of the applicant of the referred-to application, consistent with its fiduciary duties.

          4.   Effect of Non-Occurrence of Conditions to Consummation

          If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in any Debtor; (2) prejudice in any manner the rights of any Debtor or (3) constitute an admission, acknowledgment, offer or undertaking by any Debtor in any respect.

L.        RELEASE, INJUNCTIVE AND RELATED PROVISIONS

          1.   Compromise and Settlement

          The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and, as of the Effective Date, any and all such rights are settled, compromised and released pursuant to the Plan. In addition, the allowance, classification and treatment of Allowed Claims in Classes 4A, 5A, 6A, 4B, 5B and 6B takes into account any Causes of Action, claims or counterclaims, whether under the Bankruptcy Code or other applicable law, that may exist between the Debtors and the Holders of such Claims or among the Holders of such Claims and other Holders of Claims or Equity Interests, and, as of the Effective Date, any and all such Causes of Action, claims and counterclaims are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights or Causes of Action, claims or counterclaims against such Holder satisfied, compromised and settled in this manner.

          2.   Releases by the Debtors

          Except as otherwise specifically provided in the Plan or in the Plan Supplement, for good and valuable consideration, including the service of the Releasees to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, the Releasees, on and after the Effective Date, are deemed released by the Debtors and the Reorganized Debtors from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to (a) any act or omission of a Releasee that constituted (i) a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Releasee reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law), and (ii) willful misconduct or recklessness(13), or (b) any Releasee's obligations to repay its obligations under the D&O Credit Facilities. Before the Petition Date, the Debtors had retained over 30 advisors in connection with various legal, financial and management matters. The Debtors believe that they have no potential causes of action against these parties, but have not conducted any formal investigation of potential claims. The Debtors have provided a list of the advisors to the TOPrS Committee to facilitate its investigation. As of the Date of the Disclosure Statement, the Conseco Creditors Committee and the Debtors have not agreed on the scope of these provisions, and the Conseco Creditors Committee has advised the Debtors that it is opposed to these provisions in their current form. The CFC Committee has also not agreed to the scope of these provisions.

          3.   Releases by Holders of Claims

          On and after the Effective Date, each Holder of a Claim (a) who has accepted the Plan or (b) who receives a distribution if the Plan is confirmed, shall be deemed to have unconditionally released the Releasees from any and all Claims (as defined in section 101(5) of the Bankruptcy Code), obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Person would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating or pertaining to (w) the purchase or sale, or the rescission of a purchase or sale, of any security of a Debtor, (x) a Debtor or Reorganized Debtor, (y) the Chapter 11 Cases, or (z) the negotiation, formulation and preparation of the Plan or any related agreements, instruments or other documents. No portion of the limited releases by the Holders of Claims in any way impairs any Cause of Action, liability, Claim or right arising out of or relating to (a) any act or omission of a Releasee that constituted (i) a failure to perform the duty to act in good faith, with the care of an ordinarily prudent person and in a manner the Releasee reasonably believed to be in the best interests of the corporation (to the extent such duty is imposed by applicable non-bankruptcy law), and (ii) willful misconduct or recklessness, or (b) any Releasee's obligations to repay its obligations under the D&O Credit Facilities. Attached as Exhibit J hereto is a list of the lawsuits filed against the Releasees (and others) before the Petition Date. The claims and causes of action relating to these lawsuits cannot be quantified at this time because they have not been fully litigated or settled, and some were recently filed. The status of such lawsuits is described in Exhibit J hereto. As of the Date of the Disclosure Statement, the Conseco Creditors Committee and the Debtors have not agreed on the scope of these provisions, and the Conseco Creditors Committee has advised the Debtors that it is opposed to these provisions in their current form. The CFC Committee has also not agreed to the scope of these provisions.

------------------
13   See Indiana Code ss. 23-1-35-1

          Certain parties, including the TOPrS Committee, the CFC Committee and the SEC, have objected to the foregoing releases. The Debtors are prepared to demonstrate in their memorandum of law in support of Confirmation of the Plan and at the Confirmation Hearing that the foregoing releases, including, but not limited to, the release of non-debtor third parties, are consistent with section 524(e) and section 105 of the Bankruptcy Code and case law promulgated thereunder.

          4.   Exculpation

          The Debtors, the Releasees, Noteholder Subcommittee, Lender Subcommittee and the Official Committees, the Unofficial Noteholder Committee, Unofficial Bank Committee and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity) shall neither have nor incur any liability to any Person for any pre or postpetition act taken or omitted to be taken in connection with or related to the formulation, negotiation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other pre or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors.

          5.   Preservation of Rights of Action

               (a)     The Debtors' Retained Causes of Action

          Except as otherwise provided in the Plan, the Reorganized Debtors shall retain all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in one or more of the Chapter 11 Cases, including the actions specified in the Plan Supplement.

          The Debtors have reviewed available information regarding Causes of Action against other parties or entities, which investigation has not been completed and is ongoing, except with respect to compromises and settlements under the Plan. In addition, due to the size and scope of the Debtors' business operations and the multitude of business transactions therein, there may be numerous other Causes of Actions which currently exist or may subsequently arise, in addition to the matters identified below. The Debtors are also continuing to investigate and assess which Causes of Action may be pursued. The Debtors do not intend, and it should not be assumed that because any existing or potential claims or Causes of Action have not yet been pursued by the Debtors or do not fall within the list below, that any such claims or Causes or Action have been waived. Under the Plan, the Debtors retain all rights to pursue any and all Causes of Action to the extent the Debtors deem appropriate (under any theory of law, including, without limitation, the Bankruptcy Code and any applicable local, state, or federal law, in any court or other tribunal, including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases), including, without limitation:

                    (i)    Objections to Claims under the Plan

                    (ii) Any and all litigation or Causes of Action of the Debtors relating to the Causes of Action listed in the Plan Supplement

                    (iii) Any other litigation or Causes of Action, whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors' businesses, assets or operations or otherwise affecting the Debtors, including, without limitation, possible claims against the following types of parties for the following types of claims:

                           o Possible claims against vendors, customers or suppliers for warranty, indemnity, back charge/set-off issues, overpayment or duplicate payment issues and collections/accounts receivables matters;

                           o Possible claims against utilities or other persons or parties for wrongful or improper termination of services to the Debtors;

                           o Failure of any persons or parties to fully perform under contracts with the Debtors before the assumption or rejection of the subject contracts;

                           o     Mechanic's lien claims of the Debtors;

                           o Possible claims for deposits or other amounts owed by any creditor, lessor, utility, supplier, vendor, factor or other person;

                           o Possible claims for damages or other relief against any party arising out of employee, management or operational matters;

                           o Possible claims for damages or other relief against any party arising out of financial reporting;

                           o Possible claims for damages or other relief against any party arising out of environmental, asbestos and product liability matters;

                           o Actions against insurance carriers relating to coverage, indemnity or other matters;

                           o Counterclaims and defenses relating to notes or other obligations;

                           o Possible claims against local, state and federal taxing authorities (including, without limitation, any claims for refunds of overpay-ments);

                           o Possible claims against attorneys, accountants or other professionals relating to services rendered to the Debtors;

                           o Contract, tort, or equitable claims which may exist or subsequently arise;

                           o Except as otherwise provided in the Plan or other Final Order, any intracompany or intercompany claims of the Debtors;

                           o Any claims of the Debtors arising under section 362 of the Bankruptcy Code;

                           o     Equitable subordination claims arising under
                                 section 510 of the Bankruptcy Code or other applicable law; and

                           o Turnover claims arising under sections 542 or 543 of the Bankruptcy Code.

                           o Claims relating to any of the Debtors' mergers or acquisitions.

                           o Any and all claims arising under chapter 5 of the Bankruptcy Code, including but not limited to, preferences under section 547 of the Bankruptcy Code.

                           o Possible Claims or Causes of Action against the Finance Company Debtors, including with respect to the CIHC/CFC Intercompany Note.

               (b) Preservation of All Causes of Action Not Expressly Settled or Released

          Unless a Claim or Cause of Action against a Creditor or other Person is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Cause of Action for later adjudication by the Debtors, and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, Claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Claims or Causes of Action upon or after the confirmation or Consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Causes of Action have been waived, relinquished, released, compromised or settled in the Plan or a Final Order. In addition, the Debtors and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claims not so waived, relinquished, released, compromised or settled that are alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any person or entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

          Any Person to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors subsequent to the Effective Date and may, to the extent not theretofore waived, relinquished, released, compromised or settled, be the subject of an action after the Effective Date, whether or not
(i) such Person has Filed a proof of Claim against the Debtors in the Chapter 11 Cases; (ii) such Person's proof of Claim has been objected to; (iii) such Person's Claim was included in the Debtors' Schedules; or (iv) such Person's scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as disputed, contingent, or unliquidated.

          6.   Discharge of Claims and Termination of Equity Interests

         Except as otherwise provided in the Plan, and except with respect to the Finance Company Debtors: (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Reorganizing or Reorganized Debtors or any of their assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in, the Reorganizing or Reorganized Debtors shall be satisfied, discharged and released in full and (3) all Persons and Entities shall be precluded from asserting against the Reorganizing or Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          7.   Injunction

          Except as otherwise expressly provided in the Plan or obligations issued pursuant to the Plan, all Persons who have held, hold or may hold Claims against or Equity Interests in the Reorganizing Debtors or the Releasees are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Reorganized Debtors, Releasees, Noteholder Subcommittee, Lender Subcommittee, Official Committees, Unofficial Noteholder Committee, Unofficial Bank Committee and their respective members, and the employees, agents, and professionals of each of the foregoing (acting in such capacity); (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against those parties listed in subparagraph (a) above; (c) creating, perfecting, or enforcing any encumbrance of any kind against those parties listed in subparagraph (a) above, or the property or estates of those parties listed in subparagraph (a) above; (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from those parties listed in subparagraph (a) above or against the property or estates of those parties listed in subparagraph
(a) above with respect to any such Claim or Equity Interest; and (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Cause of Action released or settled under the Plan.

M.        RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including jurisdiction to:

               (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

               (b) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

               (c) resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract and unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to
Article V of the Plan to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

               (d) ensure that distributions to Holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Plan;

               (e) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

               (f) enter such orders as may be necessary or appropriate to implement or consummate the provisions hereof and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

               (g) resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

               (h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with Consummation or enforcement of the Plan, except as otherwise provided herein;

               (i) resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article XI of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

               (j) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

               (k) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

               (l) enter an order and/or final decree concluding the Chapter 11 Cases.

N.        MISCELLANEOUS PROVISIONS

          Certain additional miscellaneous information regarding the Plan and the Chapter 11 Cases is set forth below.

          1.   Modification of the Plan Supplement

          Modification of or amendments to the Plan Supplement, may be Filed with the Bankruptcy Court no later than ten days before the Confirmation Hearing. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XII.E of the Plan. Upon its Filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Equity Interests may obtain a copy of the Plan Supplement by contacting Bankruptcy Management Corporation at 1-888-909-0100 or review such documents on the internet at www.bmccorp.net/conseco. The documents contained in the Plan Supplement are an integral part of the Plan and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

          2.   Effectuating Documents, Further Transactions and Corporation
               Action

          Each of the Debtors and the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the notes and securities issued pursuant hereto.

          Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the shareholders or directors of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation laws of the State of Delaware, the State of Indiana or the State of Illinois without any requirement of further action by the shareholders or directors of the Debtors or the Reorganized Debtors.

          3.   Dissolution of the Official Committees

          Upon the Effective Date, the Official Committees shall dissolve, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, and members shall be released and discharged from all rights, duties and liabilities arising from, or related to, the Chapter 11 Cases.

          4.   Payment of Statutory Fees

          All fees payable pursuant to section 1930(a) of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

          5.   Modification of Plan

          Subject to the limitations contained in the Plan, (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order; and (2) after the entry of the Confirmation Order, the Debtors or Reorganized Debtors, as the case may be, may (with the consent of the Conseco Creditors Committees whose consent shall not be unreasonably withheld, delayed or denied), upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, provided however, that (i) no material modification of the Plan that adversely affects the treatment of Class 6A, 7A, or 5B shall be made without the written consent of the Noteholder Subcommittee and (ii) no material modification of the Plan that adversely affects the treatment of Classes 5A or 4B shall be made without the written consent of the Lender Subcommittee.

          6.   Revocation of Plan

          The Debtors reserve the right (with the prior consent of the Conseco Creditors Committee) to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If a Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Equity Interest or Class of Claims or Equity Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, such Debtor or any other Person, (ii) prejudice in any manner the rights of such Debtor or any other Person, or (iii) constitute an admission of any sort by such Debtor or any other Person.

          7.   Successors and Assigns

          The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person.

          8.   Reservation of Rights

          Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement or Plan Supplement, shall be or shall be deemed to be an admission or waiver of any rights of Debtor with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

          9.   Section 1145 Exemption

          Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold claims against or interests in the debtor; and (iii) the securities must be issued in exchange (or principally in exchange) for the recipient's claims against or interests in the debtor. The Debtors believe that the offer and sale of the New CNC Securities under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

          To the extent that the New CNC Securities are issued under the Plan and are covered by section 1145(a)(1) of the Bankruptcy Code, they may be resold by the holders thereof without registration unless, as more fully described below, the holder is an "underwriter" with respect to such securities. Generally, section 1145(b)(1) of the Bankruptcy Code defines an "underwriter" as any person who: (i) purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest;
(ii) offers to sell securities offered under a plan for the holders of such securities; (iii) offers to buy such securities from the holders of such securities, if the offer to buy is: (A) with a view to distributing such securities; and (B) under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or (iv) is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(a)(11) of the Securities Act.

          Under section 2(a)(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer. To the extent that Persons who receive New CNC Securities pursuant to the Plan are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, resales by such Persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such Persons would, however, be permitted to sell such New CNC Securities or other securities without registration if they are able to comply with the provisions of Rule 144 under the

Securities Act. These rules permit the public sale of securities received by such Person if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met. Any person who is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of section 1145(b) of the Bankruptcy Code.

          Whether or not any particular person would be deemed to be an "underwriter" with respect to the New CNC Securities to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular Person receiving New CNC Securities under the Plan would be an "underwriter" with respect to such New CNC Securities.

          Given the complex and subjective nature of the question of whether a particular holder may be an underwriter, the Debtors make no representation concerning the right of any Person to trade in the New CNC Securities. The Debtors recommend that potential recipients of the New CNC Securities consult their own counsel concerning whether they may freely trade New Securities without compliance with the Securities Act, the Exchange Act or similar state and federal laws.

          New CNC will enter into a Registration Rights Agreement containing the terms set forth in the Plan Supplement, pursuant to which it will undertake to use reasonable best efforts to register New CNC Securities on behalf of Persons who may be "underwriters."

          10.  Section 1146 Exemption

          Pursuant to section 1146(c) of the Bankruptcy Code, under the Plan,
(i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtors or Reorganized Debtors; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment.

          All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtors in the Chapter 11 Cases, whether in connection with a sale under section 363 of the Bankruptcy Code or otherwise, shall be deemed to be or have been done in furtherance of the Plan. Specifically, because sale of the GM Building (or the entities owning the GM Building or the interest therein), is being conducted pursuant to the Plan, any instrument of transfer that would effect transfer of the GM Building as proposed in pleadings filed in these Chapter 11 Cases may not be taxed under any law imposing a stamp tax or similar tax.

          11.  Further Assurances

          The Debtors, the Reorganized Debtors and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

          12.  Service of Documents

          Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be sent by first class U.S. mail, postage prepaid to:

          Conseco, Inc.
          CIHC, Incorporated
          CTIHC, Inc.
          Partners Health Group, Inc.
          11825 N. Pennsylvania Street
          P.O. Box 1911 (46082)
          Carmel, Indiana 46032
          Attn:    General Counsel

          with copies to:
          --------------

          Kirkland & Ellis
          200 E. Randolph Drive
          Chicago, Illinois 60601
          Attn:    James H.M. Sprayregen, P.C.
                   Anne M. Huber
                   Anup Sathy

          13.  Transactions on Business Days

          If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

          14.  Filing of Additional Documents

          On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

          15.  Term of Injunctions or Stays

          Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

          16.  Entire Agreement

          This Disclosure Statement and the Plan Supplement (as it may be amended) supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into this Disclosure Statement. Specifically, the Disclosure Statement filed on January 31, 2003 and the First Amended Disclosure Statement filed on March 12, 2003, and iterations of such documents, are void and of no legal effect.

                                      VII.
                        VOTING AND CONFIRMATION PROCEDURE

          The following is a brief summary regarding the acceptance and confirmation of the Plan. Holders of Claims and Equity Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys. Additional information regarding voting procedures is set forth in the Notices accompanying this Disclosure Statement.

A.        VOTING INSTRUCTIONS

          This Disclosure Statement, accompanied by a Ballot to be used for voting on the Plan, is being distributed to Holders of Claims and Equity Interests in Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 11A-1,

4B-1, 4B-2, 5B, 6B and 3C. Only Holders in these Classes are entitled to vote to accept or reject the Plan and may do so by completing the Ballot and returning it in the envelope provided. Beneficial owners who receive a return envelope addressed to their Nominee should allow enough time for their vote to be received by the Nominee and processed on a Master Ballot. In light of the benefits of the Plan for each Class of Claims and Equity Interests, the Debtors recommend that Holders of Claims and Equity Interests in each of the Impaired Classes vote to accept the Plan and return the Ballot.

          BALLOTS AND MASTER BALLOTS CAST BY HOLDERS IN CLASSES ENTITLED TO VOTE MUST BE RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE AT THE FOLLOWING ADDRESSES:

If by U.S. Mail:                      If by courier/hand delivery:
---------------                       ---------------------------

Bankruptcy Management Corporation     Bankruptcy Management Corporation
Attention: Conseco, Inc.              Attention: Conseco, Inc.
   Solicitation Agent                    Solicitation Agent
PO Box 1098                           1330 E. Franklin Avenue
El Segundo, CA 90245-1098             El Segundo, CA 90245

          IF YOU HAVE ANY QUESTIONS ON VOTING PROCEDURES, PLEASE CALL BANKRUPTCY MANAGEMENT CORPORATION TOLL FREE AT (888) 909-0100.

          BALLOTS ARE ACCOMPANIED BY RETURN ENVELOPES WHENEVER POSSIBLE. IF YOUR RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE (I.E., AN INTERMEDIARY), PLEASE ALLOW ADDITIONAL TIME FOR YOUR VOTE TO BE PROCESSED BY THE NOMINEE AND VOTED ON A MASTER BALLOT. IF YOU HAVE A QUESTION CONCERNING THE VOTING PROCEDURES, CONTACT THE APPLICABLE INTERMEDIARY OR THE SOLICITATION AGENT. ANY BALLOT, OR MASTER BALLOT VOTED BY YOUR NOMINEE ON YOUR BEHALF, RECEIVED AFTER THE VOTING DEADLINE MAY NOT BE COUNTED.

          ANY BALLOT WHICH IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST OR ANY COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED AN ACCEPTANCE OF THE PLAN.

          The Debtors will publish the Confirmation Hearing Notice in the national edition of The Wall Street Journal, the national edition of The USA Today, Chicago Tribune and Indianapolis Star, which will contain the Plan Objection Deadline and Confirmation Hearing, in order to provide notification to persons who may not otherwise receive notice by mail.

For all Holders:

          By signing and returning a Ballot, each Holder of Claims and Equity Interests in Classes 4A, 5A-1, 5A-2, 6A, 7A, 8A, 10A, 11A-1, 4B-1, 4B-2, 5B, 6B
and 3C will also be certifying to the Bankruptcy Court and the Debtors that, among other things:

          o such Holder has received and reviewed a copy of the Disclosure Statement and related Ballot and/or Master Ballot and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth in the Plan;

          o such Holder has cast the same vote on every Ballot completed by such Holder with respect to holdings of such Class of Claims or Equity Interests;

          o no other Ballots with respect to such Class of Claims or Equity Interests have been cast or, if any other Ballots have been cast with respect to such Class of Claims or Equity Interests, such earlier Ballots are thereby revoked;

          o the Debtors have made available to such Holder or its agents all documents and information relating to the Plan and related matters reasonably requested by or on behalf of such Holder; and

          o except for information provided by the Debtors in writing, and by its own agents, such Holder has not relied on any statements made or other information received from any person with respect to the Plan.

          By signing and returning a Ballot, each Holder of Claims and Equity Interests also acknowledges that the securities being distributed pursuant to the Plan are not being distributed pursuant to a registration statement filed with the Securities and Exchange Commission or with any securities authority outside of the United States and represents that any such securities will be acquired for its own account and not with a view to any distribution of such securities in violation of the Securities Act. It is expected that when issued pursuant to the Plan, except with respect to entities deemed to be underwriters, such securities will be exempt from the registration requirements of the Securities Act by virtue of section 1145 of the Bankruptcy Code and may be resold by the Holders thereof subject to the provisions of section 1145.

B.        VOTING TABULATION

          In tabulating votes, the following rules shall be used to determine the claim amount associated with a creditor's vote:

          o If the Debtors do not object to a claim, the claim amount for voting purposes shall be the claim amount contained on a timely filed proof of claim or, if no proof of claim was filed, the non-contingent, liquidated and undisputed claim amount listed in the Debtors' schedules of liabilities.

          o If the Debtors object to a claim, such creditor's Ballot shall not be counted in accordance with Bankruptcy Rule 3018(a), unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

          o If a creditor believes that it should be entitled to vote on the Plan, then such creditor must serve on the Debtors and file with the Court a motion for an order pursuant to Bankruptcy Rule 3018(a) (a "Rule 3018(a) Motion") seeking temporary allowance for voting purposes. Such Rule 3018(a) Motion, with evidence in support thereof, must be filed by May 6, 2003.

          o Ballots cast by creditors whose claims are not listed on the Debtors' schedules of liabilities, but who timely file proofs of claim in unliquidated or unknown amounts that are not the subject of an objection filed before the commencement of the Confirmation Hearing, will count for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code and will count as ballots for claims in the amount of $1.00 solely for the purpose of satisfying the dollar amount provisions of section 1126(c) of the Bankruptcy Code.

          o In the case of publicly-held securities, the principal amount or number of shares according to the records of the transfer agent for the particular series of securities, including a further breakdown, in the case of The Depository Trust Company ("DTC"), of the individual nominee holders which are DTC participants, as of the Voting Record Date, shall be the claim or interest amount, except that in no event shall a Nominee holder be permitted to vote in excess of its position in DTC as of the Voting Record Date.

          The Claim amount or Equity Interest amount established through the above process controls for voting purposes only and does not constitute the Allowed amount of any Claim or Equity Interest for distribution purposes.

          To ensure that its vote is counted, each Holder of a Claim or Equity Interest must (a) complete a Ballot; (b) indicate the Holder's decision either to accept or reject the Plan in the boxes provided in the respective Ballot; and
(c) sign and return the Ballot to the address set forth on the envelope enclosed therewith (if included).

          The Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or Equity Interest or an assertion or admission of a Claim or Equity Interest.

          If a Holder holds Claims or Equity Interests in more than one Class under the Plan, the Holder may receive more than one Ballot coded for each Class of Claims or Equity Interests held by such Holder.

          Creditors shall not split their vote within a claim; thus, each creditor shall be deemed to have voted the full amount of its claims or equity interests within a particular class either to accept or reject the Plan.

          Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots received after the Voting Deadline will not be accepted or counted by the Debtors in connection with the Debtors' request for confirmation of the Plan. The method of delivery of Ballots to be sent to the Solicitation Agent is at the election and risk of each Holder of a Claim or Equity Interest. Except as otherwise provided in the Plan, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Original executed Ballots or Master Ballots are required. Delivery of a Ballot or Master Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot or Master Ballot should be sent to the Debtors, any indenture trustee, or the Debtors' financial or legal advisors. The Debtors expressly reserve the right to amend, at any time and from time to time, the terms of the Plan (subject to compliance with the requirements of section 1127 of the Bankruptcy Code). If the Debtors make material changes in the terms of the Plan or if the Debtors waive a material condition, the Debtors will disseminate additional solicitation materials and will extend the solicitation, in each case to the extent directed by the Bankruptcy Court.

          If multiple Ballots or Master Ballots are received from or on behalf of an individual Holder of a Claim or Equity Interest with respect to the same claims or equity interests prior to the Voting Deadline, the last ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior ballot.

          If a Ballot or Master Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, the authority and capacity of such signatory to so act on behalf of a beneficial interest holder shall be presumed. Notwithstanding the foregoing, by executing a Ballot, such signatory certifies that he or she has such authority and capacity, and shall provide evidence of such authority and capacity upon request of the Solicitation Agent or the Debtors.

          The Debtors, in their sole discretion, subject to contrary order of the Bankruptcy Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting, and without notice. Except as otherwise provided herein, unless the Ballot or Master Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors may, in their sole discretion, reject such Ballot or Master Ballot as invalid and, therefore, not count it in connection with confirmation of the Plan.

          In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim or Equity Interest will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Bankruptcy Court orders otherwise.

          Any holder of impaired claims or equity interests who has delivered a valid Ballot voting on the Plan may withdraw such vote solely in accordance with Bankruptcy Rule 3018(a).

          The Debtors' interpretation of the terms and conditions of the Plan shall be final and binding on all parties, unless otherwise directed by the Bankruptcy Court.

          Subject to any contrary order of the Bankruptcy Court, the Debtors reserve the absolute right to reject any and all Ballots and Master Ballots not proper in form, the acceptance of which would, in the opinion of the Debtors or their counsel, not be in accordance with the provisions of the Bankruptcy Code. Subject to any contrary order of the Bankruptcy Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot unless otherwise directed by the Bankruptcy Court. Neither the Debtors, nor any other person or entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots or Master Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots or Master Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots and Master Ballots previously furnished (as to which any irregularities have not theretofor been cured or waived) will not be counted.

C.        VOTING PROCEDURES

          The Voting Record Date for purposes of determining which Holders of Claims and Equity Interests are entitled to vote on the Plan is March 19, 2003.

          1.   Beneficial Holders

          Any Beneficial Holder of Claims and Equity Interests holding as a record holder in its own name, shall vote on the Plan by completing and signing the Ballot and returning it to the Solicitation Agent.

          Any Beneficial Holder of Claims and Equity Interests who holds in "street name" through a Nominee shall vote on the Plan either (i) if the Nominee has provided a prevalidated Ballot, by completing and signing the prevalidated Ballot and returning it directly to the Solicitation Agent or (ii) by promptly completing and signing the Ballot and returning it to the Nominee in sufficient time to allow the Nominee to process the Ballot and return a Master Ballot to the Solicitation Agent by the Voting Deadline.

          Any Ballot returned to a Nominee by a Beneficial Holder will not be counted for purposes of accepting or rejecting the Plan until such Nominee properly completes and timely delivers to the Solicitation Agent a Master Ballot that reflects the vote of such Beneficial Holder.

          2.   Nominees

          Because of the complexity and difficulty associated with reaching beneficial owners of publicly traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, the Debtors are distributing a Ballot (a) to each record holder of Claims or Equity Interests derived from or based on publicly traded securities (collectively, the "Beneficial Holders Claims") as of the Voting Record Date (as discussed in
Section VII.C.1 above) and (b) an appropriate number of copies to each bank or brokerage firm (or the agent or other Nominee therefor) identified by the Solicitation Agent as an entity through which beneficial owners hold the Beneficial Holders Claims. Each Nominee will be requested to immediately distribute a copy of this Disclosure Statement and accompanying materials including the Ballots to all Beneficial Holders for which it holds the Beneficial Holders Claims. Each Nominee must summarize the individual votes of its respective individual Beneficial Holders from their individual Beneficial Holders' Ballots on a Master Ballot and shall return such Master Ballot to the Solicitation Agent. These procedures will enable the Debtors to transmit materials to the Holders of its publicly traded securities and afford Beneficial Holders of the Beneficial Holders Claims a fair and reasonable opportunity to vote. In order for votes to be counted, all Ballots and Master Ballots received from the Debtors must be returned to the Solicitation Agent by the Voting Deadline as indicated on the Ballots.

          A Nominee may also pre-validate a Ballot for Holders of the Beneficial Holders Claims by completing all the information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the Beneficial Holder for voting. The Ballot may then be delivered directly to the Solicitation Agent in the return envelope provided with the Ballot.

          If a Beneficial Holder holds the Beneficial Holders Claims through more than one Nominee, such Beneficial Holder should execute a separate Ballot for each block of Beneficial Holders Claims that it holds through any Nominee and (unless the ballot was "prevalidated") return the Ballot to the respective Nominee that holds the Beneficial Holders Claims.

          If a Beneficial Holder holds a portion of its Beneficial Holders Claims through a Nominee and another portion directly or in its own name as the record holder, such Beneficial Holder should follow the procedures described in
Section VII.C.1 above to vote the portion held in its own name and the procedures described in Section VII.C.2 above to vote the portion held by the Nominee or Nominees.

          3.   Solicitation of Trust Related Claims

          Within five (5) business days after the Voting Record Date, State Street Bank and Trust Co. ("State Street Bank"), the indenture trustee for the Trust Preferred Securities, will provide the Solicitation Agent, the Debtors and the TOPrS Committee: (i) a copy of the list of names, addresses and holdings of the record holders of the Trust Preferred Securities (the "Trust Preferred Securities Record Holders"), as of the Voting Record Date; (ii) a set of mailing labels for the Trust Preferred Securities Record Holders; and (iii) such other information as the Solicitation Agent deems reasonably necessary to perform its duties as solicitation agent for the Debtors. The Solicitation Agent will use these lists, mailing labels and other information only for purposes of performing its duties as solicitation agent for the Debtors.

          Within three (3) days after the Voting Record Date, State Street Bank will provide written authorization to DTC, Euroclear and Clearstream, or other similar entities (each, a "Depository"), to release to the Solicitation Agent the name of any and all institutional holders of record of the Trust Preferred Securities who hold the Trust Preferred Securities in "street name" on behalf of the beneficial holders of the Trust Preferred Securities (the "Trust Preferred Securities Beneficial Holders"). The written authorization will be in a form acceptable to the Solicitation Agent and will advise the Depository that the written request has been authorized by order of the Bankruptcy Court.

          Within five (5) business days after receipt of the list of the Trust Preferred Securities Record Holders from State Street Bank, or any Depository, the Solicitation Agent will cause to be mailed by first class mail to each Trust Preferred Securities Record Holder (i) a copy of the Order and (ii) the Solicitation Package in sufficient numbers estimated to allow dissemination of the Solicitation Packages by the Trust Preferred Securities Record Holders to each of the Trust Preferred Securities Beneficial Holders for which it serves, with instructions to each such Trust Preferred Securities Record Holder to (a) contact the Solicitation Agent for additional sets of Solicitation Packages, if necessary, and (b) promptly, within five (5) business days after receipt of the Solicitation Packages, distribute by sending first-class mail, postage prepaid, the Solicitation Packages to the Trust Preferred Securities Beneficial Holders for which it serves.

          The Trust Preferred Securities Record Holders will pre-validate the Ballots to be forwarded to the Trust Preferred Securities Beneficial Holders for which it serves by including thereon the amount of the Trust Preferred Securities held by the Trust Preferred Securities Beneficial Holder and the appropriate account number through which the Trust Preferred Securities Beneficial Holders' holdings are held.

          The Trust Preferred Securities Record Holders are authorized and directed to follow one of the following two options to obtain the votes of the Trust Preferred Securities Beneficial Holders:

          (1) Trust Preferred Securities Record Holders may forward the Solicitation Package to the Trust Preferred Securities Beneficial Holders for voting, which will include a Pre-Validated Ballot and a return envelope provided by, and addressed to, the Trust Preferred Securities Record Holder. Under this option, the Trust Preferred Securities Record Holder must summarize the individual votes of their Trust Preferred Securities Beneficial Holders from the Trust Preferred Securities Beneficial Holders' Pre-

Validated Ballots on a Master Ballot. The Trust Preferred Securities Record Holders will then return the Master Ballot to the Solicitation Agent so that it is actually received by the Solicitation Agent on or before the Voting Deadline;

          or

          (2) The Trust Preferred Securities Record Holders will forward the Solicitation Package, including a Pre-Validated Ballot, to the Trust Preferred Securities Beneficial Holders for which it serves for voting, along with a return envelope addressed to the Solicitation Agent. Under this option, the Trust Preferred Securities Beneficial Holders must complete and return the Pre-Validated Ballot directly to the Solicitation Agent so that it is actually received by the Solicitation Agent on or before the Voting Deadline.

          Each Trust Preferred Securities Record Holder will maintain a list of those Trust Preferred Securities Beneficial Holders, as of the Voting Record Date, to whom Pre-Validated Ballots were sent for one (1) year following the Voting Deadline, unless otherwise ordered by the Bankruptcy Court.

          Each Trust Preferred Securities Beneficial Holder, as of the Voting Record Date, is entitled to one (1) vote on account of its holdings of Trust Preferred Securities.

          Upon written request made within five (5) business days of receipt of the Solicitation Packages from the Solicitation Agent, a Trust Preferred Securities Record Holder may opt out of these Trust Preferred Securities Procedures by mailing, first-class mail, postage prepaid, a complete list of names, addresses and holdings of each Trust Preferred Securities Beneficial Holder for which it represents to the Solicitation Agent. In the event a Trust Preferred Securities Record Holder properly opts-out of the Trust Preferred Securities Procedures, the Solicitation Agent shall be responsible for directly soliciting and tabulating the vote of the Trust Preferred Securities Beneficial Holders identified by such Trust Preferred Securities Record Holder.

          Notwithstanding any indenture, declaration of trust, or other document executed in connection with the Trust Preferred Securities or Subordinated Debentures, Trust Preferred Securities Beneficial Holders, as of the Voting Record Date, will be entitled to vote to accept or reject the Plan on behalf of the Subordinated Debenture Claims in the same dollar amounts as they hold Trust Preferred Securities.

          State Street Bank is not obligated to and shall not vote on the Plan, and has by order of the Bankruptcy Court been relieved from such obligation, if any.

          The Debtors are authorized to reimburse any Nominee and Trust Preferred Securities Record Holder, and any of their agents, only for their reasonable, actual and necessary out-of-pocket expenses incurred in performing the tasks described above (subject to the Bankruptcy Court retaining jurisdiction to resolve any disputes over any request for reimbursement).

D.        THE CONFIRMATION HEARING

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Plan.

          The Bankruptcy Court has scheduled the Confirmation Hearing for May 28, 2003 at 11:00 a.m. before the Honorable Carol A. Doyle, United States Bankruptcy Judge, in the United States Bankruptcy Court for the Northern District of Illinois, located at the Everett McKinley Dirksen Building, 219 S. Dearborn, Chicago, Illinois 60604. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof.

          Objections to confirmation of the Plan must be filed and served on or before May 14, 2003 in accordance with the Confirmation Hearing Notice accompanying this Disclosure Statement. UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE

WITH THE APPROVAL ORDER, THEY WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

E.        STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

          At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Court have been satisfied. If so, the Bankruptcy Court shall enter the Confirmation Order. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

          o The Plan complies with the applicable provisions of the Bankruptcy Code.

          o The Debtors, as Plan proponent, will have complied with the applicable provisions of the Bankruptcy Code.

          o The Plan has been proposed in good faith and not by any means forbidden by law.

          o Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, this Bankruptcy Case, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

          o With respect to each Class of Impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code.

          o Each Class of Claims or Equity Interests that is entitled to vote on the Plan has either accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code.

          o Except to the extent that the Holder of a particular Claim will agree to a different treatment of such Claim, the Plan provides that Allowed Administrative, Allowed Priority Tax Claims and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as practicable.

          o At least one Class of Impaired Claims or Equity Interests will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.

          o Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

          o All fees of the type described in 28 U.S.C.ss. 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

          o The Plan addresses payment of retiree benefits in accordance with
          Section 1114 of the Bankruptcy Code.

          The Debtors believe that (a) the Plan satisfies or will satisfy all of the statutory requirements of Chapter 11 of the Bankruptcy Code, (b) they have complied or will have complied with all of the requirements of Chapter 11 and
(c) the Plan has been proposed in good faith.

          1.   Best Interests of Creditors Test/Liquidation Analysis

          Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each Holder of a Claim or Equity Interest in such Class either (a) has accepted the Plan or (b) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such person would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

          In chapter 7 liquidation cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no lower Class receiving any payments until all amounts due to senior Classes have been paid fully or payment provided for:

          o Secured creditors (to the extent of the value of their collateral).

          o Priority creditors.

          o Unsecured creditors.

          o Debt expressly subordinated by its terms or by order of the Bankruptcy Court.

          o Equity Interest Holders.

               (a)     Liquidation Analysis of CNC and CIHC

          As described in more detail in the Liquidation Analysis set forth on Exhibit B attached hereto, the Debtors believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under the Plan because, among other reasons, such distributions in a chapter 7 case may not occur for a longer period of time thereby reducing the present value of such distributions. In this regard, it is possible that distribution of the proceeds of a liquidation could be delayed for a period in order for a chapter 7 trustee and its professionals to become knowledgeable about the Bankruptcy Case and the Claims against the Debtors. In addition, proceeds received in a chapter 7 liquidation are likely to be significantly discounted due to the distressed nature of the sale, and the fees and expenses of a chapter 7 trustee would likely exceed those of the Estate Representative (thereby further reducing Cash available for distribution).

               (b)     Liquidation Analysis of PHG and CTIHC

          PHG and CTIHC believe that the value of any distributions in a chapter 7 case would be less than the value of distributions under their respective Subplans.

          On January 2, 2003, PHG filed its schedules and statement of financial affairs. In those documents, PHG disclosed that it has no assets, and $105,955 of unsecured liabilities owed to CIHC. PHG's Subplan provides that CIHC will receive no distribution on account of this claim, and CIHC has consented to this treatment.

          On January 2, 2003, CTIHC filed its schedules and statement of financial affairs. In those documents, CTIHC discloses that it has liquid assets of $2,607, an intercompany claim of unknown value and potential causes of action. CTIHC's liabilities are unknown at this time. CTIHC's Subplan proposes that if an unsecured claim is allowed against CTIHC, then such creditor will receive the stock of CTIHC.

          PHG's and CTIHC's schedules are available at www.bmccorp.net/conseco or by contacting the Debtors' notice agent at 1-888-909-0100.

          2.   Financial Feasibility

          The Bankruptcy Code requires the Bankruptcy Court to find, as a condition to confirmation, that confirmation is not likely to be followed by the liquidation of Debtors or the need for further financial reorganization, unless such liquidation is contemplated by the Plan. For purposes of showing that the Plan meets this feasibility standard, the Debtors, together with Lazard, have analyzed (taking into account the Company's Projections) the ability of the Reorganized Debtors to meet its obligations under the Plan and to retain sufficient liquidity and capital resources to conduct its businesses.

          The Debtors believe that with a significantly deleveraged capital structure, the Company's business will be able to return to viability. The decrease in the amount of debt on the Company's balance sheet will substantially reduce its interest expense, improving its cash flow. Based on the terms of the Plan, at emergence the Company will have $1.4 billion of debt in contrast to more than $6.4 billion of debt and Trust Preferred Securities obligations prior to the restructuring.

          The Projections indicate that the Company should have sufficient cash flow to pay and service its debt obligations and to fund its operations. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

          3.   Acceptance by Impaired Classes

          The Bankruptcy Code requires, as a condition to confirmation, that each Class of Claims or Equity Interests that is impaired under the Plan accept the Plan, with the exception described in the following section. A Class that is not "impaired" under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such Class is not required. A Class is "impaired" unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the Claim or Equity Interest entitles the Holder of such Claim or Equity Interest or (b) cures any default and reinstates the original terms of the obligation.

          4.   Confirmation Without Acceptance by All Impaired Classes

          Section 1129(b) of the Bankruptcy Code allows a Bankruptcy Court to confirm a plan, even if such plan has not been accepted by all Impaired Classes entitled to vote on such plan, provided that such plan has been accepted by at least one Impaired Class.

          Section 1129(b) of the Bankruptcy Code states that notwithstanding the failure of an Impaired Class to accept a plan of reorganization, the plan shall be confirmed, on request of the proponent of the plan, in a procedure commonly known as "cram-down," so long as the plan does not "discriminate unfairly," and is "fair and equitable" with respect to each Class of Claims or Equity Interests that is impaired under, and has not accepted, the plan.

          In general, a plan does not discriminate unfairly if it provides a treatment to the class that is substantially equivalent to the treatment that is provided to other classes that have equal rank. In determining whether a plan discriminates unfairly, courts will take into account a number of factors, including the effect of applicable subordination agreements between parties. Accordingly, two classes of unsecured creditors could be treated differently without unfairly discriminating against either class.

          The condition that a plan be "fair and equitable" with respect to a non-accepting Class of secured claims includes the requirements that (a) the Holders of such secured claims retain the liens securing such Claims to the extent of the allowed amount of the Claims, whether the property subject to the liens is retained by debtor or transferred to another entity under the plan and
(b) each Holder of a secured claim in the Class receives deferred Cash payments totaling at least the allowed amount of such Claim with a present value, as of the effective date of the plan, at least equivalent to the value of the secured claimant's interest in the debtor's property subject to the liens.

          The condition that a plan be "fair and equitable" with respect to a non-accepting Class of unsecured claims includes the following requirement that either: (a) the plan provides that each Holder of a Claim of such Class receive or retain on account of such Claim property of a value, as of the effective date of the plan, equal to the allowed amount of such Claim; or (b) the Holder of any Claim or Equity Interest that is junior to the Claims of such Class will not receive or retain under the plan on account of such junior Claim or Equity Interest any property.

          The condition that a plan be "fair and equitable" with respect to a non-accepting Class of Equity Interests includes the requirements that either:
(a) the plan provide that each Holder of an Equity Interest in such Class receive or retain under the plan, on account of such Equity Interest, property of a value, as of the effective date of the plan, equal to the greater of (i) the allowed amount of any fixed liquidation preference to which such Holder is entitled, (ii) any fixed redemption price to which such Holder is entitled or
(iii) the value of such interest; or (b) if the Class does not receive such an amount as required under (a), no Class of Equity Interests junior to the non-accepting Class may receive a distribution under the plan.

                                     VIII.
                                  RISK FACTORS

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.        CERTAIN BANKRUPTCY CONSIDERATIONS

The Bankruptcy Filing May Further Disrupt Our Operations and the Operations of Our Subsidiaries.

          The impact that the Chapter 11 Cases may have on our operations and the operations of our subsidiaries cannot be accurately predicted or quantified. Since the announcement of our intention to seek a restructuring of our capital in August 2002 and the filing of the Chapter 11 Cases, we have suffered significant disruptions in our operations. Our leveraged condition and liquidity difficulties have eliminated CFC's access to the securitization markets, which have historically served as CFC's main source of funding. As a result, CFC has had to terminate the origination of loans which it is unable to sell profitably in the whole-loan market. In addition, insurance regulators in each of the states in which our insurance subsidiaries are domiciled have been monitoring the Company's activities associated with its financial restructuring. Our two insurance subsidiaries domiciled in Texas each entered into consent orders with the Commissioner of Insurance for the State of Texas, which, among other things, has limited their ability to pay dividends without regulatory approval and to make disbursements other than in the ordinary course of business. In August 2002, A.M. Best further downgraded the financial strength ratings of our primary insurance subsidiaries to "B (fair)." These ratings downgrades and other adverse publicity concerning the Company's financial condition have caused sales of our insurance products to decline and policyholder redemptions and lapses to increase. In some cases, we have experienced defections among our sales force of agents and/or have increased commissions in order to retain them.

          The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could further adversely affect our operations and relationship with our customers, employees, regulators, distributors and agents. If confirmation and consummation of the Plan do not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for professional fees and similar expenses. In addition, prolonged Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with our financial reorganization instead of focusing on the operation of our business.

We May Not Be Able to Obtain Confirmation of the Plan.

         We cannot assure you that we will receive the requisite acceptances to confirm the Plan. Even if we receive the requisite acceptances, we cannot assure you that the Bankruptcy Court will confirm the Plan. A non-accepting creditor or equity holder might challenge the adequacy of this Disclosure Statement or the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met, including that the terms of the Plan are fair and equitable to non-accepting Classes. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, (i) a finding by the Bankruptcy Court that the Plan "does not unfairly discriminate" and is "fair and equitable" with respect to any non-accepting Classes, (ii) confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and (iii) the value of distributions to non-accepting Holders of claims and interests within a particular Class under the Plan will not be less than the value of distributions such Holders would receive if the Company were liquidated under chapter 7 of the Bankruptcy Code. While there can be no assurance that these requirements will be met, we believe that the Plan will not be followed by a need for further financial reorganization and that non-accepting Holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and costs associated with any such chapter 7 case. We believe that Holders of Equity Interests in Conseco would receive no distribution under either a liquidation pursuant to chapter 7 or chapter 11.

          The confirmation and consummation of the Plan are also subject to certain conditions described in Section VI.L above. If the Plan is not confirmed, it is unclear whether a restructuring of Conseco could be implemented and what distributions Holders of Claims or Equity Interests ultimately would receive with respect to their Claims or Equity Interests. If an alternative reorganization could not be agreed to, it is possible that we would have to liquidate our assets, in which case it is likely that Holders of Claims and Equity Interests would receive substantially less favorable treatment than they would receive under the Plan.

The Bankruptcy Court May Not Subordinate Certain Litigation Under Section 510(b) of the Bankruptcy Code.

          As described in Section VI.G above, eight purported securities fraud class action lawsuits have been filed in the United States District Court for the Southern District of Indiana. The Debtors will seek to subordinate the claims related to these lawsuits under section 510(b) of the Bankruptcy Code. If these claims are not subordinated, then they would be treated as General Unsecured Claims.

          As described in Section VI.G above, in October 2002, Roderick Russell, on behalf of himself and a class of persons similarly situated, and on behalf of the ConsecoSavePlan, filed an action in the United States District Court for the Southern District of Indiana against CNC, Conseco Services and certain current and former officers of CNC (Roderick Russell, et al. v Conseco, Inc., et al., Case No. I :02-CV -1639 LJM). The purported class action consists of all individuals whose 401(k) accounts held common stock of CNC at any time from April 28, 1999 through the present. The Debtors will seek to subordinate the claims related to this lawsuit under section 510(b) of the Bankruptcy Code. If these claims are not subordinated, then they would be treated as General Unsecured Claims.

Our Valuation of New CNC May Not be Adopted by the Bankruptcy Court.

          The Debtors believe based on, among other things, the valuation included herein, that the approximate midpoint enterprise value of New CNC is $3.8 billion. This is significantly less than the value that would be required to provide a recovery to the holders of Trust Preferred Securities or the equity securities of CNC. The holders of the Trust Preferred Securities and the holders of equity securities of CNC, among others, may oppose confirmation of the Plan alleging that value of New CNC is higher than $3.8 billion and that the Plan thereby improperly extinguishes their rights to recoveries under the Plan. At the Confirmation Hearing, the Bankruptcy Court will hear evidence regarding the views of the Debtors and opposing parties (if any) with respect to the valuation of New CNC. Based on that evidence, the Bankruptcy Court will determine the appropriate valuation for New CNC for purposes of the Plan. The Debtors believe that $3.8 billion is the appropriate valuation. We cannot, however, assure you that the Bankruptcy Court will adopt our valuation of New CNC.

General Unsecured Claims Against CNC or CIHC May Be Diluted.

          Under the Subplans, the Debtors propose to distribute all or substantially all of the New CNC Common Stock to Holders of Original Note Claims, Exchange Note Claims and Reorganizing Debtor General Unsecured Claims. Disputed litigation claims, however, may materially impact the amount of General Unsecured Claims against CNC and CIHC. In addition, there may be other Claims asserted by unknown parties. If such Claims are Allowed, they will dilute the percentage of shares distributed to Holders of Original Note Claims, Exchange Note Claims and Reorganizing Debtor General Unsecured Claims.

          To date, the Debtors have received over 9,000 proofs of claim. The face value of the claims filed as general unsecured claims, excluding Class 5A, 6A, 7A, 10A, 4B, and 5B Claims, are $2,218,678,451 with respect to CNC and $2,086,487,548 with respect to CIHC. The bar date for all creditors (other than certain D&O loan participants and the Finance Company Debtors) to file claims against the Reorganizing Debtors was February 21, 2003. See Section V.A.8 above. The Debtors are reviewing and assessing these claims, many of which appear to be duplicates, filed against the wrong entities, and/or claims of shareholders that may be subordinated under section 510(b) of the Bankruptcy Code. The Debtors will file appropriate objections in due course and attempt to reduce the total amount of General Unsecured Claims but there can be no assurance that the Debtors will be able to do so, particularly in light of the amount of the claims asserted to date.

          On February 19, 2003, the Bankruptcy Court entered an Order granting the Finance Company Debtors through April 1, 2003 to file proofs of claim against the Reorganizing Debtors. The Finance Company Debtors are presently engaged in investigations to determine the bases for, and valuation of, intercompany claims they may hold against the Reorganizing Debtors. It is possible that the investigations conducted by the Finance Company Debtors will yield additional information regarding the intercompany obligations which may necessitate adjustments to the amounts of the PrePetition Note Balance, the Advanced Funds, Net Finance Company Debtors' Claims and/or Net Reorganizing Debtors' Claims. We cannot assure you that these adjustments will not materially reduce the recoveries of Holders of Claims against the Reorganizing Debtors. Nor can we assure you whether the Noteholder Subcommittee and/or the Lender Subcommittee will waive the conditions to confirmation and consummation as they relate to the CIHC General Unsecured Claims Cap.

Parties in Interest May Object to Our Classification of Claims.

          Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a class or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. We believe that the classification of claims and interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

We May Object to the Amount or Classification of a Claim.

          We reserve the right to object to the amount or classification of any Claim or Equity Interest. The estimates set forth in this Disclosure Statement cannot be relied on by any creditor or equityholder whose Claim or Equity Interest is subject to an objection. Any such Holder of a Claim or Equity Interest may not receive its specified share of the estimated distributions described in this Disclosure Statement.

B.        FACTORS AFFECTING THE VALUE OF THE SECURITIES TO BE ISSUED UNDER THE
          PLAN

We May Not Be Able to Achieve Our Projected Financial Results.

          We may not be able to meet our projected financial results or achieve the revenue or cash flow that we have assumed in projecting our future business prospects. If we do not achieve these projected revenue or cash flow levels, we may lack sufficient liquidity to continue operating as planned after the Effective Date. Our financial projections represent management's view based on currently known facts and hypothetical assumptions about our future operations. However, the Projections set forth on Exhibit C attached hereto do not guarantee our future financial performance.

The Plan Exchanges Senior Securities for Junior Securities.

          If the Plan is confirmed and consummated, holders of Original Notes and Exchange Notes will, and holders of 93/94 Notes may, receive shares of New CNC Common Stock, and the Lenders will receive shares of New CNC Preferred Stock and New CNC Warrants. Thus, in agreeing to the Plan, the Lenders and holders of Original Notes and Exchange Notes will be consenting to the exchange of their interests in senior debt, which has a stated interest rate, a maturity date, a liquidation preference over equity securities and, in the case of the Lenders and holders of the Exchange Notes, a guaranty, for shares of New CNC Preferred Stock, New CNC Warrants or New CNC Common Stock, as applicable, which will be subordinate to all creditor claims, and, in the case of New CNC Common Stock and New CNC Warrants, the claims of holders of New CNC Preferred Stock.

A Liquid Trading Market for the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants May Not Develop.

          Although the Company intends to apply to list the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants on a national securities exchange or NASDAQ, we cannot assure you that we will be able to obtain these listings or, even if we do, that liquid trading markets for the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants will develop. The liquidity of any market for the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants will depend, among other things, upon the number of Holders of New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants, our financial performance, and the market for similar securities, none of which can be determined or predicted. Therefore, we cannot assure you that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.

The Trading Price For the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants May Be Depressed Following the Effective Date.

          Assuming consummation of the Plan, the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants will be issued substantially simultaneously to Holders of Claims and Equity Interests who had originally purchased other securities of the Company or who purchased such securities before the need for the financial restructuring of the Company became manifest. Following the Effective Date, such Holders may seek to dispose of the New CNC Preferred Stock, New CNC Common Stock and New CNC Warrants in an effort to obtain liquidity, which could cause the initial trading prices for these securities to be depressed, particularly in light of the lack of established trading markets for these securities.

The Estimated Valuation of New CNC and the New CNC Preferred Stock and New CNC Common Stock, and the Estimated Recoveries to Holders of Claims and Equity Interests, is Not Intended to Represent the Trading Values of the New CNC Preferred Stock and New CNC Common Stock.

          The estimated valuation of the Company set forth in Section II.J above, prepared by Lazard at the request of the Company and based on the Projections developed by the Company's management, is based on certain generally accepted valuation analyses and is not intended to represent the trading values of New CNC's securities in public or private markets. This valuation analysis is based on numerous assumptions (the realization of many of which is beyond our control), including, among other things, our successful reorganization, an assumed Effective Date of June 1, 2003, our ability to achieve the operating and financial results included in the Projections, our ability to maintain adequate liquidity to fund operations and the assumption that capital and equity markets remain consistent with current conditions. Even if we achieve the Projections, the trading market values for the New CNC Preferred Stock and New CNC Common Stock could be adversely impacted by the lack of trading liquidity for these securities, the lack of institutional research coverage and concentrated selling by recipients of these securities.

The Trading Price of the New CNC Common Stock May be Adversely Affected by Potential Dilution Caused by the New CNC Preferred Stock, the New CNC Warrants and the Equity Incentive Plan.

          In addition to the New CNC Common Stock, as of the Effective Date, there will be issued New CNC Preferred Stock (which will be exchangeable or convertible into shares of New CNC Common Stock in the future), New CNC Warrants to purchase 5% of the New CNC Common Stock and equity awards of up to 10% of the issued and outstanding New CNC Common Stock as of the Effective Date on a fully diluted basis under the equity incentive plan. On and after 10 years from the Effective Date, the New CNC Preferred Stock will be exchangeable into shares of New CNC Common Stock based on the fair market value of the New CNC Common Stock on the date of exchange. On and after September 30, 2005, the New CNC Preferred Stock will be convertible into shares of New CNC Common Stock at a conversion price, to be measured on the 120th day following the Effective Date, equal to the average of the volume weighted average prices of the New CNC Common Stock for the immediately preceding 60 days. The potential dilution of the New CNC Common Stock from the conversion or exchange of the New CNC Preferred Stock, the exercise of the New CNC Warrants and the exercise of options under the equity incentive plan may cause the market price of the New CNC Common Stock to trade significantly below the level that it otherwise would.

Certain Holders of New CNC Common Stock May Hold Substantial Interests in New CNC, Including Interests in Excess of 5%.

          During the pendency of the Chapter 11 Cases, there is no limitation on the trading of Claims. Accordingly, upon consummation of the Plan, certain Holders of Claims may receive distributions of New CNC Common Stock representing a substantial amount of the outstanding shares of New CNC Common Stock. If Holders of significant numbers of shares of New CNC Common Stock were to act as a group, such Holders could be in a position to control the outcome of actions requiring stockholder approval, including, among other things, election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Company and, consequently, impact the value of the New CNC Common Stock.

          Further, the possibility that one or more Holders of significant numbers of shares of New CNC Common Stock may determine to sell all or a large portion of their shares of New CNC Common Stock in a short period of time may adversely affect the market price of the New CNC Common Stock.

New CNC's Certificate of Incorporation Imposes Restrictions on the Voting Power of Significant Stockholders.

          In the event that any Person or group of affiliated Persons obtains direct or indirect beneficial ownership of shares of capital stock of New CNC providing such Person(s) in excess of 10% of the voting power with respect to a particular stockholder vote, such Person(s) will be entitled to vote only such number of shares of capital stock as do not in the aggregate equal or exceed 10% of the voting power with respect to that stockholder vote, unless, prior to that stockholder vote, the acquisition, ownership and voting of such shares of capital stock by such Person(s) in excess of 10% has been approved, or exempted from approval, pursuant to all applicable insurance regulatory requirements. See
Section II.G, "Terms of New Securities and New Bank Debt to be Issued Pursuant to the Plan."

The New CNC Common Stock Will Be Issued in Odd Lots.

          Holders of Allowed Claims and Allowed Equity Interests may receive odd lot distributions (less than 100 shares) of New CNC Common Stock. Holders may find it more difficult to dispose of odd lots in the marketplace and may face increased brokerage charges in connection with any such disposition.

We Do Not Expect to Pay Cash Dividends on the New CNC Preferred Stock and New CNC Common Stock For the Foreseeable Future.

          The terms of the New Credit Facility will limit, among other things, New CNC's ability to pay dividends, and it is not anticipated that any cash dividends will be paid on the New CNC Preferred Stock and New CNC Common Stock in the near future. See Section II.G, "Terms of New Securities and New Bank Debt to be Issued Pursuant to the Plan."

Certain Tax Consequences of the Plan Raise Unsettled and Complex Legal Issues and Involve Various Factual Determinations.

          Some of the material consequences of the Plan regarding United States federal income taxes are summarized in Article IX hereof. Many of these tax issues raise unsettled and complex legal issues, and also involve various factual determinations, such as valuations, that raise additional uncertainties. We cannot assure you that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought regarding the tax consequences described herein. In addition, we cannot assure you that the IRS will not challenge the various positions we have taken, or intend to take, with respect to our tax treatment, or that a court would not sustain such a challenge. FOR A MORE DETAILED DISCUSSION OF RISKS RELATING TO THE SPECIFIC POSITIONS WE INTEND TO TAKE WITH RESPECT TO VARIOUS TAX ISSUES, PLEASE REVIEW ARTICLE IX.

C.        RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

Our Degree of Leverage May Limit Our Financial and Operating Activities.

          We will have significant indebtedness even after the Plan is consummated. Further, our historical capital requirements have been significant and our future capital requirements could vary significantly and may be affected by general economic conditions, industry trends, performance, and many other factors that are not within our control. Recently, we have had difficulty financing our operations due, in part, to our significant losses and leveraged condition, and we cannot assure you that we will be able to obtain financing in the future. Even if the Plan is approved and consummated, we cannot assure you that we will not experience losses. Our profitability and ability to generate cash flow will likely depend upon our ability to successfully implement our business strategy and meet or exceed the results forecasted in the projections. However, we cannot assure you that we will be able to accomplish these results.

A Failure to Improve and Maintain the Financial Strength Ratings of Our Insurance Subsidiaries Could Negatively Impact Our Operations and Financial Results.

          An important competitive factor for our insurance subsidiaries is the ratings they receive from nationally recognized rating organizations. See "Description of Conseco's Business - The Company's Business - Competition." In July 2002, A.M. Best downgraded the financial strength ratings of Conseco's primary insurance subsidiaries to "B++ (Very Good)" and placed the ratings "under review with negative implications." On August 14, 2002, A.M. Best further lowered the financial strength ratings of our primary insurance subsidiaries from "B++ (very good)" to "B (fair)". The A.M. Best downgrades caused sales of our insurance products to decline and policyholder redemptions and lapses to increase. In some cases, the downgrades also caused defections among our independent agent sales force and increases in the commissions we must pay. These events have had a material adverse effect on our operations, financial results and liquidity.

          Although we currently expect our insurance subsidiaries to achieve a category "A" rating by the end of 2004, we cannot assure you that we will be able to achieve or maintain this rating. If we fail to achieve and maintain a category "A" rating, sales of our insurance products could continue to fall and additional existing policyholders may redeem or lapse their policies, adversely affecting our future operations, financial results and liquidity.

The Covenants in the New Credit Facility Restrict Our Activities and Require Us to Meet or Maintain Various Financial Ratios and Minimum Insurance Ratings.

          In connection with our reorganization, we will enter into the New Credit Facility with our lenders. We have agreed to a number of covenants and other provisions that restrict our ability to engage in various financing transactions and pursue certain operating activities without the prior consent of the lenders under the New Credit Facility. We have also agreed to meet or maintain various financial ratios and minimum financial strength ratings for our insurance subsidiaries. For instance, if we experience a ratings downgrade following confirmation of the Plan, if we fail to achieve an "A-" rating by a specified date following confirmation of the Plan or if we experience a ratings downgrade after achieving an "A-" rating, we will suffer an event of default under the New Credit Facility. Our ability to meet these financial and ratings covenants may be affected by events beyond our control. Although we expect to be in compliance with these requirements as of the Effective Date, these requirements represent significant restrictions on the manner in which we may operate our business. If we default under any of these requirements, the lenders could declare all outstanding borrowings, accrued interest and fees to be due and payable. If that were to occur, we cannot assure you that we would have sufficient liquidity to repay or refinance this indebtedness or any of our other debts.


CNC and CIHC are Holding Companies and Depend on their Subsidiaries for Cash.

          CNC and CIHC are holding companies with no business operations of their own; they depend on their operating subsidiaries for cash to make principal and interest payments on debt, and to pay administrative expenses and income taxes. The cash CNC and CIHC receive from insurance subsidiaries consists of fees for services, tax sharing payments, dividends and distributions, and from our non-insurance subsidiaries, loans and advances. A deterioration in the financial condition, earnings or cash flow of the material subsidiaries of CNC or CIHC for any reason could limit such subsidiaries' ability to pay cash dividends or other disbursements to CNC and/or CIHC, which, in turn, would limit CNC's and/or CIHC's ability to meet debt service requirements and satisfy other financial obligations.

          The ability of our insurance subsidiaries to pay dividends is subject to state insurance department regulations. These regulations generally permit dividends to be paid from earned surplus of the insurance company for any 12-month period in amounts equal to the greater of (or in a few states, the lesser of): (i) net gain from operations for the prior year; or (ii) 10% of surplus as of the end of the preceding year. Any dividends in excess of these levels require the approval of the director or commissioner of the applicable state insurance department. As described in "Events Leading to The Chapter 11 Case and Related Post-Petition Events - Insurance Ratings and Regulatory Issues," Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), entered into consent orders with the Commissioner of Insurance for the State of Texas on October 30, 2002. These consent orders, among other things, limit the ability of our insurance subsidiaries to pay dividends.

          Although we believe that amounts required for us to meet our financial and operating obligations will be available from our subsidiaries and from funds currently held by CNC and CIHC, our results for future periods are subject to numerous uncertainties. We may encounter liquidity problems, which could affect our ability to meet our obligations while attempting to meet competitive pressures or adverse economic conditions.

The Obligations of CNC and CIHC are Structurally Subordinated to the Obligations of CNC's and CIHC's Subsidiaries.

          Because our operations are conducted through subsidiaries, claims of the creditors of those subsidiaries (including policyholders) will rank senior to claims to distributions from the subsidiaries, which we depend on to make payments on our obligations. CIHC's subsidiaries had indebtedness for borrowed money (including capitalized lease obligations but excluding indebtedness to affiliates), policy reserves and other liabilities of approximately $24.9 billion at September 30, 2002. The obligations of CNC and CIHC, as parent holding companies, will rank effectively junior to these liabilities.

          If an insurance company subsidiary were to be liquidated, that liquidation would be conducted under the insurance law of its state of domicile by such state's insurance regulator as the receiver with respect to such insurer's property and business. In the event of a default on our debt or our insolvency, liquidation or other reorganization, our creditors and stockholders will not have the right to proceed against the assets of our insurance subsidiaries or to cause their liquidation under federal and state bankruptcy laws.

Our Insurance Business Performance May Decline if Our Premium Rates Are Not Adequate.

          We set the premium rates on our health insurance policies based on facts and circumstances known at the time we issue the policies and on assumptions about numerous variables, including the actuarial probability of a policyholder incurring a claim, the severity, and the interest rate earned on our investment of premiums. In setting premium rates, we consider historical claims information, industry statistics, the rates of our competitors and other factors. If our actual claims experience proves to be less favorable than we assumed and we are unable to raise our premium rates, our financial results may be adversely affected. We generally cannot raise our health insurance premiums in any state unless we first obtain the approval of the insurance regulator in that state. We review the adequacy of our premium rates regularly and file rate increases on our products when we believe existing premium rates are too low. It is possible that we will not be able to obtain approval for premium rate increases from currently pending requests or requests filed in the future. If we are unable to raise our premium rates because we fail to obtain approval for a rate increase in one or more states, our net income may decrease. If we are successful in obtaining regulatory approval to raise premium rates due to unfavorable actual claims experience, the increased premium rates may reduce the volume of our new sales and cause existing policyholders to allow their policies to lapse. This would reduce our premium income in future periods. Increased lapse rates also could require us to expense all or a portion of the deferred policy costs relating to lapsed policies in the period in which those policies lapse, adversely affecting our financial results in that period.

We May Not Achieve the Goals of Certain Initiatives We Have Undertaken With Respect to the Restructuring of One of Our Principal Insurance Groups.

          CIG, one of our principal insurance businesses, has experienced increased losses in its investment portfolio, declining sales and expense levels that do not match product pricing. We have adopted several initiatives designed to improve CIG's operations including, among others, focusing sales efforts on higher margin products; reducing operating expenses by eliminating or reducing the costs of marketing certain products, personnel reductions and streamlined administrative procedures; stabilizing the profitability of in force business, particularly long-term care policies; combining certain legal insurance entities to reduce burdens associated with statutory capital requirements; and improving the performance of investments by reducing exposure to higher risk assets. We have only recently adopted these initiatives and cannot assure you that they will be successfully implemented.

Our Reserves for Future Insurance Policy Benefits and Claims May Prove To Be Inadequate, Requiring Us To Increase Liabilities and Resulting In Reduced Net Income and Shareholders' Equity.

          We calculate and maintain reserves for the estimated future payment of claims to our policyholders based on assumptions made by our actuaries. For our health insurance business, we establish an active life reserve plus a liability for due and unpaid claims, claims in the course of settlement, and incurred but not reported claims, as well as a reserve for the present value of amounts not yet due on claims. Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and pharmaceutical costs, changes in doctrines of legal liability, and extracontractual damage awards. Therefore, the reserves and liabilities we establish are necessarily based on extensive estimates, assumptions and prior years' statistics. Establishing reserves is an uncertain process, and it is possible that actual claims will materially exceed our reserves and have a material adverse effect on our results of operations and financial condition. Our financial performance depends significantly upon the extent to which our actual claims experience is consistent with the assumptions we used in setting our reserves and pricing our policies. If our assumptions with respect to future claims are incorrect, and our reserves are insufficient to cover our actual losses and expenses, we would be required to increase our liabilities resulting in an adverse effect to our financial results and financial position.

Our Insurance Subsidiaries May be Required to Pay Assessments to Fund Policyholder Losses or Liabilities; This May Have a Material Adverse Effect on Our Results of Operations.

          The solvency or guaranty laws of most states in which an insurance company does business may require that company to pay assessments (up to certain prescribed limits) to fund policyholder losses or liabilities of insurance companies that become insolvent. Recent insolvencies of insurance companies increase the possibility that these assessments may be required. These assessments may be deferred or forgiven under most guaranty laws if they would threaten an insurer's financial strength and, in certain instances, may be offset against future premium taxes. We cannot estimate the likelihood and amount of future assessments. Any future assessments may have a material adverse effect on our financial results and financial position.

We are Subject to Further Risk of Loss Notwithstanding Our Reinsurance Arrangements.

          We transfer exposure to certain risks to others through reinsurance arrangements. Under these arrangements, other insurers assume a portion of our losses and expenses associated with reported and unreported claims in exchange for a portion of policy premiums. The availability, amount and cost of reinsurance depend on general market conditions and may vary significantly. Furthermore, we face credit risk with respect to reinsurance. When we obtain reinsurance, we are still liable for those transferred risks if the reinsurer cannot meet its obligations. Therefore, the inability of our reinsurers to meet their financial obligations could materially affect our operations and financial condition.

We Are Subject to Extensive Regulation.

          Our insurance business is subject to extensive regulation and supervision in the jurisdictions in which we operate, which is primarily for the benefit and protection of our customers, and not for the benefit of our investors or creditors. Our insurance subsidiaries are subject to state insurance laws that establish supervisory agencies with broad administrative powers relative to granting and revoking licenses to transact business, regulating sales and other practices, licensing agents, approving policy forms, setting reserve and solvency requirements, determining the form and content of required statutory financial statements, limiting dividends and prescribing the type and amount of investments.

          We have been operating under heightened scrutiny from state insurance regulators. As described in "Events Leading to The Chapter 11 Case and Related Post-Petition Events - Insurance Ratings and Regulatory Issues," our insurance subsidiaries domiciled in Texas, Bankers National Life Insurance Company and Conseco Life Insurance Company of Texas (on behalf of itself and its subsidiaries), entered into consent orders with the Commissioner of Insurance for the State of Texas on October 30, 2002.

In Certain Circumstances, Regulatory Authorities May Place Our Insurance Subsidiaries Under Regulatory Control.

          Our insurance subsidiaries are subject to risk-based capital requirements. These requirements were designed to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks associated with: asset quality; mortality and morbidity; asset and liability matching; and other business factors. The requirements are used by states as an early warning tool to discover potential weakly capitalized companies for the purpose of initiating regulatory action. Generally, if an insurer's risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action depending upon the magnitude of the deficiency. Possible regulatory actions range from requiring the insurer to propose actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

Recently Enacted and Pending or Future Legislation Could Also Affect the Financial Performance of Our Insurance Operations.

          During recent years, the health insurance industry has experienced substantial changes, including those caused by healthcare legislation. Recent federal and state legislation and legislative proposals relating to healthcare reform contain features that could severely limit or eliminate our ability to vary our pricing terms or apply medical underwriting standards with respect to individuals which could have the effect of increasing our loss ratios and have an adverse effect on our financial results. In particular, Medicare reform and legislation concerning prescription drugs could affect our ability to price or sell our products.

          Proposals currently pending in Congress and some state legislatures may also affect our financial results. These proposals include the implementation of minimum consumer protection standards for inclusion in all long term care policies, including: guaranteed premium rates; protection against inflation; limitations on waiting periods for pre-existing conditions; setting standards for sales practices for long term care insurance; and guaranteed consumer access to information about insurers (including lapse and replacement rates for policies and the percentage of claims denied). Enactment of any of these proposals could adversely affect our financial results.

          In addition, the federal government may seek to regulate the insurance industry, and recent government regulation may increase competition in the insurance industry and may affect our insurance subsidiaries' current sales methods. Although the federal government generally does not directly regulate the insurance industry, federal initiatives often have a direct impact on the insurance business. Current and proposed measures that may significantly affect the insurance business generally include limitations on antitrust immunity and minimum solvency requirements.

Changing Interest Rates May Adversely Affect Our Results of Operations.

          Profitability may be directly affected by the level of and fluctuations in interest rates. While we monitor the interest rate environment and employ hedging strategies designed to mitigate the impact of changes in interest rates, our financial results could be adversely affected by changes in interest rates. Our spread-based insurance and annuity business is subject to several inherent risks arising from movements in interest rates, especially if we fail to anticipate or respond to such movements. First, interest rate changes can cause compression of our net spread between interest earned on investments and interest credited on customer deposits, thereby adversely affecting our results. Second, if interest rate changes produce an unanticipated increase in surrenders of our spread-based products, we may be forced to sell investment assets at a loss in order to fund such surrenders. At September 30, 2002, approximately 20 percent of our total insurance liabilities (or approximately $4.5 billion) could be surrendered by the policyholder without penalty. Finally, changes in interest rates can have significant effects on the performance of our mortgage-backed securities portfolio, including collateralized mortgage obligations, as a result of changes in the prepayment rate of the loans underlying such securities. We follow asset/liability strategies that are designed to mitigate the effect of interest rate changes on our profitability. However, there can be no assurance that management will be successful in implementing such strategies and achieving adequate investment spreads.

Litigation and Regulatory Investigations May Harm Our Financial Strength and Reduce Our Profitability.

          Insurance companies historically have been subject to substantial litigation resulting from claims disputes and other matters. In addition to the traditional policy claims associated with their businesses, insurance companies are increasingly facing policyholder suits, class actions and disputes with reinsurers. The class actions and policyholder suits are often in connection with insurance sales practices, policy and claims administration practices and other market conduct issues. State insurance departments are increasingly focusing on sales practices and product issues in their market conduct examinations. Negotiated settlements of class action and other lawsuits have had a material adverse effect on the business, financial condition and results of operations of insurance companies. As a result of these trends, we are in the ordinary course of our business a plaintiff or defendant in actions arising out of our insurance business and investment operations, including class actions and reinsurance disputes, and, from time to time, are also involved in various governmental and administrative proceedings. Such litigation and proceedings may harm our financial strength and reduce our profitability. We cannot assure you that such litigation will not adversely affect our future business, financial condition or results of operations.

A Delay or an Unfavorable Outcome in the Dispute Surrounding Our Interest in the GM Building May Adversely Affect Our Financial Condition and Our Ability to Fund Our Business Plan.

          As explained in Section VI.G.3 above, entities controlled by Donald J. Trump currently dispute CNC's subsidiary's ability to acquire the GM Building and later to monetize that asset. This dispute could delay New CNC's subsidiary's ability to sell the GM Building and distribute the profits of that sale. CNC's projections presume that CNC's interest in the GM Building will be monetized in the first quarter of 2004, although timing of actual resolution of the dispute with Trump and sale of the building is not certain. The mortgages on the GM Building, which total $700 million, are due on August 1, 2003.

The Markets in Which We Compete Are Highly Competitive.

          Each of the markets in which we operate is highly competitive. Competitors include other life insurers, commercial banks, thrifts, mutual funds and broker-dealers. Many of our competitors in different segments and regions are larger companies that have greater capital, technological and marketing resources, and have access to capital at a lower cost. Because the actual cost of products is unknown when they are sold, we are subject to competitors who may sell a product at a price that does not cover its actual cost.

          Agents placing insurance business with our insurance subsidiaries generally are compensated on a commission basis. There are many life and health insurance companies in the U.S. Some of these companies may pay higher commissions and charge lower premium rates, and many companies have more substantial resources than we do. Publicity about our recent financial difficulties may cause agents to place business with other insurers.

          We must attract and retain sales representatives to sell our insurance and annuity products. Strong competition exists among financial services companies for efficient sales representatives. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. Our competitiveness for such agents also depends upon the relationships we develop with these agents. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and our revenues would suffer.

Tax Law Changes Could Adversely Affect Our Insurance Product Sales and Profitability.

          We sell deferred annuities and some forms of life insurance products which are attractive to purchasers, in part, because policyholders generally are not subject to United States federal income tax on increases in policy values until some form of distribution is made. Recently, Congress enacted legislation to lower marginal tax rates, reduce the federal estate tax gradually over a ten-year period, with total elimination of the federal estate tax in 2010 and increase contributions which may be made to individual retirement accounts and 401(k) accounts. While these tax law changes will sunset at the beginning of 2011 absent future congressional action, they could in the interim diminish the appeal of our annuity and life insurance products. Additionally, Congress has considered, from time to time, other possible changes to the U.S. tax laws, including elimination of the tax deferral on the accretion of value within certain annuities and life insurance products. There can be no assurance that further tax legislation will not be enacted which would contain provisions with possible adverse effects on our annuity and life insurance products.

The Impact of Recent Terrorist Attacks and Possible Military and Other Actions May Adversely Affect the Insurance Industry and Financial Markets.

          Terrorist attacks in New York City and Washington, D.C. on September 11, 2001 adversely affected commerce throughout the United States and resulted in significant disruption to the insurance industry and significant declines and volatility in financial markets. The continued threat of terrorism within the United States and abroad, and the military action and heightened security measures in response to that threat, including the possibility of hostilities in Iraq, may cause additional disruptions to the insurance industry, reduced economic activity and continued volatility in markets throughout the world, which may adversely impact our financial results.

THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE RATINGS ASSIGNED TO OUR INSURANCE SUBSIDIARIES BY RELEVANT RATING AGENCIES, THE PRICES AT WHICH THE COMPANY CAN MARKET AND SELL ITS INSURANCE PRODUCTS, THE PERFORMANCE OF THE COMPANY'S INVESTMENT PORTFOLIOS, ACHIEVING OPERATING EFFICIENCIES, MAINTAINING GOOD EMPLOYEE RELATIONS, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF

GOVERNMENTAL BODIES, NATURAL DISASTERS, ACTS OF TERRORISM OR WAR, AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS.


                                      IX.
                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of certain U.S. federal income tax consequences of the Restructuring to the Debtors and Holders of Lender Claims, Original Notes, Exchange Notes, 93/94 Notes, Trust Preferred Securities and Old CNC Equity Interests. We sometimes refer to the Original Notes and the Exchange Notes collectively as the "New Notes". This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and administrative and judicial interpretations and practice, all as in effect on the date hereof and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to any of such tax consequences, and there can be no assurance that the IRS will not challenge one or more of the tax consequences of the Restructuring described below.

          This summary does not apply to Holders of Lender Claims, New Notes, 93/94 Notes, Trust Preferred Securities and Old CNC Equity Interests that are not United States persons (as defined in the Code) or that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks (which includes some or all of the Holders of Lender Claims), governmental authorities or agencies, financial institutions, insurance companies, pass-through entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, and regulated investment companies). The following discussion assumes that Holders of Lender Claims, New Notes, 93/94 Notes, Trust Preferred Securities and Old CNC Equity Interests hold such interests as "capital assets" within the meaning of Code
Section 1221. Moreover, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to Debtors and Holders of Lender Claims, New Notes, 93/94 Notes, Trust Preferred Securities and Old CNC Equity Interests based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under state, local, or foreign tax law.

          The Debtors and the Official Unsecured Committee continue to explore various possible alternative structures to maximize the going concern value of the Reorganized Debtors' estates. In this regard, if the Debtors and the Official Unsecured Committee determine that an alternative structure should be implemented, the Plan may be modified to effectuate such alternate structure; provided that such modifications shall not affect the treatment and recoveries of Holders of Claims and Equity Interests set forth herein.

          The following summary is not a substitute for careful tax planning and advice based on the particular circumstances of each Holder of Lender Claims, New Notes, 93/94 Notes, Trust Preferred Securities and Old CNC Equity Interests. All Holders are urged to consult their own tax advisors as to the U.S. federal income tax consequences, as well as any applicable state, local, and foreign consequences, of the Restructuring.

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

A. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE HOLDERS OF CLAIMS AND EQUITY INTERESTS

          1.   Consequences to Holders of Lender Claims

          Pursuant to the Plan, the Lender Claims will be exchanged for the New Bank Debt, New CNC Preferred Stock and New CNC Warrants. The U.S. federal income tax consequences to Holders of the Lender Claims depend on whether (a) the Reorganization will result in a deemed exchange of the Lender Claims for the New Bank Debt for U.S. federal income tax purposes, (b) the Lender Claims are treated as "securities" for purposes of the reorganization provisions of the Code and (c) the Restructuring qualifies as a tax-free reorganization.

          Treasury regulations promulgated under Code Section 1001 (the "Exchange Regulations") provide that if there is a "significant modification" in the terms of a debt instrument, the modification is treated as a deemed exchange of the debt instrument for a new debt instrument. The Exchange Regulations provide that certain changes in the yield or timing of payments, changes in the obligor or security and changes in payment expectation result in a significant modification of debt instruments. It is expected that the terms of the Lender Claims will be modified and that the modifications would be treated as significant under Code Section 1001.

          Whether an instrument constitutes a "security" is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including among others, the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G).

          If the Lender Claims are not treated as securities or the Restructuring is not treated as a tax-free reorganization, Holders of Lender Claims will be treated as exchanging their Lender Claims for New Bank Debt, New CNC Preferred Stock and New CNC Warrants in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of Lender Claims should recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the New CNC Preferred Stock and New CNC Warrants received and (b) the "issue price" of the New Bank Debt received (provided such New CNC Preferred Stock, New CNC Warrants and/or New Bank Debt is not allocable to accrued but untaxed interest) and (ii) such Holder's basis in the Lender Claims. To the extent such Holders hold their Lender Claims as capital assets, such gain or loss should be capital in nature and should be long-term capital gain or loss if the Lender Claims were held for more than one year (subject to the "market discount" rules discussed below). To the extent that a portion of the New Bank Debt, New CNC Preferred Stock or New CNC Warrants received in exchange for the Lender Claims is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Preferred Stock and New CNC Warrants received should equal the fair market value of the New CNC Preferred Stock and New CNC Warrants as of the Effective Date and a Holder's tax basis in New Bank Debt will equal its "issue price." The issue price of the New Bank Debt should equal its stated principal amount since neither the Lender Claims nor the New Bank Debt are (or will be) traded on an established market and the New Bank Debt will provide for adequate stated interest. A Holder's holding period for New Bank Debt, New CNC Preferred Stock and New CNC Warrants should begin on the day following the Effective Date.

          If the Lender Claims are treated as securities and the Restructuring pursuant to which the Lender Claims are exchanged for New Bank Debt, New CNC Preferred Stock and New CNC Warrants is treated as a tax-free reorganization, Holders of Lender Claims should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New Bank Debt, New CNC Preferred Stock and New CNC Warrants are treated as received in satisfaction of accrued but untaxed interest on the Lender Claims. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New Bank Debt, New CNC Preferred Stock and New CNC Warrants equal to the tax basis of the Lender Claims surrendered therefor and should have a holding period for the New Bank Debt, New CNC Preferred Stock and New CNC Warrants that includes the holding period for the Lender Claims; provided that the tax basis of New Bank Debt, New CNC Preferred Stock and New CNC Warrants treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Bank Debt, New CNC Preferred Stock and New CNC Warrants should not include the holding period of the Lender Claims.

          2. Consequences to Holders of New Notes, 93/94 Notes and Trust Preferred Securities

               (a)     Exchange of New Notes for New CNC Common Stock

          Whether Holders of New Notes will recognize gain or loss on the exchange of New Notes for New CNC Common Stock depends on whether (a) the Restructuring qualifies as a tax-free reorganization and (b) the New Notes are treated as "securities" for purposes of the reorganization provisions of the Code.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G).

          As described above, whether an instrument constitutes a "security" is determined based on all the facts and circumstances, with the length of the term of a debt instrument being an important factor. The following series of New Notes have terms to maturity between five and ten years and, based on their terms to maturity and other features, these series of New Notes are likely to be treated as securities for federal income tax purposes: 6.4% Original Notes (issued on February 15, 1998 and maturing on February 10, 2003); 8.75% Original Notes (issued on February 3, 2000 and maturing on February 9, 2004); 6.8% Original Notes (issued on June 5, 1998 and maturing on June 15, 2005); 9.0% Original Notes (issued October 19, 1999 and maturing on October 15, 2006); 10.75% Original Notes (issued June 27, 2001 and maturing on June 15, 2008); 6.8% Exchange Notes (issued on April 24, 2002 and maturing on June 15, 2007); 9.0% Exchange Notes (issued on April 24, 2002 and maturing on October 15, 2008); and 10.75% Exchange Notes (issued on April 24, 2002 and maturing on June 15, 2009).

          The following series of New Notes have terms to maturity of less than five years and, based on their terms to maturity and other features, these series of New Notes may not be treated as securities for federal income tax purposes: 8.5% Exchange Notes (issued on April 24, 2002 and maturing on October 15, 2003); 6.4% Exchange Notes (issued April 24, 2002 and maturing on February 10, 2004); 8.75% Exchange Notes (issued on April 24, 2002 and maturing on February 9, 2006); and 8.5% Original Notes (issued on October 18, 1999 and maturing on October 15, 2002).

          If any series of New Notes are treated as securities and the Restructuring pursuant to which the New Notes are exchanged for New CNC Common Stock is treated as a tax-free reorganization, Holders of such New Notes should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New CNC Common Stock is treated as received in satisfaction of accrued but untaxed interest on such New Notes. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New CNC Common Stock equal to the tax basis of the New Notes surrendered therefor and should have a holding period for the New CNC Common Stock that includes the holding period for the New Notes; provided that the tax basis of any share of New CNC Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New CNC Common Stock should not include the holding period of the New Notes.

          If any series of New Notes are not treated as securities or the Restructuring pursuant to which the New Notes are exchanged for New CNC Common Stock does not qualify as a tax-free reorganization, Holders of such New Notes will be treated as exchanging their New Notes for New CNC Common Stock in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of the New Notes should recognize gain or loss equal to the difference between (i) the fair market value of New CNC Common Stock (as of the Effective Date) received in exchange for the New Notes and (ii) the Holder's adjusted basis in the New Notes. Such gain or loss should be capital in nature so long as the New Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the New Notes were held for more than one year. To the extent that a portion of the New CNC Common Stock received in exchange for the New Notes is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Common Stock received should equal the fair market value of the New CNC Common Stock as of the Effective Date. A Holder's holding period for New CNC Common Stock should begin on the day following the Effective Date.

               (b) Exchange of 93/94 Notes for New CNC Common Stock or New Senior Notes

          Pursuant to the Plan, the Holders of 93/94 Notes will receive either
(a) New CNC Common Stock, (b) New Senior Notes or (c) some combination thereof. Whether Holders of 93/94 Notes will recognize gain or loss on the exchange of 93/94 Notes for New CNC Common Stock or New Senior Notes depends on (a) the type of consideration received (i.e., New CNC Common Stock or New Senior Notes); (b) whether the Restructuring qualifies as a tax-free reorganization and (c) whether 93/94 Notes and (if the Holders of 93/94 Notes receive New Senior Notes) New Senior Notes are treated as "securities" for purposes of the reorganization provisions of the Code.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G).

          As described above, whether an instrument constitutes a "security" is determined based on all the facts and circumstances, with the length of the term of a debt instrument being an important factor. Each series of 93/94 Notes has a term to maturity of approximately ten years and, based on their terms to maturity and other features, the 93/94 Notes should be treated as securities for federal income tax purposes. At this time, the maturity date and other terms of the New Senior Notes have not yet been determined.

          If Holders of 93/94 Notes receive New CNC Common Stock under the Plan, and (i) 93/94 Notes are treated as securities and (ii) the Restructuring pursuant to which the 93/94 Notes are exchanged for New CNC Common Stock is treated as a tax-free reorganization, Holders of such 93/94 Notes should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New CNC Common Stock is treated as received in satisfaction of accrued but untaxed interest on such 93/94 Notes. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New CNC Common Stock equal to the tax basis of the 93/94 Notes surrendered therefor and should have a holding period for the New CNC Common Stock that includes the holding period for the 93/94 Notes; provided that the tax basis of any share of New CNC Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New CNC Common Stock should not include the holding period of the 93/94 Notes.

          If Holders of 93/94 Notes receive New CNC Common Stock under the Plan, and (i) the 93/94 Notes are not treated as securities or (ii) the Restructuring pursuant to which the 93/94 Notes are exchanged for New CNC Common Stock does not qualify as a tax-free reorganization, Holders of such 93/94 Notes will be treated as exchanging their 93/94 Notes for New CNC Common Stock in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of the 93/94 Notes should recognize gain or loss equal to the difference between (i) the fair market value of New CNC Common Stock (as of the Effective Date) received in exchange for the 93/94 Notes and (ii) the Holder's adjusted basis in the 93/94 Notes. Such gain or loss should be capital in nature so long as the 93/94 Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the 93/94 Notes were held for more than one year. To the extent that a portion of the New CNC Common Stock received in exchange for the 93/94 Notes is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Common Stock received should equal the fair market value of the New CNC Common Stock as of the Effective Date. A Holder's holding period for New CNC Common Stock should begin on the day following the Effective Date.

          If Holders of 93/94 Notes receive New Senior Notes under the Plan, and
(i) both, 93/94Notes and New Senior Notes are treated as securities and (ii) the Restructuring pursuant to which the 93/94 Notes are exchanged for New Senior Notes is treated as a tax-free reorganization, Holders of such 93/94 Notes should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that any portion of New Senior Notes is treated as received in satisfaction of accrued but untaxed interest on such 93/94 Notes. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New Senior Notes equal to the tax basis of the 93/94 Notes surrendered therefor and should have a holding period for the New Senior Notes that includes the holding period for the 93/94 Notes; provided that the tax basis of any portion of New Senior Notes treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Senior Notes should not include the holding period of the 93/94 Notes.

          If Holders of 93/94 Notes receive New Senior Notes under the Plan, and
(i) either the 93/94 Notes or New Senior Notes are not treated as securities or
(ii) the Restructuring pursuant to which the 93/94 Notes are exchanged for New Senior Notes does not qualify as a tax-free reorganization, Holders of such 93/94 Notes will be treated as exchanging their 93/94 Notes for New Senior Notes in a taxable exchange under Section 1001 of the Code. Accordingly, a Holder of the 93/94 Notes should recognize gain or loss equal to the difference between
(i) the value of New Senior Notes (as of the Effective Date) received in exchange for the 93/94 Notes and (ii) the Holder's adjusted basis in the 93/94 Notes. Such gain or loss should be capital in nature so long as the 93/94 Notes are held as capital assets (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the 93/94 Notes were held for more than one year. To the extent that a portion of the New Senior Notes received in exchange for the 93/94 Notes is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New Senior Notes received should equal the value of the New Senior Notes as of the Effective Date. A Holder's holding period for New Senior Notes should begin on the day following the Effective Date.

               (c)     Exchange of Trust Preferred Securities for New CNC Common
                       Stock

          Whether Holders of Trust Preferred Securities will recognize gain or loss on the exchange of Trust Preferred Securities for New CNC Common Stock depends on whether (a) the Restructuring qualifies as a tax-free reorganization and (b) the Subordinated Debentures underlying the Trust Preferred Securities are treated as "securities" for purposes of the reorganization provisions of the Code.

          As explained in more detail below (see "Certain U.S. Federal Income Tax Consequences to CNC," "G Reorganization") the Restructuring should constitute a tax-free reorganization as described in Code ss.368(a)(1)(G).

          As described above, whether an instrument constitutes a "security" is determined based on all the facts and circumstances, with the length of the term of a debt instrument being an important factor. Each series of Trust Preferred Securities (other than the 6.75% Trust Preferred Securities) has a term to maturity of more than five years and, based on their term to maturity and other features, the Subordinated Debentures underlying the Trust Preferred Securities should be treated as securities for federal income tax purposes.

          If the Trust Preferred Securities are treated as securities and the Restructuring pursuant to which the Trust Preferred Securities are exchanged for New CNC Common Stock is treated as a tax-free reorganization, Holders of the Trust Preferred Securities should not recognize any gain or loss on the exchange, except that a Holder may recognize ordinary income to the extent that New CNC Common Stock is treated as received in satisfaction of accrued but untaxed interest on Trust Preferred Securities. See "Accrued But Untaxed Interest" below. Such Holder should obtain a tax basis in the New CNC Common

Stock equal to the tax basis of Trust Preferred Securities surrendered therefor and should have a holding period for the New CNC Common Stock that includes the holding period for the Trust Preferred Securities; provided that the tax basis of any share of New CNC Common Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New CNC Common Stock should not include the holding period of the Trust Preferred Securities.

          If the Trust Preferred Securities are not treated as securities or the Restructuring pursuant to which the Trust Preferred Securities are exchanged for New CNC Common Stock does not qualify as a tax-free reorganization, Holders of such Trust Preferred Securities will be treated as exchanging their Trust Preferred Securities for New CNC Common Stock in a taxable exchange under
Section 1001 of the Code. Accordingly, a Holder of Trust Preferred Securities should recognize gain or loss equal to the difference between (i) the fair market value of New CNC Common Stock (as of the Effective Date) received in exchange for the Trust Preferred Securities and (ii) the Holder's adjusted basis in the Trust Preferred Securities. Such gain or loss should be capital in nature (subject to the "market discount" rules described below) and should be long-term capital gain or loss if the Trust Preferred Securities were held for more than one year. To the extent that a portion of the New CNC Common Stock received in exchange for the Trust Preferred Securities is allocable to accrued but untaxed interest, the Holder may recognize ordinary income. See "Accrued But Untaxed Interest" below. A Holder's tax basis in New CNC Common Stock (including in any fractional share) received should equal the fair market value of the New CNC Common Stock as of the Effective Date. A Holder's holding period for New CNC Common Stock (including for any fractional share) should begin on the day following the Effective Date.

               (d)     Accrued Interest and Market Discount

               (i)     Accrued But Untaxed Interest

          To the extent that any amount received in the Reorganization by a Holder of Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities is attributable to accrued but untaxed interest, such amount should be taxable to the Holder as interest income, if such accrued interest has not been previously included in the Holder's gross income for U.S. federal income tax purposes. Conversely, a Holder of Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest was previously included in the Holder's gross income but was not paid in full by CNC.

          The extent to which New CNC Common Stock, New CNC Preferred Stock, 93/94 Notes or New CNC Warrants received by a Holder of Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities will be attributable to accrued but untaxed interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Allowed Claims in each Class will be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a bankruptcy plan is binding for federal income tax purposes. However, the IRS could take the position that the consideration received by a Holder should be allocated in some way other than as provided in the Plan. Holders of Lender Claims, New Notes, 93/94 Notes and Trust Preferred Securities should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

               (ii)    Market Discount

          Holders of Lender Claims, New Notes, 93/94 Notes and Trust Preferred Securities who exchange Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities for New Bank Debt, New CNC Preferred Stock, New CNC Common Stock, New Senior Notes or New CNC Warrants may be affected by the "market discount" provisions of Code Sections 1276 through 1278. Under these rules, some or all of the gain realized by a Holder of Lender Claims, New Notes or Trust Preferred Securities may be treated as ordinary income (instead of capital gain), to the extent of the amount of "market discount" on such Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities.

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


          In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be a acquired with "market discount" as to that holder if the debt obligation's stated redemption price at maturity (or revised issue price, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount (equal to 0.25 percent of the debt obligation's stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount).

          Any gain recognized by a Holder on the taxable disposition of Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities were considered to be held by a Holder (unless the Holder elected to include market discount in income as it accrued). To the extent that the Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities that were acquired with market discount are exchanged in a tax-free transaction for other property (as may occur here), any market discount that accrued on the Lender Claims, New Notes, 93/94 Notes or Trust Preferred Securities (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued market discount.

               (e)     Receipt of Interests in a Residual Trust

          On the Effective Date, the Residual Trust shall be settled and exist as a grantor trust for the benefit of certain creditors. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt of an adverse determination by the IRS upon audit if not contested by the Residual Trustee), pursuant to Treasury Regulation Section 1.671-1(a) and/or Treasury Regulation Section 301.7701-4(d) and related regulations, the Residual Trustee may designate and file returns for the Residual Trust as a "grantor trust" and/or "liquidating trust" and therefore, for federal income tax purposes, the Residual Trust's taxable income (or loss) should be allocated pro rata to its beneficiaries.

          The tax consequences of the right to receive and of the receipt (if any) of property from the Residual Trust are uncertain, and may depend, among other things, on the timing of the distribution and the nature of the property received. It is possible that the receipt of property from the Residual Trust would be a taxable event to the Holders of Claims at the time the property is received; however, it is also possible that the IRS could seek to treat the right to receive property from the Residual Trust as property received at the time of the Restructuring, and tax it in the same manner as cash or other property received on the exchange. Alternatively, the Holders of Claims could be treated as exchanging the right to receive property from the Residual Trust for a portion of their Claims. Finally, a portion of any amount of property received from the Residual Trust may be treated in respect of accrued but unpaid interest to the Holders of Claims. In light of these substantial uncertainties, Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the right to receive and of the receipt (if any) of property from the Residual Trust.

          3. Consequences to Holders of Old CNC Preferred Stock and Old CNC Common Stock

          Holders of Old CNC Preferred Stock and Old CNC Common Stock that is cancelled in the Restructuring will be allowed a worthless stock deduction (unless such Holder had previously claimed a worthless stock deduction with respect to any Old CNC Preferred Stock or Old CNC Common Stock and assuming that the taxable year that includes the Restructuring is the same taxable year in which such stock first became worthless) in an amount equal to the Holder's adjusted basis in the Old CNC Preferred Stock and/or Old CNC Common Stock. A worthless stock deduction is a deduction allowed to a holder of a corporation's stock for the taxable year in which such stock becomes worthless. If the Holder held Old CNC Preferred Stock and/or Old CNC Common Stock as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset.

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          4.   Consequences to Holders of Reorganizing Debtor General Unsecured
               Claims

          Pursuant to the Plan, Holders of Reorganizing Debtor General Unsecured Claims may receive a distribution of New CNC Common Stock in respect of such claims. Holders of Reorganizing Debtor General Unsecured Claims should recognize gain or loss equal to the amount realized under the Plan in respect of their claims less their respective tax basis in those claims. The amount realized for this purpose generally will equal the fair market value of New CNC Common stock and other consideration (if any) received under the Plan. Any gain or loss recognized in the exchange will be capital or ordinary depending on the status of the claim in the Holder's hands. The Holder's aggregate tax basis for any consideration received under the Plan should equal the fair market value of the property received under the Plan. The holding period for any consideration under the Plan generally will begin on the day following the Effective Date.

          5. Treatment of Subsequent Distributions on New CNC Preferred Stock and New CNC Common Stock

               (a)     Distributions--In General

          The amount of distributions (other than any constructive distributions on the New CNC Preferred Stock (see discussion below)), if any, by New CNC in respect of the New CNC Common Stock and the New CNC Preferred Stock will be equal to the amount of cash and the fair market value as of the date of distribution of any property distributed. Subject to the discussion in paragraph
(d) immediately below, regarding redemption of New CNC Preferred Stock, distributions generally will be treated for federal income tax purposes first as a taxable dividend to the extent of New CNC's current and accumulated earnings and profits (as determined for federal income tax purposes) and then as a tax-free return of capital to the extent of the holder's tax basis in its stock, with any excess treated as capital gain from the sale or exchange of the stock.

               (b)     PIK Distributions

          Distributions on the New CNC Preferred Stock will be paid in kind with additional shares of New CNC Preferred Stock until the later of (i) the second anniversary of the Effective Date or (ii) the next fiscal quarter after the date that the principal insurance subsidiaries of New CNC achieve any "A" category financial strength rating by A.M. Best; thereafter, distributions may be paid in kind with additional shares of New CNC Preferred Stock thereafter at the option of New CNC. Any such distribution of additional shares of New CNC Preferred Stock generally will be taxed under the general distribution rules described above. Under these rules, the amount of any such distribution generally will equal the fair market value of the New CNC Preferred Stock so received on the distribution date and be treated for federal income tax purposes first as a taxable dividend to the extent of New CNC's current and accumulated earnings and profits (as determined for federal income tax purposes) and then as a tax-free return of capital to the extent of the holder's tax basis in its stock, with any excess treated as capital gain from the sale or exchange of the stock. In addition, a holder's tax basis in the New CNC Preferred Stock so received will equal the fair market value of such stock on the distribution date, and such holder's holding period for such stock will commence on the date following the distribution date.

               (c)     Constructive Distributions on New CNC Preferred Stock

          If the New CNC Preferred Stock (including any New CNC Preferred Stock paid in kind as described in paragraph (b) above) is treated as having more than a de minimis "redemption premium" (i.e., an excess of the redemption price of the New CNC Preferred Stock over its "issue price"), holders may be treated as receiving constructive distributions of additional shares of New CNC Preferred Stock totaling the amount of such "redemption premium" over the period of time during which the New CNC Preferred Stock is outstanding, based on a constant yield-to-maturity method that reflects compounding. These constructive distributions would be in addition to the distributions described in paragraph
(b) above and would generally be taxed in the same manner. Although the matter is subject to some uncertainty, New CNC intends to take

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

the position that the New CNC Preferred Stock has an "issue price" equivalent to its fair market value on the issue date. New CNC will provide to holders of New CNC Preferred Stock the title and address or telephone number of a New CNC representative who will make available to holders upon the request of such holders the information required to comply with the constructive distribution provisions described in this paragraph (c).

               (d) Subsequent Sale, Redemption, or other disposition of New CNC Common Stock or New CNC Preferred Stock

          The federal income tax treatment to a holder of New CNC Common Stock and/or New CNC Preferred Stock upon sale, redemption, or other disposition of such stock will depend on the particular facts relating to such holder at the time of such sale, redemption, or other disposition. Generally, any gain recognized by a holder may be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to such holder's claim and any ordinary loss deductions incurred upon satisfaction of its claim, less any income (other than interest income) recognized by the holder upon satisfaction of its claim, and (ii) any amounts received by cash-basis holder which would have been included in its gross income if the holder's claim had been satisfied in full but which was not included by reason of the cash method of accounting.

          The rules applicable to the treatment of the receipt of constructive distributions, and the sale, redemption, or other disposition of New CNC Common Stock and/or New CNC Preferred Stock are complex and in some cases uncertain. Thus, holders of New CNC Common Stock and/or New CNC Preferred Stock are urged to consult their own tax advisors regarding the application of the rules to their particular situations.

B.        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO CNC

          1.   G Reorganization

          CNC intends to accomplish the Restructuring in the form of a reorganization described in Code ss.368(a)(1)(G) (a "G Reorganization"). Pursuant to the Plan, on the Effective Date, CNC will transfer substantially all of its assets (principally the stock of CIHC and other direct subsidiaries of CNC) to New CNC in exchange for New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants, New Senior Notes and New CNC's assumption of certain indebtedness of CNC, as specified in the Plan. Certain of CNC's assets (the "unwanted assets") will not be transferred to New CNC. The unwanted assets consist of (i) the stock of certain indirect subsidiaries of CNC that management of CNC has determined do not have material operations that would be beneficial to New CNC and its subsidiaries and (ii) cash or cash equivalents that will be used to satisfy certain obligations of CNC pursuant to the Plan. CNC will then distribute New CNC Common Stock, New CNC Preferred Stock, New Senior Notes and New CNC Warrants to Holders of Lender Claims, New Notes and Trust Preferred Securities.

          This transfer of assets and distribution of New CNC Common Stock, New CNC Preferred Stock, New Senior Notes and New CNC Warrants pursuant to the Plan should constitute a reorganization as described in Code ss. 368(a)(1)(G), assuming that certain non-statutory requirements, such as the requirement that a reorganization have a business purpose and preserve continuity of proprietary interest, are satisfied. The (i) corporate law benefits to be derived from an incorporation of New CNC in Delaware, (ii) ability of CNC to leave unwanted assets behind in the Reorganization in order to facilitate the winding up of certain non-critical subsidiaries and the satisfaction of certain claims pursuant to the Plan, and (iii) ability of CNC to substantially reduce its debt in the Reorganization should satisfy the business purpose requirement. For purposes of G reorganizations, a corporation's creditors that receive stock are considered to hold proprietary interests; as a result, the receipt of New CNC Common Stock and New CNC Preferred Stock by the holders of Lender Claims, New Notes and Trust Preferred Securities should satisfy the requirements for continuity of proprietary interest. Accordingly, the transfer of assets by CNC to New CNC in exchange for New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants and the distribution of all consideration received from New CNC to the creditors of CNC should constitute a G Reorganization.

          Assuming that the transfers and distributions described above constitute a G reorganization, (i) CNC will recognize no gain or loss with respect to such transactions, (ii) CNC's taxable year will close on the Effective Date and it will begin a new taxable year on the day after the Effective Date, and (iii) all of CNC's tax attributes existing on the Effective Date, including NOLs and other loss and credit carryovers, will be transferred to New CNC as of the close of the Effective Date. Thus any income recognized by CNC (and not excluded under Code ss. 108) in its tax year beginning on the day following the Effective Date (or subsequent tax years), during its winding up, will not be protected by CNC's pre-Effective Date NOLs, but only by NOLs (if any) incurred after the Effective Date or attributable to unwanted assets.

          If the transfers and distributions described above do not constitute a G reorganization, (i) CNC will recognize gain or loss with respect to the transaction, although the amount of such gain, if any, is not expected to exceed the amount of the NOL of CNC, and thus is not expected to result in any tax upon CNC, (ii) CNC's taxable year will not close on the Effective Date, and (iii) all of CNC's tax attributes should remain with CNC, and will not be transferred to New CNC.

          Although CNC anticipates that it will accomplish the restructuring through a G reorganization structure (described above), there is a small possibility that the restructuring could be accomplished by other means if CNC determines that such alternative structure could maximize tax savings to New CNC and would not adversely affect the tax treatment of Holders of Claims and Equity Interests.

          2.   Cancellation of Indebtedness and Reduction of Tax Attributes

          As a result of the Restructuring, the amount of CNC's aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income ("COD Income") upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of the issue price of any new indebtedness of the taxpayer issued, the amount of cash paid and the fair market value of any new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange.

          A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a Title 11 bankruptcy proceeding and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income which it excluded from gross income under Code Section 108. In general, tax attributes will be reduced in the following order: (a) net operating losses ("NOLs"), (b) tax credits and capital loss carryovers, and (c) tax basis in assets.

          Because the Plan provides that Holders of New Notes, Lender Claims and Trust Preferred Securities will receive New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and New Bank Debt, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of the New CNC Common Stock, New CNC Preferred Stock, New CNC Warrants and the issue price of New Bank Debt. These values and issue price of the New Bank Debt cannot be known with certainty until after the Effective Date. Thus, although it is expected that a reduction of tax attributes will be required, the exact amount of such reduction cannot be predicted.

C.        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES TO NEW CNC

          1.   Transfer of Assets from CNC to New CNC

          New CNC will recognize no gain or loss with respect to the receipt of CNC assets in exchange for New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants pursuant to the Restructuring. Assuming, as described above, that the transfer of assets by CNC to New CNC constitutes a G reorganization, the assets transferred to New CNC will have the same basis in New CNC's hands as such assets did in CNC's hands, and New CNC's holding period for such assets will include CNC's holding period. New CNC will also succeed to CNC's tax attributes at the close of the Effective Date. Subject to potential limitations imposed by Code Section 382, as described below, New CNC intends to take the

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

position that CNC will succeed to the attributes of New CNC without reduction for the COD Income of CNC, and that such attributes will be available to offset income of New CNC in its tax year beginning on the day following the Effective Date (and in subsequent tax years). However, there is no assurance that the IRS will not take a contrary position and assert that New CNC will only succeed to the attributes of CNC with a reduction for the COD Income of CNC under Code
Section 108(b), or, as discussed below, that Code Section 269 will apply to reduce or eliminate New CNC's ability to use the attributes of CNC.

          2.   Limitation of Net Operating Loss Carryovers and Other Tax
               Attributes

          Code Section 382 generally limits a corporation's use of its NOLs (and may limit a corporation's use of certain built-in losses if such built-in losses are recognized within a five-year period following an ownership change) if a corporation undergoes an "ownership change." This discussion describes the limitation determined under Code Section 382 in the case of an "ownership change" as the "Section 382 Limitation." The Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any "post change year" is generally equal to the product of the fair market value of the loss corporation's outstanding stock immediately before the ownership change and the long term tax-exempt rate (which is published monthly by the Treasury Department and most recently was approximately 4.61%) in effect for the month in which the ownership change occurs. In addition, Code Section 383 applies a similar limitation to capital loss carryforwards and tax credits.

          In general, an ownership change occurs when the percentage of the corporation's stock owned by certain "5 percent shareholders" increases by more than 50 percentage points over the lowest percentage owned at any time during the applicable "testing period" (generally, the shorter of (a) the three-year period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation). A "5 percent shareholder" for these purposes includes, generally, an individual or entity that directly or indirectly owns 5 percent or more of a corporation's stock during the relevant period, and may include one or more groups of shareholders that in the aggregate own less than 5 percent of the value of the corporation's stock. Under applicable Treasury Regulations, an ownership change with respect to an affiliated group of corporations filing a consolidated return that have consolidated NOLs is generally measured by changes in stock ownership of the parent corporation of the group. An ownership change will occur with respect to CNC and its successor, New CNC, in connection with the Plan. Therefore, New CNC's ability to use its NOLs will be limited by Code ss. 382.

          When an "ownership change" occurs pursuant to the implementation of a plan of reorganization under the Bankruptcy Code, the general Section 382 Limitation may not apply if certain requirements are satisfied. Under Section 382(l)(5) of the Code, the Section 382 Limitation does not apply to an ownership change of a loss corporation if the corporation was under the jurisdiction of a bankruptcy court immediately before the change and those persons who were shareholders and creditors of the loss corporation immediately before the ownership change own at least 50 percent of the loss corporation's stock by value and voting power after the ownership change (the "Bankruptcy Exception").

          Thus, under Code Section 382(l)(5), New CNC would avoid entirely the application of the Section 382 Limitation to the NOLs and recognized built-in losses, if any, but would be required to reduce their NOLs and possibly other tax attributes by any deduction for interest claimed by CNC with respect to any indebtedness converted into stock for (a) the three-year period preceding the taxable year of the "ownership change" and (b) the portion of the year of the "ownership change" prior to the consummation of the Plan. However, New CNC currently intends to elect out of the application of Code Section 382(l)(5). Instead, CNC expects to take advantage of the special rule in Code Section 382(l)(6) (discussed immediately below).

          As noted above, the Section 382 Limitation is generally determined by reference to the fair market value of the loss corporation's outstanding stock immediately before the ownership change. However, Code Section 382(l)(6) provides that a debtor may elect, in the case of an ownership change resulting from a bankruptcy proceeding of a debtor, to have the value of the debtor's stock for the purpose of calculating the Section 382 Limitation determined by reference to the net equity value of the debtor's stock immediately after the ownership change. Although it is not possible to know with certainty what the fair market value of New CNC Common Stock and New CNC Preferred Stock will be following the Effective Date (and accordingly what the amount of the Section 382 Limitation would be), CNC believes that the Code Section 382(l)(6) rule could be of significant benefit with respect to New CNC's ability to utilize any remaining tax attributes following the Effective Date. Accordingly, CNC currently intends to elect the application of this rule. Thus, for purposes of calculating the
Section 382 Limitation, the value of New CNC Common Stock and New CNC Preferred Stock would reflect the increase, if any, in value resulting from any surrender or cancellation of creditors' claims against CNC in the bankruptcy.

          3.   Application of Code Section 269 to the G Reorganization

          Pursuant to Code Section 269(a)(1), the IRS may disallow a corporate tax benefit if the principal purpose for an acquisition of 50% or more (in vote or value) of the stock of a corporation (the "Applicable Stock Acquisition") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. Furthermore, pursuant to Code
Section 269(a)(2), the IRS may disallow a corporate tax benefit if the principal purpose for certain asset acquisitions (the "Applicable Asset Acquisition") is the evasion or avoidance of federal income tax by securing a corporate tax benefit that would not otherwise be available. If the IRS were to assert Code
Section 269 with respect to an Applicable Stock Acquisition or an Applicable Asset Acquisition, the taxpayer would have the burden of proof because the IRS's determination of a tax avoidance principal purpose is presumptively correct. If the taxpayer is unable to carry the burden of proving a principal purpose other than tax avoidance, the determination of a tax avoidance would stand.

          In the Reorganization, New CNC will acquire substantially all of the assets of CNC and more than 50% in value of New CNC Common Stock will be acquired by Holders of New Notes and Trust Preferred Securities. If the IRS determines that either the acquisition of New CNC Common Stock or CNC assets is principally for tax avoidance purposes, it could assert that Code Section 269 authorizes it to disallow deductions with respect to some or all of New CNC's NOLs. This determination is primarily a question of fact.

          There is a risk that the IRS could assert that the principal purpose of the G Reorganization is to enhance the ability of the New CNC to utilize its NOLs. To prevail in this assertion, the IRS must demonstrate that the purpose to evade or avoid federal income tax exceeds in importance any other purpose. The determination of the purpose for which an acquisition was made requires a scrutiny of the entire circumstances in which the transaction or course of conduct occurred, in connection with the tax result claimed to arise therefrom. Courts are generally reluctant to invoke Code Section 269 where a reasonable business purpose existed for the timing and form of the acquisition, even if the availability of NOLs was also a major consideration in the transaction.

          As noted above, the determination of whether tax avoidance is the principal motivation of a transaction is primarily a question of fact. Although the matter is subject to some uncertainty, CNC believes that, if the G Reorganization were challenged by the IRS, the IRS should not be able to demonstrate that the federal tax avoidance was the principal motivation for the G Reorganization. CNC believes that the acquisition of control of CNC and New CNC by holders of Lender Claims, New Notes and Trust Preferred Securities pursuant to the Plan will be made for legitimate business purposes. The Holders of Lender Claims, New Notes and Trust Preferred Securities will be offered New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants because CNC cannot offer them sufficient cash and/or new debt instruments to preserve their investment in CNC. In light of business exigencies requiring CNC to satisfy most of the claims against CNC with New CNC Common Stock, New CNC Preferred Stock and New CNC Warrants, tax avoidance should not be considered the principal motivation for the Plan. Further, CNC believes that there are legitimate business purposes for the reincorporation of CNC, an Indiana corporation, as New CNC, a Delaware corporation, which will carry on the CNC business unhampered by concerns relating to the unwanted assets. Accordingly, CNC believes that Code
Section 269 should not apply to the G Reorganization.

          If, nevertheless, the IRS were to make an assertion that Code Section 269 applied and such assertion were sustained, Code Section 269 would severely limit or even extinguish New CNC's ability to utilize CNC's pre-ownership change NOLs to which it succeeded in the G Reorganization. Due to the highly fact dependent nature of this issue, there can be no assurance that the IRS would not prevail if it were to assert the application of Code Section 269 to the G Reorganization.

          4.   Information Reporting and Backup Withholding

          Under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or
(b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax.

          CNC and New CNC will withhold all amounts required by law to be withheld from payments of interest and dividends. CNC and New CNC will comply with all applicable reporting requirements of the Code.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER'S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF LENDER CLAIMS, NEW NOTES, SECURED NOTES, TRUST PREFERRED SECURITIES AND EQUITY INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

                                       X.
                                 RECOMMENDATION

          In the opinion of the Debtors, the Plan is preferable to the alternatives described herein because it provides for a larger distribution to the Holders than would otherwise result in a liquidation under Chapter 7 of the Bankruptcy Code. In addition, any alternative other than confirmation of the Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to the Holders of Claims. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Dated: March 18, 2003               Respectfully Submitted,

                                    CONSECO, INC.


                                    By:  /s/Eugene M. Bullis
                                         ------------------------
                                         Name:  Eugene M. Bullis
                                         Title: Executive Vice President and
                                                  Chief Financial Officer

                                    CIHC, INCORPORATED


                                    By:  /s/Eugene M. Bullis
                                         ------------------------
                                         Name:  Eugene M. Bullis
                                         Title: Executive Vice President and
                                                  Chief Financial Officer

                                    CTIHC, INC.


                                    By:  /s/Daniel J. Murphy
                                         ------------------------
                                         Name:  Daniel J. Murphy
                                         Title: Senior Vice President and
                                                  Treasurer

                                    PARTNERS HEALTH GROUP, INC.


                                    By:  /s/Daniel J. Murphy
                                         ------------------------
                                         Name:  Daniel J. Murphy
                                         Title: Senior Vice President and
                                                  Treasurer

Prepared by:
James H.M. Sprayregen, P.C.
Anne M. Huber
Anup Sathy
KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois  60601
(312) 861-2000

COUNSEL TO DEBTORS AND DEBTORS IN POSSESSION